Exhibit 10.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

August 9, 2017

among

SMART WORLDWIDE HOLDINGS, INC.
as Holdings,

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.,
as the Parent Borrower

SMART MODULAR TECHNOLOGIES, INC.,
as Co-Borrower,

The Lenders Party Hereto

and

BARCLAYS BANK PLC,
as Administrative Agent and as Collateral Agent
___________________________

KKR CAPITAL MARKETS LLC, BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC. and JEFFERIES FINANCE LLC
as Joint Lead Arrangers and Joint Bookrunners,

KKR CAPITAL MARKETS LLC
as Syndication Agent,

BARCLAYS BANK PLC, DEUTSCHE BANK SECURITIES INC. and JEFFERIES FINANCE LLC
as Co-Documentation Agents

and

KKR Credit Advisors (US) LLC,

as Structuring Advisor

TABLE OF CONTENTS

Page

Article I

Definitions

-i-

-ii-

-iii-

-iv-

SCHEDULES:

Schedule 1.01(a)	—	Excluded Subsidiaries
Schedule 2.01	—	Commitments
Schedule 3.12	—	Subsidiaries
Schedule 5.16	—	Certain Post-Closing Obligations
Schedule 6.01	—	Existing Indebtedness
Schedule 6.02	—	Existing Liens
Schedule 6.04(e)	—	Existing Investments
Schedule 6.07	—	Existing Restrictions
Schedule 6.09	—	Existing Affiliate Transactions
Schedule 9.01	—	Notices

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	[Reserved]
Exhibit C	—	Form of Perfection Certificate
Exhibit D -1	—	Form of Borrowing Request
Exhibit D -2	—	Form of Conversion/Continuation
Exhibit D -3	—	Form of Repayment Notice
Exhibit E	—	Form of Collateral Agreement
Exhibit F	—	[Reserved]
Exhibit G	—	Form of First Lien Intercreditor Agreement
Exhibit H	—	Form of Second Lien Intercreditor Agreement
Exhibit I	—	[Reserved]
Exhibit J	—	Form of Intercompany Note
Exhibit K	—	[Reserved]
Exhibit L	—	Form of Specified Discount Prepayment Notice
Exhibit M	—	Form of Specified Discount Prepayment Response
Exhibit N	—	Form of Discount Range Prepayment Notice
Exhibit O	—	Form of Discount Range Prepayment Offer
Exhibit P	—	Form of Solicited Discounted Prepayment Notice
Exhibit Q	—	Form of Solicited Discounted Prepayment Offer
Exhibit R	—	Form of Acceptance and Prepayment Notice
Exhibit S-1	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit S-2	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit S-3	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit S-4	—	Form of U.S. Tax Compliance Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

-v-

SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 9, 2017 (this “Agreement”), among SMART WORLDWIDE HOLDINGS, INC., a Cayman Islands exempted company (“Holdings”), SMART MODULAR TECHNOLOGIES (GLOBAL), INC., a Cayman Islands exempted company (the “Parent Borrower”), SMART MODULAR TECHNOLOGIES, INC., a California corporation (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the LENDERS party hereto and BARCLAYS BANK PLC, as Administrative Agent and as Collateral Agent.

WHEREAS, the Borrowers, certain of the Lenders and the Administrative Agent are party to an Amended and Restated Credit Agreement dated as of November 5, 2016 (as amended prior to the date hereof, the “Original Credit Agreement”) and have agreed to amend and restate in its entirety the Original Credit Agreement and replace it in its entirety with this Agreement;

The parties hereto agree as follows:

Article I

Definitions

SECTION 1.01.           Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Acceptable Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit R.

“Acceptance Date” has the meaning specified in Section 2.11(a)(ii)(D).

“Accepting Lenders” has the meaning specified in Section 2.24(a).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, as the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Parent Borrower and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Pro Forma Entity and its Subsidiaries which will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Acquisition Transaction” means the purchase or other acquisition, by merger, consolidation or otherwise, by Holdings, any Borrower or any Subsidiary of any Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person.

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as applicable.

“Additional Revolving Lender” means, at any time, any bank or other financial institution that agrees to provide any portion of any (a) Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitments pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Revolving Lender shall be subject to the approval of (i) the Administrative Agent and, if such Additional Revolving Lender will provide an Incremental Revolving Commitment Increase or any Additional/Replacement Revolving Commitment, each Issuing Bank and the Swingline Lender (such approval in each case not to be unreasonably withheld or delayed) and (ii) the Parent Borrower.

“Additional Term Lender” means, at any time, any bank or other financial institution (including any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any (a) Term Facility pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Term Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time or an Affiliated Lender or Affiliated Debt Fund) shall be subject to the approval of (i) the Administrative Agent (such approval not to be unreasonably withheld or delayed) and (ii) the Parent Borrower.

“Additional/Replacement Revolving Commitment” has the meaning assigned to such term in Section 2.20(a).

“Adjusted LIBO Rate” means with respect to any Eurocurrency Borrowing denominated in dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Administrative Agent” means Barclays Bank PLC, in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. The Administrative Agent may from time to time designate one or more of its Affiliates or branches to perform the functions of the Administrative Agent in connection with Loans denominated in any currency other than dollars, in which case references to the “Administrative Agent” shall, in connection with Loans denominated in any such currency, mean any Affiliate or branch so designated.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning specified in Section 2.24(a).

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Debt Fund” means an Affiliated Lender that is a bona fide debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and/or similar extensions of credit or securities in the ordinary course and the investment decisions of which are not controlled by the private equity business of Silver Lake Partners.

“Affiliated Lender” means, at any time, any Lender that is the Sponsor or an Affiliate of the Sponsor (other than Holdings, the Parent Borrower or any of their respective Subsidiaries or any natural person) at such time.

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.04(f)(iv).

“Agent” means the Administrative Agent, the Collateral Agent, each Lead Arranger, each Joint Bookrunner, each Syndication Agent, the Structuring Advisor, each Co-Documentation Agent and any successors and assigns in such capacity, and “Agents” means two or more of them.

“Agent Parties” has the meaning given to such term in Section 9.01(c).

“Agreement” has the meaning provided in the preamble hereto.

“Agreement Currency” has the meaning assigned to such term in Section 9.14(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate appearing on the Reuters “LIBOR01” screen displaying the London interbank offered rate administered by ICE Benchmark Administration Limited (or any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. London, England time, two Business Days prior to such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Creditor” has the meaning assigned to such term in Section 9.14(b).

“Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank or the Swingline Lender at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time, (b) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the applicable Borrower at such time and (c) the aggregate principal amount of all Swingline Loans made by such Person in its capacity as a Swingline Lender (if applicable) outstanding at such time.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day,

(a) with respect to any Term Loan, 6.25% with respect to Eurocurrency Loans and 5.25% with respect to ABR Loans; and

(b) with respect to the Revolving Commitments, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Secured Leverage Ratio as of the end of the fiscal quarter of the Parent Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that, for purposes of this clause (b), until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(a) or (b) as of and for the fiscal quarter ended August 25, 2017, the Applicable Rate shall be based on the rates per annum set forth in Category 1:

Category	Secured Leverage Ratio:	ABR Spread	Eurocurrency Spread
1	Greater than 2.25 to 1.00	3.00%	4.00%
2	Less than or equal to 2.25 to 1.00	2.75%	3.75%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Secured Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate, at the option of the Administrative Agent or the Majority in Interest of the Revolving Lenders, shall be based on the rates per annum set forth in Category 1 (i) at any time that an Event of Default under Section 7.01(a) has occurred and is continuing and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, the Category otherwise determined in accordance with this definition shall apply) or (ii) if Holdings and the Parent Borrower fail to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments.”

“Approved Foreign Bank” has the meaning assigned to such term in the definition of “Permitted Investments.”

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by a Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii); provided that such Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Audited Financial Statements” means the audited consolidated balance sheet of Parent as of August 26, 2016 and the related audited consolidated statements of income and cash flow for the fiscal year ended August 26, 2016, including the notes thereto.

“Available Amount” means a cumulative amount equal to (without duplication):

(a)       $5,000,000, plus

(b)       (i) 50% multiplied by (ii) Consolidated Net Income less cash charges included in clauses (a) through (p) of the definition of Consolidated Net Income for the period (treated as one accounting period) from the first day of the first fiscal quarter of the Parent Borrower commencing after the Effective Date to the end of the most recent Test Period, plus

(c)       returns, profits, distributions and similar amounts received in cash or Permitted Investments and the Fair Market Value of any in-kind amounts received by Holdings, any Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries on Investments made using the Available Amount (not to exceed the amount of such Investments), plus

(d)       Investments of Holdings, the Parent Borrower or any of the Restricted Subsidiaries in any Unrestricted Subsidiary made using the Available Amount that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into Holdings, the Parent Borrower or any of the Restricted Subsidiaries (up to the lesser of (i) the Fair Market Value of the Investments of Holdings, the Parent Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (ii) the Fair Market Value of the original Investment by Holdings, the Parent Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary), plus

(e)       the Net Proceeds of a sale or other Disposition of any Unrestricted Subsidiary (including the issuance of stock of an Unrestricted Subsidiary) received by Holdings, the Parent Borrower or any Restricted Subsidiary, plus

(f)       to the extent not included in Consolidated Net Income or used to make Restricted Payments pursuant to Section 6.08(a)(xv)(B), dividends or other distributions or returns on capital received by Holdings, the Parent Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary, plus

(g)       the aggregate amount of any Retained Declined Proceeds since the Effective Date;

provided that use of the Available Amount shall be subject to (A) in the case of use of the Available Amount pursuant to Section 6.04(m), 6.08(a)(viii) or 6.08(b)(iv), there being no Significant Event of Default that shall have occurred and be continuing or would result therefrom, (B) in the case of use of the Available Amount pursuant to Section 6.04(m), compliance with a maximum Secured Leverage Ratio of 2.20 to 1.00, calculated on a Pro Forma Basis and (C) in the case of use of the Available Amount pursuant to 6.08(a)(viii) or 6.08(b)(iv), compliance with a maximum Secured Leverage Ratio of 1.00 to 1.00, calculated on a Pro Forma Basis.

“Available Equity Amount” means a cumulative amount equal to (without duplication):

(a)       the Net Proceeds of new public or private issuances of Qualified Equity Interests in Holdings or any parent of Holdings (including Parent) which are contributed to Holdings or the Parent Borrower, plus

(b)       capital contributions received by Holdings or the Parent Borrower after the Effective Date in cash or Permitted Investments (other than in respect of any Disqualified Equity Interest) and the Fair Market Value of any in-kind contributions, plus

(c)       the net cash proceeds received by Holdings or the Parent Borrower from Indebtedness and Disqualified Equity Interest issuances issued after the Effective Date and which have been exchanged or converted into Qualified Equity Interests, plus

(d)       returns, profits, distributions and similar amounts received in cash or Permitted Investments and the Fair Market Value of any in-kind amounts received by Holdings, the Borrowers and the Restricted Subsidiaries on Investments made using the Available Equity Amount (not to exceed the amount of such Investments).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Basel III” means, collectively, those certain agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems,” “Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring,” and “Guidance for National Authorities Operating the Countercyclical Capital Buffer,” each as published by the Basel Committee on Banking Supervision in

December 2010 (as revised from time to time), and as implemented by a Lender’s primary banking regulatory authority.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors, board of managers, manager or managing member of a general partner of such Person or the functional equivalent of the foregoing and (d) in any other case, the functional equivalent of the foregoing. In addition, the term “director” means a director or functional equivalent thereof with respect to the relevant Board of Directors.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” or “Borrowers” have the meaning provided in the preamble hereto.

“Borrower Materials” has the meaning assigned to such term in Section 5.01.

“Borrower Offer of Specified Discount Prepayment” means the offer by a Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Section 2.11(a)(ii)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by a Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by a Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D).

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Eurocurrency Revolving Borrowing, $5,000,000, (b) in the case of an ABR Revolving Borrowing, $1,000,000 and (c) in the case of a Swingline Loan, $1,000,000.

“Borrowing Multiple” means (a) in the case of a Eurocurrency Revolving Borrowing, $1,000,000, (b) in the case of an ABR Revolving Borrowing, $500,000 and (c) in the case of a Swingline Loan, $100,000.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03.

“Brazil Facility” means the collective reference to (a) that certain Credit Facility Agreement, dated as of December 30, 2013, without giving effect any amendments thereto, among Banco Nacional de Desenvolvimento Economico e Social – BNDES, SMART Modular Technologies Industria de Componentes Eletronicos LTDA. and SMART Modular Technologies Industria e Comercio de Componentes LTDA. and (b) that certain Financing Agreement, dated as of December 30, 2014, without giving effect to any amendments thereof, among Banco Nacional de Desenvolvimento Economico e Social – BNDES, SMART Modular Technologies Industria de Componentes Eletronicos LTDA. and SMART Modular Technologies Industria e Comercio de Componentes LTDA.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in London or New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of Holdings, the Parent Borrower and the Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Parent Borrower for such period prepared in accordance with GAAP.

“Capital Lease Obligation” means an obligation that is a Capitalized Lease; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP as in effect on the Effective Date.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect on the Effective Date, recorded as capitalized leases.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Parent Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries.

“Cash Management Obligations” means (a) obligations of Holdings, any Intermediate Parent, the Parent Borrower or any Subsidiary in respect of (a) any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management or treasury services or any automated clearing house transfers of funds, (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements and (c) other services related, ancillary or complementary to the foregoing (including Cash Management Services).

“Casualty Event” means any event that gives rise to the receipt by Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means (a) the failure of Parent, directly or indirectly through wholly owned subsidiaries, to beneficially own all of the voting and economic Equity Interests of the Parent Borrower or (b) the acquisition of beneficial ownership by any Person or group, other than the Permitted Holders (directly or indirectly, including through one or more holding companies), of Equity Interests representing 40% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent and the percentage of the aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in Parent held by the Permitted Holders, unless the Permitted Holders (directly or indirectly, including through one of more holding companies) otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) a majority of the Board of Directors of Parent.

For purposes of this definition, including other defined terms used herein in connection with this definition and notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act , (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act (as in effect as of the date of this Agreement), (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (iii) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of Parent directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether clause (b) of this definition is triggered), and (iv) a Person or group shall not be deemed to beneficially own Equity Interests to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement.

“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement provided that, notwithstanding anything herein to the contrary, (i) any requests, rules, guidelines or directives under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or issued in connection therewith and (ii) any requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case shall be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent such rules, regulations, or published interpretations or directives are applied to Holdings and its Subsidiaries by the Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 2.15.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Revolving Loans, Other Revolving Loans, Term Loans, Incremental Term Loans, Other Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Other Revolving Commitment, Term Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Term Loans, Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto) and Incremental Term Loans that have different terms and conditions shall be construed to be in different Classes.

“Co-Documentation Agents” means the collective reference to Barclays Bank PLC, Deutsche Bank Securities Inc. and Jefferies Finance LLC, in their respective capacities as co-documentation agents.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral Agent” means Barclays Bank PLC, in its capacity as collateral agent hereunder and under the other Loan Documents, and shall include any duly appointed successor in that capacity.

“Collateral Agreement” means the Collateral Agreement among the Co-Borrower, each other Domestic Subsidiary that is a Loan Party and the Administrative Agent, substantially in the form of Exhibit E.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)       the Administrative Agent shall have received from (i) Holdings, any Intermediate Parent, each Borrower and each Subsidiary Loan Party either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, (ii) Holdings, any Intermediate Parent and each Domestic Subsidiary Loan Party either (x) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (iii) each Foreign Loan Party either (x) counterparts to one or more Foreign Collateral Agreements or Foreign Pledge Agreements or (y) in the case of a Foreign Subsidiary Loan Party that becomes such after the Effective Date, either counterparts to a new supplements to existing Foreign Collateral Agreements or Foreign Pledge Agreements, in each case that the Administrative Agent determines, based on advice of counsel, to be reasonably necessary in order for the Secured Obligations to be secured by all or substantially all tangible and intangible assets of such Foreign Subsidiary (including Mortgaged Properties, accounts receivable, moveable assets (including inventory and equipment), contract rights, intellectual property and other general intangibles and proceeds of the foregoing, but excluding Equity Interests other than Equity Interests required to be pledged pursuant to clause (b) below) in which a security interest may be obtained under the laws of the jurisdiction of organization of such Foreign Subsidiary, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, documents and, to the extent reasonably requested by the Administrative Agent, opinions of the type referred to in Sections 4.01(b));

(b)       all outstanding Equity Interests of each Borrower and each Restricted Subsidiary (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party, shall have been pledged pursuant to the Collateral Agreement, a Foreign Collateral Agreement or a Foreign Pledge Agreement, and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)       if any Indebtedness for borrowed money of Holdings, the Parent Borrower or any Subsidiary in a principal amount of $5,000,000 or more is owing by such obligor to any Loan Party, such Indebtedness shall be evidenced by a promissory note that shall have been pledged pursuant to the Collateral Agreement, or a Foreign Collateral Agreement, as applicable, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d)       all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, Requirements of Law and reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e)       the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) to the extent applicable in the relevant jurisdiction (w) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) in the amount equal to not less than 100% (or such lesser amount as reasonably agreed to by the Administrative Agent in consultation with the Required Lenders) of the Fair Market Value of such Mortgaged Property and fixtures, as reasonably determined by the Parent Borrower and agreed to by the Administrative Agent (in consultation with the Required Lenders), issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements (other than a creditor’s rights endorsement), coinsurance and reinsurance as the Administrative Agent (in consultation with the Required Lenders) may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination with respect to each Mortgaged Property subject to the applicable FEMA rules and regulations (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower and each Loan Party relating thereto), (iv) if any Mortgaged Property is located in an area determined by FEMA to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors and the other Flood Insurance Laws and as required under Section 5.07, and (v) such legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as and to the extent that the Administrative Agent (in consultation with the Required Lenders) and the Parent Borrower reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any material adverse tax consequences to Holdings and its Subsidiaries (including the imposition of withholding or other material Taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Effective Date, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, letter of credit rights or other assets requiring perfection by control (but not, for the avoidance of doubt, possession); provided that each deposit account (other than any Excluded Deposit Account) of any Loan Party located in the United States, within 60 days of the Effective Date or the date of creation or acquisition thereof (or such later date as the Administrative Agent (with the approval, or at the direction, of the Required

Lenders) may reasonably agree) shall become subject to a customary deposit account control agreement pursuant to which the applicable depositary bank shall agree to comply with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the applicable Loan Party at any time after delivery of a notice of “sole control” by the Administrative Agent which agreement shall specify that the Administrative Agent agrees no such instructions may be provided to such depositary bank by the Administrative Agent unless an Event of Default has occurred and is continuing (each, a “Control Agreement”), (d) no perfection actions shall be required with respect to assets subject to certificates of title, (e) no perfection actions shall be required with respect to commercial tort claims reasonably expected to result in a recovery of less than $5,000,000 and, other than the filing of UCC financing statements, no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $5,000,000 individually, (f) no landlord lien waivers, estoppels or collateral access letters shall be required, (g) in no event shall the Collateral include any Excluded Assets and (h) with respect to Loan Parties that exist as of the Effective Date, Collateral and Guarantee requirements shall be limited to those required by Section 4.01(f) and Section 5.16 with respect to existing assets and Section 5.12 (b) with respect to any assets acquired after the Effective Date that are not otherwise Excluded Assets. The Administrative Agent (with the approval, or at the direction, of the Required Lenders) may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means (a) with respect to any Lender, its Revolving Commitment, Other Revolving Commitment of any Class, Term Commitment, Other Term Commitment of any Class or any combination thereof (as the context requires) and (b) with respect to any Swingline Lender, its Swingline Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate required to be delivered pursuant to Section 5.01.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:

(a)                without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)                 total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities;

(ii)               provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes based on income, profits, revenue or capital and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations;

(iii)             depreciation and amortization (including amortization of Capitalized Software Expenditures and amortization of deferred financing fees or costs);

(iv)             other non-cash charges (other than any accrual in respect of bonuses) (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) such Person may elect not to add back such non-cash charge in the current period and (B) to the extent such Person elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(v)               the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any Non-Wholly Owned Subsidiary deducted (and not added back in such period to Consolidated Net Income) excluding cash distributions in respect thereof;

(vi)             (A) the amount of expenses relating to payments made to option holders of Holdings or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in the Loan Documents and (B) the amount of fees, expenses and indemnities paid or accrued in such period to directors, including of Holdings and any direct or indirect parent company thereof;

(vii)           any losses on the sale or receivables and related assets pursuant to a Permitted Receivables Financing;

(viii)         any costs or expenses incurred by Holdings, the Parent Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of Holdings or Net Proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests);

(ix)             any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(x)               earnout and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments;

plus

(b)               without duplication, the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions or any Specified Transaction, any restructuring, cost saving initiative or other initiative projected by the Parent Borrower in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken or initiated on or prior to the date that is 12 months after the end of the relevant Test Period (including actions initiated prior to the Effective Date) (in the good faith determination of the Parent Borrower), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any joint venture of Holdings, the Parent Borrower or any of the Restricted Subsidiaries (whether accounted for on the financial statements of any such joint venture or the Parent Borrower) with respect to any Specified Transaction, and any restructuring, cost saving initiative or other initiative (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings are reasonably quantifiable, (B) no cost savings, operating expense reductions or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions or synergies that are included in clause (a) above (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken), (C) the share of any such cost savings, expenses and charges with respect to a joint venture that are to be allocated to Holdings, the Parent Borrower or any of the Restricted Subsidiaries shall not exceed the total amount thereof for any such joint venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant Test Period and (D) the amount added back pursuant to this clause (b) in any Test Period, when taken together with amounts added back to Consolidated Net Income pursuant to clause (a)(i) thereof, shall not exceed 20% of Consolidated EBITDA for such Test Period (calculated before giving effect to amounts added back pursuant to this clause (b);

plus

(c)                without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the amount of discretionary research and development costs incurred by the Parent Borrower and its Restricted Subsidiaries which are identified in good faith by the Parent Borrower to have been incurred specifically for the purposes of qualifying for a reduced tax rate or other tax incentive in Brazil and that were not required to support the Parent Borrower’s ongoing research and development activities; provided that (i) the aggregate amount of such costs added pursuant to this clause shall not exceed $5,000,000 in any Test Period and (ii) if the aggregate amount of such costs added pursuant to this clause with respect to any fiscal year of the Parent Borrower exceeds the tax benefit actually derived therefrom calculated by the Parent Borrower in good faith based on its annual tax returns, the amount of any such excess shall reduce Consolidated EBITDA in the fiscal quarter in which such annual tax returns are filed or, if earlier, in the fiscal quarter in which such excess is determined;

plus

(d)               cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (d) below for any previous period and not added back less

(e)                without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)                 non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);

(ii)               the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any Non-Wholly Owned Subsidiary added (and not deducted in such period from Consolidated Net Income);

in each case, as determined on a consolidated basis for the Parent Borrower and its Restricted Subsidiaries in accordance with GAAP; provided that,

(I)       there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by Holdings, the Parent Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Effective Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis; and

(II)       there shall be (A) excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Parent Borrower or any Restricted Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, at Parent Borrower’s election, only when and to the extent such operations are actually disposed of) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agent (for further deliver to the Lenders).

Notwithstanding the foregoing, for the purposes of this Agreement, Consolidated EBITDA shall be deemed to equal (a) $17,546,000 for the fiscal quarter ended August 26, 2016, (b) $15,750,000 for the fiscal quarter ended November 25, 2016, (c) $23,706,000 for the fiscal quarter ended February 24, 2017, and (d) $30,087,000 for the fiscal quarter ended May 26, 2017. In addition, each of the foregoing shall be subject to further adjustments to the extent otherwise permitted in accordance with clauses (b), (I) and (II) above.

“Consolidated First Lien Debt” means the amount of Consolidated Net Debt under the Loans and under any Incremental Facilities and the amount of Consolidated Net Debt that is secured by any assets of the Parent Borrower and its Restricted Subsidiaries on an equal priority basis (but without regard to the control of remedies) with Liens securing the Secured Obligations or on a first priority basis, including any Capital Lease Obligations, any Permitted Receivables Financing and the Brazil Facility.

“Consolidated Interest Expense” means the sum of (a) the amount of cash interest expense (including that attributable to Capitalized Leases), net of cash interest income of the Parent Borrower and the Restricted Subsidiaries with respect to all outstanding Indebtedness for borrowed money of the Parent Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, plus (b) the aggregate amount of actual cash payments made with respect to any increase in the principal amount of Indebtedness as a result of pay-in-kind interest that are required to be made in connection with any repayment of such Indebtedness, and excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) commissions, discounts, yield and other fees and charges (including any interest expense) incurred in connection with any Permitted Receivables Financing, (v) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, (vi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Permitted Acquisition or other Investment, all as calculated on a consolidated basis in accordance with GAAP, (vii) costs and expenses in connection with any amendment or modification of Indebtedness (whether or not consummated), (viii) penalties and interest relating to taxes, (ix) accretion or accrual of discounted liabilities not constituting Indebtedness and (x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting.

“Consolidated Net Debt” means, as of any date of determination, (a) the aggregate outstanding principal amount of all third party Indebtedness of the Parent Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of acquisition method accounting in connection with the Transactions, any Permitted Acquisition (or other Investment permitted hereunder) or any push-down accounting) consisting only of Indebtedness for borrowed money, unreimbursed obligations under letters of credit, any Permitted Receivables Financing, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of cash and Permitted Investments (in each case, free and clear of all liens, other than Liens permitted pursuant to Section 6.02), excluding cash and Permitted Investments which are listed as “restricted” on the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as of such date.

“Consolidated Net Income” means, for any period, the net income (loss) of the Parent Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:

(a)                (i) restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions after the Effective Date and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements; provided that the amount added back pursuant to this clause (a)(i) in any Test Period, when taken together with amounts added back to Consolidated EBITDA pursuant to clause (b) thereof, shall not exceed 20% of Consolidated EBITDA for such Test Period (calculated before giving effect to amounts added back pursuant to this clause (a)(i) and clause (b) of Consolidated EBITDA), and (ii) any unusual or non-recurring operating expenses directly attributable to the implementation of cost savings initiatives and any severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses (including related to new product introductions and other strategic or costs savings initiatives), signing costs, retention or completion bonuses, other executive recruiting and retention costs, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgements thereof) and extraordinary, non-recurring or unusual gains or losses or expenses (less all fees and expenses relating thereto but including any accruals or reserves in respect thereof),

(b)               the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

(c)                Transaction Costs,

(d)               the net income for such period of any Person that is an Unrestricted Subsidiary and any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated Net Income shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Parent Borrower or a Restricted Subsidiary thereof during such period to the extent such dividends or distributions or other payments are attributable to the net income for such period of such Person,

(e)                any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(f)                any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(g)                accruals and reserves that are established or adjusted as a result of the Transactions in accordance with GAAP (including any adjustment of estimated payouts on existing earn-outs) or changes as a result of the adoption or modification of accounting policies during such period,

(h)               all Non-Cash Compensation Expenses,

(i)                 any income (loss) attributable to deferred compensation plans or trusts,

(j)                 any income (loss) from investments recorded using the equity method of accounting (but including any cash dividends or distributions actually received by the Parent Borrower or any Restricted Subsidiary in respect of such investment),

(k)               any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business) or income (loss) from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of),

(l)                 any non-cash gain (loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period,

(m)             any non-cash gain (loss) related to currency remeasurements of Indebtedness, net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances or other balance sheet items (including Indebtedness and gain or loss relating to translation of assets and liabilities),

(n)               any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made),

(o)               any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities),

(p)               solely for the purpose of calculating the Available Amount, the net income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination wholly permitted without any prior Governmental Approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Parent Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Permitted Investments to Holdings, the Parent Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(q)               costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith,

(r)                 any accruals or obligations accrued related to workers’ compensation programs to the extent that expenses deducted in the calculation of net income exceed the net amounts paid in cash related to workers’ compensation programs in that period, and

(s)                any reserves, accruals or obligations accrued by the Parent Borrower or any of its Subsidiaries for any federal and state employment tax liabilities, including social security, federal unemployment, state unemployment and state disability taxes deducted in the calculation of net income during such period, less the amount of such obligations paid in cash with respect to such period.

There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto and deferred rent) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent Borrower and its Restricted Subsidiaries), as a result of the Transactions, any acquisition or Investment consummated prior to the Effective Date and any Permitted Acquisitions or other Investment or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include (i) the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with the Transactions, any acquisition or other Investment or any disposition of any asset permitted hereunder and (ii) the amount of any cash tax benefits related to the tax amortization of intangible assets in such period.

“Consolidated Secured Debt” means Consolidated Net Debt that is secured by a Lien on any assets of Parent Borrower and its Restricted Subsidiaries, including any Capital Lease Obligations, any Permitted Receivables Financing and the Brazil Facility.

“Consolidated Total Assets” means, as at any date of determination, the amount that would be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings, the Parent Borrower and the Restricted Subsidiaries at such date, excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings, the Parent Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under letters of credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions, dispositions or Unrestricted Subsidiary designations by Holdings, the Borrowers and the Restricted Subsidiaries shall be measured from the date on which such acquisition, disposition or Unrestricted Subsidiary designation occurred and not over the period in which Excess Cash Flow is calculated until the first anniversary of such acquisition, disposition or designation and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income”, (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification, other than as a result of the passage of time, in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting and (IV) the impact of any Permitted Receivables Financing to the extent the cash proceeds of such Permitted Receivables Financing do not result in an equivalent decrease in Excess Cash Flow.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow.”

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement”.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) by a Loan Party in exchange for, or to extend, renew, replace or refinance, in whole or part, any Class of existing Term Loans or Revolving Loans (or unused Revolving Commitments), (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (including unused Commitments) (plus any premium, accrued interest and fees and expenses incurred in connection with such exchange, extension, renewal, replacement or refinancing ), (b) does not mature earlier than or, except in the case of Revolving Commitments, have a Weighted Average Life to Maturity shorter than the Refinanced Debt, (c) shall not be guaranteed by any entity that is not a Loan Party, (d) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Secured Obligations and (ii) is subject to the relevant Intercreditor Agreement(s) and (e) has covenants, events of default and guarantees (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) that are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of such refinancing) (it being understood that, to the extent that any financial maintenance covenant and any related equity cure are added for the benefit of any such Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant and any related equity cure are either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness or (ii) only applicable after the Latest Maturity Date at the time of such refinancing).

“Cure Amount” has the meaning assigned to such term in Section 7.02(a).

“Cure Right” has the meaning specified in Section 7.02(a).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within one Business Day of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Parent Borrower, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender that it does not intend to comply with its funding obligations or has made a public statement or provided any written notification to any Person to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such public statement or written notification relates to such Lender’s funding obligations hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Parent Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm in a manner satisfactory to the Administrative Agent and the Parent Borrower that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent and the Parent Borrower), or (d) has, or has a direct or indirect parent company that has (i) become or is insolvent, (ii) become the subject of a proceeding under any Debtor Relief Law, (iii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (v) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit obligations other than Letter of Credit obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings, any Intermediate Parent, a Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Holdings, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition). A particular item of Designated Non Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed, sold or otherwise disposed of or returned in exchange for consideration in the form of cash or Permitted Investments in compliance with Section 6.05.

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Discount Range” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C) substantially in the form of Exhibit N.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit O, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Discounted Prepayment Determination Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.11(a)(ii)(B), Section 2.11(a)(ii)(C) or Section 2.11(a)(ii)(D), as applicable unless a shorter period is agreed to between a Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Parent Borrower and its Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)                matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or in Parent that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)               is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or in Parent that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)                is redeemable (other than solely for Equity Interests in such Person or in Parent that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that is 91 days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after the Termination Date and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of its subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof) or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Disqualified Lenders” means (i) those Persons identified by the Sponsor, Holdings or the Parent Borrower to the Joint Bookrunners and the Administrative Agent in writing prior to the Effective Date, (ii) those Persons who are competitors of Holdings and its Subsidiaries identified by a Sponsor, the Parent Borrower or Holdings to the Administrative Agent from time to time in writing (including by email) which designation shall become effective two days after delivery of each such written supplement to the Administrative Agent, but which shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in the Loan, and (iii) in the case of each Persons identified pursuant to clauses (i) and (ii) above, any of their Affiliates that are (x) identified in writing by a Sponsor, the Parent Borrower or Holdings from time to time or (y) clearly identifiable as Affiliates on the basis of such Affiliate’s name (other than, in the case of this clause (y), Affiliates that are bona fide debt funds).

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any Excess Cash Flow Period, if the Total Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d), but after giving effect to any voluntary prepayments made pursuant to Section 2.11(a) prior to the date of such prepayment) as of the end of such Excess Cash Flow Period is (a) greater than 1.50 to 1.00, 75% of Excess Cash Flow for such Excess Cash Flow Period, (b) greater than 1.00 to 1.00 but less than or equal to 1.50 to 1.00, 50% of Excess Cash Flow for such Excess Cash Flow Period and (c) equal to or less than 1.00 to 1.00, 25% of Excess Cash Flow for such fiscal year; provided that, at the option of the Parent Borrower, the ECF Percentage for any prepayment required by Section 2.11(d) for any Excess Cash Flow Period may be in excess of the ECF Percentage otherwise applicable to such Excess Cash Flow Period pursuant to clauses (a) through (c) above (but, in any event not to exceed 100%), which higher ECF Percentage shall be specified by the Parent Borrower to the Administrative Agent at the time any such prepayment required by Section 2.11(d) is made; provided further, that, notwithstanding the foregoing proviso, in no event shall the ECF Percentage for any prepayment required by Section 2.11(d) for any Excess Cash Flow Period be in excess of the ECF Percentage otherwise applicable to such Excess Cash Flow Period if the effect thereof would be to cause the Total Leverage Ratio as of the last day of the Excess Cash Flow Period on a Pro Forma Basis to be less than 1.00 to 1.00.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Effective Date Refinancing” means the repayment, redemption, repurchase or other discharge of the Original Credit Agreement Indebtedness (it being understood that the security interests and guarantees provided in connection therewith shall remain in place on and following the Effective Date).

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Administrative Agent and the Parent Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (a) the remaining Weighted Average Life to Maturity of such Indebtedness and (b) the four years following the date of incurrence thereof) payable generally to lenders or other institutions providing such Indebtedness, but excluding any arrangement, structuring, ticking, commitment, underwriting or other similar fees payable in connection therewith and, if applicable, consent fees for an amendment; (in each case regardless of whether any such fees are paid to or shared in whole or in part with any lender) and any other fees not paid to all relevant lenders generally; provided that with respect to any Indebtedness that includes a “LIBOR floor” or “Base Rate floor,” (i) to the extent that the LIBO Rate or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the LIBO Rate or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (including Holdings, any Intermediate Parent, the Parent Borrower or any of their Affiliates), other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender.

“Environmental Laws” means all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, and decrees of any Governmental Authority and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation of natural resources, to the Release or threatened Release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials, to health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) Environmental Laws and the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 or Section 430 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any

Plan under Section 4041 of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal from any Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA), or a complete or partial withdrawal (within the meanings of Sections 4203 and 4205 of ERISA) from a Multiemployer Plan; or (h) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, “insolvent,” within the meaning of Section 4245 of ERISA, or in “endangered or critical status,” within the meaning of Sections 431 or 432 of the Code or Sections 304 or 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)                the sum, without duplication, of:

(i)                 Consolidated Net Income for such period,

(ii)               an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period),

(iii)             decreases in Consolidated Working Capital and long-term receivables for such period,

(iv)             extraordinary gains to the extent deducted in arriving at such Consolidated Net Income for such period, and

(v)               an amount equal to the aggregate net non-cash loss on dispositions by the Parent Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; less:

(b)               the sum, without duplication, of:

(i)                 an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income pursuant to the next to last sentence of the definition of “Consolidated Net Income” to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (p) of the definition of Consolidated Net Income,

(ii)               without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash with Internally Generated Funds during such period,

(iii)             the aggregate amount of all principal payments of Indebtedness, including (A) the principal component of payments in respect of Capitalized Leases and (B) the amount of any mandatory prepayment of Loans to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (I) all other prepayments of Term Loans and (II) all prepayments of revolving loans and swingline loans (including the Revolving Loans and Swingline Loans) made during such period (other than in respect of any revolving credit facility to the extent there is an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other long term Indebtedness (other than revolving loans) of Holdings, a Borrower or the Restricted Subsidiaries,

(iv)             an amount equal to the aggregate net non-cash gain on dispositions by the Parent Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v)               increases in Consolidated Working Capital and long-term receivables for such period,

(vi)             extraordinary losses to the extent included in arriving at such Consolidated Net Income for such period,

(vii)           cash payments by the Parent Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Parent Borrower and its Restricted Subsidiaries other than Indebtedness,

(viii)         without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Investments (other than Investments in Permitted Investments) and acquisitions not prohibited by this Agreement made with Internally Generated Funds,

(ix)             the amount of dividends, distributions and other restricted payments paid in cash during such period not prohibited by this Agreement with Internally Generated Funds,

(x)               the aggregate amount of expenditures actually made by the Parent Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) with Internally Generated Funds to the extent that such expenditures are not expensed during such period,

(xi)             the aggregate amount of any premium, make-whole or penalty payments actually paid in cash with Internally Generated Funds by the Parent Borrower and its

Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xii)           without duplication of amounts deducted from Excess Cash Flow in prior periods, (1) the aggregate consideration required to be paid in cash by Holdings, Intermediate Parent, the Parent Borrower or any of the Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such period and (2) to the extent set forth in a certificate of a Financial Officer delivered to the Administrative Agent at or before the time the Compliance Certificate for the period ending simultaneously with such Test Period is required to be delivered pursuant to Section 5.01(d), the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by Holdings, Intermediate Parent, the Parent Borrower or any of the Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (1) and (2), relating to Capital Expenditures (including Capitalized Software Expenditures) to be made or commenced during the subsequent 90 days with Internally Generated Funds ; provided, that to the extent the aggregate amount of cash actually utilized to finance such Capital Expenditures during such Excess Cash Flow Period (other than expenditures financed with long term Indebtedness (other than revolving loans) is less than the Contract Consideration or Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such Excess Cash Flow Period,

(xiii)         the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xiv)         cash expenditures in respect of Swap Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income.

Notwithstanding anything herein to the contrary, if the Total Leverage Ratio as of the end of any Excess Cash Flow Period is greater than 1.00 to 1.00, in no event may the aggregate amount of Capital Expenditures and Planned Expenditures reducing Excess Cash Flow exceed $15,000,000 for such Excess Cash Flow Period (provided that (a) any Capital Expenditures or Planned Expenditures in excess of $15,000,000 made or planned during any Excess Cash Flow Period may be carried over and deducted from Excess Cash Flow in succeeding Excess Cash Flow Periods and/or (b) the amount (but not to exceed $7,500,000 with respect to any Excess Cash Flow Period) by which $15,000,000 exceeds the amount of Capital Expenditures and Planned Expenditures deducted during any Excess Cash Flow Period may be carried over to succeeding Excess Cash Flow Periods and increase the amount permitted to be deducted in such subsequent Excess Cash Flow Periods (subject to a maximum aggregate amount of Capital Expenditures or Planned Expenditures of $30,000,000 to be deducted in any four fiscal quarter period)).

“Excess Cash Flow Period” means any two fiscal quarter period ending on the last Friday of each February and August; provided that if the Total Leverage Ratio is less than or equal to 1.00 to 1.00 on the last Friday of any February, the “Excess Cash Flow Period” shall instead be the four fiscal quarter period ending on the last Friday of the next occurring August.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of any amount denominated in a currency other than U.S. Dollars, the rate at which such currency may be exchanged into U.S. Dollars as set forth at approximately 11:00 a.m. on such day as set forth on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent through its principal foreign exchange trading office, at or about 11:00 a.m., New York City time on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Assets” means (a) any fee-owned real property with a fair market value of less than $5,000,000 and all leasehold interests in real property, (b) motor vehicles and other assets subject to certificates of title or ownership, (c) Equity Interests of (x) Unrestricted Subsidiaries, (y) Immaterial Subsidiaries and (z) not-for-profit Subsidiaries, captive insurance companies and other special purpose subsidiaries (d) margin stock and Equity Interests in any Person (other than any wholly-owned Restricted Subsidiaries) to the extent either not permitted by, or creating an enforceable right of termination in favor of any other party (other than a Loan Party) thereto under, the terms of such Person’s Organizational Documents, (e) letter of credit rights with a value of less than $5,000,000 (except to the extent a security interest therein can be perfected by a UCC filing), (f) commercial tort claims with a value of less than $5,000,000 (except to the extent a security interest therein can be perfected by a UCC filing), (g) any lease, license or other agreement (including, without limitation, any state or local franchises, charters or authorizations) with any Person or any property subject thereto at the time of the acquisition of such property (including pursuant to a purchase money security interest or similar arrangement) if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or results in the termination of, such lease, license or other agreement or would otherwise require consent of any party thereto (other than any Loan Party) unless such consent has been obtained (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law), (h) any asset subject to a Lien of the type permitted by Section 6.02(iv) (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi), in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under any agreement pursuant to which such Lien has been created (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law), (i) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, (j) any asset with respect to which the Parent Borrower shall have reasonably determined (in consultation with the Required Lenders and the Administrative Agent) that grant of a Lien thereon to secure the Secured Obligations would result in material adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of Liens) as determined by the Parent Borrower (in consultation with the Required Lenders and the Administrative Agent), (k) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law) and (l) any asset of a type or category that is owned by a Loan Party as of the Effective Date and is not required to become Collateral pursuant to Section 4.01(f), Section 5.16 or any other Loan Document in effect on the Effective Date.

“Excluded Deposit Accounts” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses (including payroll taxes) in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account, (c) any deposit account the funds in which consist solely of (i) funds held by the Parent Borrower or any Subsidiary in trust for any director, officer or employee of the Parent Borrower or any Subsidiary or any employee benefit plan maintained by the Parent Borrower or any Subsidiary or (ii) funds representing deferred compensation for the directors and employees of the Parent Borrower and the Subsidiaries, (d) any deposit account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for a Permitted Acquisition or any other transaction permitted under the Credit Agreement and (e) any deposit account the daily balance in which does not at any time exceed $1,000,000.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned subsidiary of the Parent Borrower on the Effective Date or, if later, the date it first becomes a Subsidiary, (b) each Subsidiary listed on Schedule 1.01(a), (c) each Unrestricted Subsidiary, (d) each Immaterial Subsidiary, (e) any Subsidiary that is prohibited by (i) applicable Requirements of Law or (ii) any contractual obligation existing on the Effective Date or on the date any such Subsidiary is acquired (so long in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case from guaranteeing the Secured Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee (unless such governmental consent, approval, license or authorization has been obtained), or for which the provision of a Guarantee would result in a material adverse tax consequence (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) to Holdings or one of its subsidiaries (as reasonably determined by Holdings in consultation with the Required Lenders and the Administrative Agent), (f) any FSHCO, (g) any Foreign Subsidiary of the Co-Borrower that is a CFC within the meaning of Section 957 of the Code, (h) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement” and (i) any Subsidiary that is not required to be a Loan Party as of the Effective Date pursuant to Section 4.01(f) or Section 5.16.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any applicable keep well, support, or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) any Taxes imposed on (or measured by) its net income or profits (however denominated), branch profits Taxes, and franchise Taxes, in each case imposed by (i) any jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable lending office located in, such jurisdiction or (ii) any other jurisdiction as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned of an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Document), (b) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.17(e), (c) except in the case of an assignee pursuant to a request by a Borrower under Section 2.19, any U.S. federal withholding Taxes imposed on amounts payable to a Lender pursuant to a Requirement of Law in effect at the time such Lender became a party hereto or designated a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a) and (d) any U.S. federal withholding Tax imposed pursuant to FATCA.

“Fair Market Value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be determined in good faith by Parent Borrower.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (and any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements implementing such current Sections of the Code (or any such amended or successor version described above).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero the Federal Funds Effective Rate for such day will be deemed to be zero.

“FEMA” has the meaning assigned to such term in the definition of “Collateral and Guarantee Requirement.”

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings.

“Financial Performance Covenant” means the covenant set forth in Section 6.10.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement substantially in the form of Exhibit G, among the Administrative Agent and one or more Senior Representatives for holders of Permitted First Priority Refinancing Debt, with such modifications thereto as the Administrative Agent, Required Lenders and the Borrowers may reasonably agree.

“First Lien Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated First Lien Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Flood Insurance Laws” has the meaning specified in Section 5.07(b).

“Foreign Collateral Agreement” means one or more security documents among the applicable Foreign Loan Parties and the Administrative Agent granting a Lien on the assets of such Foreign Loan Parties to secure the Secured Obligations. Each Foreign Collateral Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Required Lenders) and the Parent Borrower.

“Foreign Intellectual Property” means any right, title or interest in or to any Intellectual Property governed by or arising or existing under the laws of any jurisdiction other than the United States of America or any state thereof.

“Foreign Loan Party” means each Loan Party which is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Pledge Agreement” means a pledge or charge agreement with respect to the Collateral that constitutes Equity Interests of a Foreign Subsidiary or, if the holder of such Collateral is a Foreign Subsidiary, constitutes Equity Interests of a Domestic Subsidiary. Each Foreign Pledge Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Required Lenders) and the Parent Borrower.

“Foreign Subsidiary” means each Loan Party which is a Subsidiary of the Parent Borrower and is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(g).

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“FSHCO” means any direct or indirect Subsidiary of the Co-Borrower that has no material assets other than Equity Interests (including for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more direct or indirect Foreign Subsidiaries that are CFCs.

“Funded Debt” means all Indebtedness of the Parent Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if Holdings, Intermediate Parent or the Parent Borrower notifies the Administrative Agent that Holdings or the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Holdings and the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of Intermediate Parent or any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Master Guarantee Agreement, dated as of August 26, 2011, among the Loan Parties and the Administrative Agent.

“Guarantors” means collectively, (a) Holdings, each Intermediate Parent and the Subsidiary Loan Parties and (b) with respect to the Secured Obligations of Holdings, each Intermediate Parent and the Subsidiary Loan Parties, the Borrowers.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes regulated as hazardous or toxic, or any other term of similar meaning and regulatory effect, pursuant to any Environmental Law.

“Holdings” means SMART Worldwide Holdings, Inc., a Cayman Islands exempted company.

“Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Identified Qualifying Lenders” has the meaning specified in Section 2.11(a)(ii)(D).

“IFRS” means international accounting standards as promulgated by the International Accounting Standards Board.

“Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.

“Impacted Loans” has the meaning assigned to such term in Section 2.14(b).

“Incremental Cap” means, as of any date of determination, (a) $50,000,000, plus (b) the principal amount of any Term Loans voluntarily prepaid pursuant to Section 2.11(a) (including Discounted Term Loan Prepayment in which case the amount of such voluntary prepayment shall be deemed not to exceed the cash amount paid in connection with any such Discounted Term Loan Prepayment) prior to such date to the extent not financed with the proceeds of long term Indebtedness (other than Revolving Loans) plus (c) voluntary permanent commitment reductions of the Revolving Credit Facility made prior to such date to the extent not financed with the proceeds of long term Indebtedness (other than Revolving Loans), plus (d) in the case of any Incremental Facility that effectively replaces any then existing Revolving Commitment terminated pursuant to Section 2.19, an amount equal to the portion of the relevant terminated commitments minus (e) the aggregate amount of all Incremental Facilities outstanding at such time that was incurred in reliance on the foregoing clauses (a) through (d).

“Incremental Facility” has the meaning assigned to such term in Section 2.20(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(f)

“Incremental Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.20(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and (iv) Indebtedness of any Parent Entity appearing on the balance sheet of Holdings or the Parent Borrower, or solely by reason of push down accounting under GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of Holdings, the Parent Borrower and the Restricted Subsidiaries, their parent companies and their subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12(a).

“Intellectual Property” has the meaning assigned to such term in the Collateral Agreement.

“Intercreditor Agreements” means any First Lien Intercreditor Agreement and any Second Lien Intercreditor Agreement.

“Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing or Term Loan Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date such Borrowing is disbursed or converted to or continued as a Eurocurrency Borrowing and ending on the date that is one, two, three or six months thereafter as selected by a Borrower in its Borrowing Request (or, if agreed to by all Lenders participating therein, twelve months or such other period less than one month thereafter as such Borrower may elect); provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month at the end of such Interest Period and (c) no Interest Period shall extend beyond (i) in the case of Term Loans, the Term Maturity Date and (ii) in the case of

Revolving Loans, the Revolving Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internally Generated Funds” means cash of the Loan Parties other than to the extent (i) financed with the proceeds of long term Indebtedness (other than Revolving Loans), (ii) constituting Net Proceeds from Prepayment Events that are reinvested pursuant to Section 2.11(c), (iii) constituting Net Proceeds of new public or private issuances of Qualified Equity Interests in Holdings or any parent of Holdings (including Parent) which are contributed to the Parent Borrower, or (iv) constituting capital contributions received by Holdings or the Parent Borrower after the Effective Date in cash or Permitted Investments.

“Intermediate Parent” means any Subsidiary of Holdings and of which the Parent Borrower is a subsidiary.

“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between (a) the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan and (b) the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent Borrower and its Subsidiaries, their parent companies and their subsidiaries, (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investor” means a holder of Equity Interests in Holdings (or any direct or indirect parent thereof).

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means (a) Barclays Bank PLC, Deutsche Bank AG New York Branch and Jefferies Finance LLC and (b) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Jefferies Finance LLC will cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by Jefferies Finance LLC for all purposes under the Loan Documents. Barclays Bank PLC, Deutsche Bank AG New York Branch and Jefferies Finance LLC shall not be obligated to issue any commercial or trade Letters of Credit and Barclays Bank PLC, Deutsche Bank AG New York Branch and Jefferies Finance LLC shall not be obligated to issue any bank guarantees and Jefferies Finance LLC shall not be required to issue Letters of Credit that are not denominated in dollars.

“Joint Bookrunners” means KKR Capital Markets LLC, Barclays Bank PLC, Deutsche Bank Securities Inc. and Jefferies Finance LLC.

“Judgment Currency” has the meaning assigned to such term in Section 9.14(b).

“Junior Financing” means (a) (i) any Material Indebtedness (other than any permitted intercompany Indebtedness owing to Holdings, Intermediate Parent, the Parent Borrower or any Restricted Subsidiary or any Permitted Unsecured Refinancing Debt) that is subordinated in right of payment to the Loan Document Obligations, (ii) Material Indebtedness that is secured by a Lien on a junior basis to the Liens securing the Secured Obligations or (iii) Material Indebtedness that is unsecured and (b) any Permitted Refinancing in respect of the foregoing.

“KKR Fee Letter” shall mean that certain Fee Letter, dated as of the Effective Date, by and among the Borrowers, KKR Capital Markets LLC and KKR Credit Advisors (US) LLC.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of such Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“LCA Election” has the meaning specified in Section 1.05.

“LCA Test Date” has the meaning specified in Section 1.05.

“Lead Arrangers” means KKR Capital Markets LLC, Barclays Bank PLC, Deutsche Bank Securities Inc. and Jefferies Finance LLC.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment, a Loan Modification Agreement or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit or bank guaranty issued pursuant to this Agreement other than any such letter of credit or bank guaranty that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Letter of Credit Commitment” shall mean, as to any Issuing Bank, the amount set forth on Schedule 2.01 opposite such Issuing Bank’s name or, in the case of an Issuing Bank that becomes an Issuing Bank after the Closing Date, the amount notified in writing to the Administrative Agent by the Parent Borrower and such Issuing Bank; provided that the Letter of Credit Commitment of any Issuing Bank may be increased or decreased if agreed in writing between the Parent Borrower and such Issuing Bank (each acting in its sole discretion) and notified to the Administrative Agent.

“Letter of Credit Sublimit” means an amount equal to $15,000,000. The Letter of Credit Sublimit is part of and not in addition to the aggregate Revolving Commitments.

“LIBO Rate” means, for any Interest Period as to any Eurocurrency Borrowing, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest period or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than zero, the LIBO Rate will be deemed to be zero.

Notwithstanding the foregoing, solely in respect of Term Loans, the LIBO Rate in respect of any applicable Interest Period will be deemed to be 1.00% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Acquisition” means any Acquisition Transaction (or similar Investment) by one or more of Holdings and its Restricted Subsidiaries, in each case whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan Document Obligations” has the meaning specified in the Collateral Agreement.

“Loan Documents” means this Agreement, the KKR Fee Letter, any Refinancing Amendment, any Loan Modification Agreement, the Guarantee Agreement, the Collateral Agreement, the Intercreditor Agreements, the other Security Documents and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).

“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.

“Loan Modification Offer” has the meaning specified in Section 2.24(a).

“Loan Parties” means Holdings, any Intermediate Parent, the Parent Borrower, the Co-Borrower and the Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to any Borrower pursuant to this Agreement.

“Majority in Interest,” when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and the unused aggregate Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time, provided that (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrowers or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of the Majority in Interest.

“Management Investors” means the directors, officers, partners, members and employees of Holdings, any Parent Entity, the Parent Borrower and/or its Subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in Holdings (or any direct or indirect parent thereof, including Parent).

“Material Adverse Effect” means any event, circumstance or condition that has had, or would reasonably be expected to have, a materially adverse effect on (a) the business, financial condition, or results of operations of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Parent Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent (taken as a whole) under the Loan Documents.

“Material Indebtedness” means Indebtedness for borrowed money (other than the Loan Document Obligations), Capital Lease Obligations, any Permitted Receivables Financing, unreimbursed obligations for letter of credit drawings and financial guarantees (other than ordinary course of business contingent reimbursement obligations) or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries in an aggregate principal amount exceeding $12,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, Intermediate Parent, the Parent Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means (i) each Wholly Owned Restricted Subsidiary that, as of the last day of the most recent Test Period, had revenues or total assets for the fiscal quarter of the Parent Borrower ended on such last day in excess of 5.0% of the consolidated revenues or total assets, as applicable, of the Parent Borrower for such quarter and (ii) any group comprising Wholly Owned Restricted Subsidiaries that each would not have been a Material Subsidiary under clause (i) but that, taken together, as of the last day of such fiscal quarter of the Parent Borrower, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Parent Borrower for such quarter; provided that solely for purposes of Sections 7.01(h) and (i) each such Subsidiary forming part of such group is subject to an Event of Default under one or more of such Sections.

“Maximum Rate” has the meaning assigned to such term in Section 9.18.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower.

“Mortgaged Property” means each parcel of real property and the improvements thereto owned in fee by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.11 or Section 5.12.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions or with respect to which any Loan Party or ERISA Affiliate could have liability under Section 4212(c) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Holdings, any Intermediate Parent, any Borrower and its Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (w) any funded escrow established pursuant to the documents evidencing any Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds occurring on the date of such reduction solely to the extent that Holdings, the Borrowers and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction, (x) the amount of all payments that are permitted hereunder and are made by Holdings, any Intermediate Parent, the Borrowers and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, any Intermediate Parent, the Borrowers and the Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrowers or any Restricted Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable) including the amount of Restricted Payments permitted with respect to the payment of Taxes under Section 6.08(a)(vi)(z), and the amount of any reserves established by Holdings, any Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Parent Borrower at such time of Net Proceeds in the amount of such reduction.

“New Project” shall mean (a) each facility which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by a Borrower or the Subsidiaries which in fact commences operations and (b) each creation

(in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Not Otherwise Applied” means, with reference to the Available Amount or the Available Equity Amount, as applicable, that was not previously applied pursuant to Section 6.04(m), 6.08(a)(viii) or 6.08(b)(iv).

“Non-Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person other than a Wholly Owned Subsidiary.

“Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Original Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Original Credit Agreement Indebtedness” means the principal, interest, fees and other amounts, other than contingent obligations not yet due and payable, with respect to the Term Loans (as defined in the Original Credit Agreement) outstanding under the Original Credit Agreement on the Effective Date.

“Organizational Documents” means (a) with respect to any company or corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Revolving Commitments” means one or more Classes of revolving credit commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement.

“Other Taxes” means all present or future recording, stamp, documentary, transfer, sales, property or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such

Taxes that are imposed by the jurisdictions described in clause (a) of the definition of the term “Excluded Taxes” with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment or a Loan Modification Agreement.

“Parent” means, SMART Global Holdings, Inc. a Cayman Islands exempted company and indirect parent entity of Holdings.

“Parent Entity” means any Person that is a direct or indirect parent of Holdings.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c)(i).

“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit C.

“Permitted Acquisition” means an Acquisition Transaction; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, (i) such Person, upon the consummation of such purchase or acquisition, will be a Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person), or (ii) such Person is merged into or consolidated with a Subsidiary and such Subsidiary is the surviving entity of such merger or consolidation, (b) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.03(b), (c) with respect to each such purchase or other acquisition, all actions required to be taken with respect to any such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the Administrative Agent) (unless such newly created or acquired Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 5.14 or is otherwise an Excluded Subsidiary) and (d) after giving effect to any such purchase or other acquisition, no Significant Event of Default shall have occurred and be continuing.

“Permitted Amendment” means an amendment to this Agreement and, if applicable the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, providing for an extension of a maturity date applicable to all, or any portion of, the Loans and/or Commitments of any Class of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders, and/or (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders, and/or (c) any call protection with respect to the Loans and/or commitments of the Accepting Lenders, and/or (d) any changes to any prepayment provisions with respect to the Loans of such Accepting Lenders that are less favorable to such Accepting Lenders than to the Non-Accepting Lenders with respect to such applicable Loans and/or (e) additional covenants or other provisions applicable only to periods after the

Latest Maturity Date at the time of such Loan Modification Offer (it being understood that to the extent that any financial maintenance covenant and any related equity cure are added for the benefit of any such Loans and/or Commitments, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant and any related equity cure are either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Loans and/or Commitments or (ii) only applicable after the Latest Maturity Date at the time of such Loan Modification Offer).

“Permitted Encumbrances” means:

(a)                Liens for Taxes, assessments or other governmental charges or other governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)               Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c)                Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i);

(d)               Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations (other than under ERISA or the Code), surety, stay, customs and appeal bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, incurred in the ordinary course of business or consistent with past practices;

(e)                easements, rights-of-way, restrictions, encroachments, protrusions, zoning restrictions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings, any Intermediate Parent, the Parent Borrower and its Restricted Subsidiaries, taken as a whole;

(f)                Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g)                Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of Holdings or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of Holdings or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01;

(h)               rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments; and

(i)                 Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Parent Borrower or any of its Subsidiaries;

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by a Borrower or any Loan Party in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on an equal priority basis (but without regard to the control of remedies) with the Loan Document Obligations and is not secured by any property or assets of such Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans) or outstanding Revolving Loans, (iii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or, if Term Loans, excess cash flow payments) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt (it being understood that the Borrowers and Loan Parties shall be permitted to make any AHYDO “catch up” payments, if applicable) and (iv) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a First Lien Intercreditor Agreement or Second Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted First Priority Refinancing Debt incurred by the Parent Borrower, then the Parent Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means (a) the Sponsors and (b) the Management Investors and their respective Permitted Transferees; provided that in no event shall the Management Investors and their respective Permitted Transferees constitute Permitted Holders of more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings or the Parent, as applicable, at any one time.

“Permitted Holdings Debt” has the meaning specified in Section 6.01(a)(xviii).

“Permitted Investments” means any of the following, to the extent owned by Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary or any Intermediate Parent:

(a)                dollars, euro, pounds, Australian dollars, Canadian dollars, Yuan and such other currencies held by it from time to time in the ordinary course of business;

(b)               readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States or such member nation of the European Union is pledged in support thereof;

(c)                time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the US Dollar Equivalent as of the date of determination) in the case of non-U.S. banks (any such bank meeting the requirements of clause (i) or (ii) above being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d)               commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(e)                repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of (x) $250,000,000 in the case of U.S. banks and (y) $100,000,000 (or the US Dollar Equivalent as of the date of determination) in the case of non-U.S. banks, in each case, for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union (other than Greece), in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;

(f)                marketable short-term money market and similar highly liquid funds either (i) having assets in excess of (x) $250,000,000 in the case of U.S. banks or other U.S. financial institutions and (y) $100,000,000 (or the US Dollar Equivalent as of the date of determination) in the case of non-U.S. banks or other non-U.S. financial institutions or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)                securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h)               investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i)                 instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

(j)                 investments, classified in accordance with GAAP as current assets of Holdings, any Intermediate Parent, the Parent Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition.

(k)               with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(l)                 investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (k) above.

“Permitted Receivables Financing” means receivables securitizations or other receivables financings (including any factoring program) that are non-recourse to Holdings and the Restricted Subsidiaries (except for (w) recourse to any Foreign Subsidiaries that own the assets underlying such financing (or have sold such assets in connection with such financing), (x) any customary limited recourse or, to the extent applicable only to non-Loan Parties, that is customary in the relevant local market, (y) any performance undertaking or Guarantee, to the extent applicable only to non-Loan Parties, that is customary in the relevant local market, and (z) an unsecured parent Guarantee by Holdings, any Intermediate Parent, Intermediate Holdings or a Restricted Subsidiary that is a parent company of a Foreign Subsidiary of obligations of Foreign Subsidiaries, and, in each case, reasonable extensions thereof); provided that (a) with respect to Permitted Receivables Financings incurred in the form of a factoring program, the outstanding amount of such Permitted Receivables Financing for the purposes of this definition shall be deemed to be equal to the Permitted Receivables Net Investment for the last Test Period and (b) the aggregate outstanding Permitted Receivables Net Investment with respect to a factoring program, when taken together with the aggregate outstanding principal amount of any other receivables financing, does not exceed $10,000,000 at any time; provided further that if at the time of incurring any Permitted Receivables Facility (immediately prior to giving effect to such incurrence), the Total Leverage Ratio is less than 1.00:1.00 as of the most recent Test Period, the foregoing dollar cap on the aggregate outstanding Permitted Receivables Net Investment with respect to a factoring program, when taken together with the aggregate outstanding principal amount of any other receivables financing, shall be increased to $25,000,000 at any time.

“Permitted Receivables Net Investment” means the aggregate cash amount paid by the purchasers under any Permitted Receivables Financing in the form of a factoring program in connection with their purchase of accounts receivable and customary related assets or interests therein, as the same may be reduced from time to time by collections with respect to such accounts receivable and related assets or otherwise in accordance with the terms of such Permitted Receivables Financing (but excluding any such collections used to make payments of commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing in the form of a factoring program which are payable to any Person other than Intermediate Holdings, a Borrower or a Restricted Subsidiary).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than in connection with a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(ii), immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(xxi), (a)(xxii) or (a)(xxiii), such Indebtedness complies with the Required Additional Debt Terms and (f) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(ii), (i) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind), rate floors, fees, discounts and redemption premium) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are not, taken as a whole, materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (except for covenants or other provisions applicable to periods after the Latest Maturity Date at the time such Indebtedness is incurred) (it being understood that, to the extent that any financial maintenance covenant and any related equity cure are added for the benefit of any such Permitted Refinancing, the terms shall not be considered materially more favorable if such financial maintenance covenant and related equity cure are either (A) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Permitted Refinancing or (B) only applicable after the Latest Maturity Date at the time of such refinancing); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to such modification, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Holdings within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (ii) the primary obligor in respect of, and/or the Persons (if any) that Guarantee, the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and/or Persons (if any) that Guaranteed the Indebtedness being modified, refinanced, refunded, renewed or extended. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess amount is otherwise permitted to be incurred under Section 6.01. For the avoidance of doubt, it is understood and agreed that a Permitted Refinancing includes successive Permitted Refinancings of the same Indebtedness.

“Permitted Second Priority Refinancing Debt” means secured Indebtedness incurred by the Parent Borrower or any Loan Party in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a junior lien, subordinated basis to the Secured Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans or Other Term Loans) or outstanding Revolving Loans, (iii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt and (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent and the Parent Borrower), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Second Lien Intercreditor Agreement. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Transferees” means, with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants, (b) any trust or other legal entity the beneficiary of which is such Person’s immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants and (c) without duplication with any of the foregoing, such Person’s heirs, executors and/or administrators upon the death of such Person and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in Holdings or the Parent.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Parent Borrower or any Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans or Other Term Loans) or outstanding Revolving Loans, (ii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or, if Term Loans, excess cash flow payments) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt (it being understood that the Parent Borrower and Loan Parties shall be permitted to make any AHYDO “catch up” payments, if applicable) and (iii) such Indebtedness is not secured by any Lien on any property or assets of Holdings, Intermediate Parent, the Borrowers or any Restricted Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) ERISA (other than a Multiemployer Plan) which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (i) which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Loan Party or any ERISA Affiliate or (ii) with respect to which any Loan Party or any ERISA Affiliate has any actual or contingent liability.

“Planned Expenditures” has the meaning assigned to such term in clause (b) of the definition of “Excess Cash Flow”.

“Platform” has the meaning specified in Section 5.01.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prepayment Event” means:

(a)                any sale, transfer or other disposition of any property or asset of the Parent Borrower or any of its Restricted Subsidiaries permitted by Section 6.05(k) other than dispositions resulting in aggregate Net Proceeds not exceeding $2,000,000 in the case of any single transaction or series of related transactions;

(b)               the incurrence by the Parent Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Other Term Loans which shall constitute a Prepayment Event to the extent required by the definition of “Credit Agreement Refinancing Indebtedness”) or permitted by the Required Lenders pursuant to Section 9.02; or

(c)                the receipt by the Parent Borrower or any of its Restricted Subsidiaries of any Cure Amount pursuant to Section 7.02.

“Prepayment Premium” shall have the meaning given to that term in Section 2.11(h).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Pro Forma Adjustment” means, for any Test Period, any adjustment to Consolidated EBITDA made in accordance with clause (b) of the definition of that term.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test; financial ratio or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of Holdings or any division, product line, or facility used for operations of Holdings, the Parent Borrower or any of its Subsidiaries, shall be excluded and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by Holdings, the Parent Borrower or any of its Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test, financial ratio or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and, subject to the cap at the end of clause (b) of the definition of Consolidated EBITDA, give effect to events (including cost savings, operating expense reductions and synergies) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Parent Borrower or any of its Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.”

“Pro Forma Disposal Adjustment” means, for any Test Period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Parent Borrower in good faith as a result of contractual arrangements between the Parent Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent Test Period prior to its disposal.

“Pro Forma Entity” has the meaning given to such term in the definition of “Acquired EBITDA.”

“Pro Forma Financial Statements” has the meaning assigned to such term in Section 3.04(b).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Purchasing Borrower Party” means Holdings or any subsidiary of Holdings.

“Qualified Equity Interests” means Equity Interests in Holdings or any parent of Holdings other than Disqualified Equity Interests.

“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Quotation Day” means, with respect to dollars or euro for any Interest Period, two Business Days prior to the first day of such Interest Period unless market practice differs in the London interbank market for any such currency, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day shall be the last of those days).

“Receivables Subsidiary” means any Special Purpose Entity established in connection with a Permitted Receivables Financing and any other subsidiary (other than any Loan Party) involved in a Permitted Receivables Financing which is not permitted by the terms of such Permitted Receivables Financing to guarantee the Obligations or provide Collateral.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement executed by each of (a) the Borrowers and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Repricing Transaction” means (a) the incurrence by any Loan Party of any Indebtedness in the form of a secured term loan that is broadly marketed or syndicated to banks and other institutional investors that is secured on a pari passu basis with the Term Loans (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for the Term Loans of the respective equivalent Type, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term Loans or (b) any effective reduction in the Effective Yield for the Term Loans (e.g., by way of amendment, waiver or otherwise). Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Term Loans.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the partners, directors, officers, employees, members, trustees, agents, controlling persons, advisors and other representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, leaching or migrating into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

“Required Additional Debt Terms” means with respect to any Indebtedness, (a) such Indebtedness does not mature earlier than the Latest Maturity Date (except in the case of customary bridge loans which subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the Latest Maturity Date), (b) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or, if term loans, excess cash flow prepayments applicable to periods before the Latest Maturity Date) that could result in redemptions of such Indebtedness prior to the Latest Maturity Date (it being understood that the Parent Borrower and Loan Parties shall be permitted to make any AHYDO “catch up” payments, if applicable), (c) such Indebtedness is not guaranteed by any entity that is not a Loan Party, (d) such Indebtedness that is secured (i) is not secured by any assets not securing the Secured Obligations, (ii) is subject to the relevant

Intercreditor Agreement(s) and (iii) is subject to security agreements relating to such Indebtedness that are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent and the Parent Borrower) and (e) the covenants, events of default and guarantees of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at such time) (it being understood that, to the extent that any financial maintenance covenant and any related equity cure are added for the benefit of any Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such financial maintenance covenant and related equity cure are either (i) also added for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith or (ii) only applicable after the Latest Maturity Date at such time); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Parent Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments (other than Swingline Commitments) representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments (other than Swingline Commitments) at such time; provided that to the extent set forth in Section 9.02, (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrowers or any Affiliate thereof (other than an Affiliated Debt Fund) and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposures and unused Commitments (exclusive of Swingline Commitments) representing more than 50% of the aggregate Revolving Exposures and unused Commitments (exclusive of Swingline Commitments) at such time; provided that (a) the Revolving Exposures and unused Commitments of the Borrowers or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall, in each case of clauses (a) and (b), be excluded for purposes of making a determination of Required Revolving Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, official administrative pronouncements, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Section 8.05.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Parent Borrower or any Restricted Subsidiary or Intermediate Parent, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(e).

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment or a Loan Modification Agreement. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption, Loan Modification Agreement or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The initial aggregate amount of the Lenders’ Revolving Commitments on the Effective Date is $50,000,000.

“Revolving Credit Facility” means the Revolving Commitments and the Revolving Loans made hereunder.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to clause (b) of Section 2.01.

“Revolving Maturity Date” means February 9, 2021 (the “Initial Revolving Maturity Date”); provided that so long as the Total Leverage Ratio on the Initial Revolving Maturity Date is less than 3.00 to 1.00, then the Revolving Maturity Date shall be automatically extended to February 9, 2022 (or, with respect to any Revolving Lender that has extended its Revolving Commitment pursuant to a Permitted Amendment, the extended maturity date, set forth in any such Loan Modification Agreement).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctioned Person” means a Person that is (a) the subject of restrictive Sanctions, (b) located in or organized under the laws of a country or territory which is the subject of country- or territory-wide Sanctions (including without limitation Cuba, Iran, North Korea, Sudan, Syria, or the Crimea region), or (c) majority-owned (in the aggregate) or controlled by any of the foregoing.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the U.S. Treasury, Office of Foreign Assets Control, or the United States Department of State, (b) the United Nations Security Council, (c) the European Union and any of its member states, (d) Her Majesty’s Treasury of the United Kingdom or (e) any other similar sanctions or laws in force in any other jurisdictions where the Borrower, Holdings or any Restricted Subsidiary conducts business or owns assets.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement substantially in the form of Exhibit H, among the Administrative Agent and one or more Senior Representatives for holders of Permitted Second Priority Refinancing Debt, with such modifications thereto as the Administrative Agent, the Required Lenders and the Borrowers may reasonably agree.

“Secured Cash Management Obligations” has the meaning specified in the Collateral Agreement.

“Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Secured Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Secured Obligations” has the meaning specified in the Collateral Agreement.

“Secured Parties” means (a) each Lender, (b) the Administrative Agent and Collateral Agent, (c) each Joint Bookrunner, (d) each Person to whom any Secured Cash Management Obligations are owed, (e) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations and (f) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” has the meaning specified in the Collateral Agreement.

“Security Documents” means the Collateral Agreement, the Mortgages, the Foreign Pledge Agreements, the Foreign Collateral Agreements and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement, Section 4.01(f), 5.11, 5.12 or 5.15 to secure any of the Secured Obligations.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such

Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“SGH Note” means that certain Note Payable, dated as of January 23, 2015, between SMART Modular Technologies (DE), Inc. and Parent, as in effect on the Effective Date.

“Significant Event of Default” means any Event of Default under Section 7.01(a), (b), (d) (solely to the extent that such Event of Default relates to non-compliance with Section 6.10), (e) (solely to the extent that such Event of Default relates to non-compliance with Section 5.01(a) or (b)), (h) or (i).

“Significant Subsidiary” means any Restricted Subsidiary that, or any group of Restricted Subsidiaries that, taken together, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are available, had revenues or total assets for such quarter in excess of 10.0% of the consolidated revenues or total assets, as applicable, of Holdings for such quarter.

“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit P.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit Q, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D).

“Special Purpose Entity” means a direct or indirect subsidiary of Holdings, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve its separateness from Holdings and/or one or more Subsidiaries of Holdings.

“Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Prepayment Notice” means an irrevocable written notice of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit L.

“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit M, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B).

“Specified Transaction” means, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, New Project or other event that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Sponsor” means Silver Lake Partners and its Affiliates.

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors and if any Lender is required to comply with the requirements of The Bank of England and/or the Financial Services Authority (or any authority that replaces any of the functions thereof) or the requirements of the European Central Bank. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Structuring Advisor” means KKR Credit Advisors (US) LLC.

“Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent Borrower.

“Subsidiary Loan Party” means each Subsidiary of the Parent Borrower (other than the Co-Borrower) that is a party to the Guarantee Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).

“Successor Holdings” has the meaning assigned to such term in Section 6.03(a)(v).

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans up to an aggregate principal amount not to exceed $10,000,000.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) Barclays Bank PLC, in its capacity the lender of Swingline Loans hereunder and (b) each Revolving Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(e)), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agent” means KKR Capital Markets LLC, in its capacity as syndication agent.

“Taxes” means any present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees, assessments or withholdings (including backup withholdings) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The amount of each Lender’s Term Commitment as of the Effective Date is set forth on

Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as the case may be. As of the date hereof, the total Term Commitment is $165,000,000.

“Term Facility” means the Term Loans and any Incremental Term Loans or any refinancing thereof.

“Term Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment in respect of any Term Loans, Loan Modification Agreement or a Refinancing Amendment in respect of any Term Loans, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Term Loans” means Loans made pursuant to clause (a) of Section 2.01.

“Term Maturity Date” means August 9, 2022.

“Termination Date” means the date on which the Commitments shall have expired or been terminated, the principal of and interest on each Loan and the other Loan Document Obligations (other than contingent amounts as to which no claim has been made) payable under any Loan Document shall have been paid in full and the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05) and the Issuing Banks have no further obligation to issue or amend Letters of Credit hereunder.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of Holdings ending on or prior to such date for which financial statements have been (or were required to have been) delivered pursuant to Section 5.01(a) or 5.01(b).

“Total Leverage Ratio” means on any date, the ratio of (a) Consolidated Net Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“Transactions” means (a) the funding of the Term Loans on the Effective Date and the consummation of the other transactions contemplated by this Agreement, (b) the Effective Date Refinancing, (c) the consummation of any other transactions in connection with the foregoing and (d) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Costs” means all fees, costs and expenses incurred or payable by Holdings, the Parent Borrower or any other Subsidiary in connection with the Transactions.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Unaudited Financial Statements” means the unaudited consolidated balance sheet of Parent as of November 25, 2016, February 24, 2017 and May 26, 2017 and the related unaudited consolidated statements of income and cash flows for the nine-month periods then ended.

“Unrestricted Subsidiary” means any Subsidiary (other than the Co-Borrower) designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 5.14 subsequent to the Effective Date.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any currency other than dollars, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.06 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of Exhibit S-1, Exhibit S-2, Exhibit S-3, or Exhibit S-4, as applicable.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals or other Persons to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Loan Party, the Administrative Agent and any other withholding agent, if applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.           Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03.           Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.           Accounting Terms; GAAP.

(a)                All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)               Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement, Consolidated EBITDA, Consolidated Total Assets, the Total Leverage Ratio, the First Lien Leverage Ratio and the Secured Leverage Ratio shall be calculated on a Pro Forma Basis to give effect to the Transactions and all Specified Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made, and shall be calculated for the applicable period of measurement for which quarterly or fiscal year-end financial statements are available in respect thereof immediately preceding the date of such event.

(c)                Where reference is made to “Holdings, Intermediate Parent, the Borrowers and the Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of Holdings other than Intermediate Parent and the Restricted Subsidiaries.

(d)               In the event that Holdings elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, Holdings and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Leverage Ratio, the

First Lien Leverage Ratio and the Secured Leverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating Holdings’ financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of Holdings) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

(e)                Each Lender and the Administrative Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation or application thereof, and that such restatements will not, solely as a result of such change in GAAP or IFRS (or such interpretation or application), result in a Default or an Event of Default under the Loan Documents.

SECTION 1.05.           Certain Calculations and Tests.

(a)                Notwithstanding anything in this Agreement or any Loan Document to the contrary, for purposes of (i) determining compliance with any provision of this Agreement which requires calculation of the Total Leverage Ratio, the First Lien Leverage Ratio and the Secured Leverage Ratio, (ii) determining compliance with representations, warranties, whether a Default or Event or Default has occurred, is continuing or would result from an action or (iii) testing availability under baskets set forth in this Agreement (including any baskets based on a percentage of Consolidated EBITDA) (including the incurrence of any Incremental Facility), in each case in connection with a Limited Condition Acquisition, the date of determination of whether such Limited Condition Acquisition (including any Specified Transaction in connection therewith) is permitted hereunder shall, at the irrevocable option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Parent Borrower could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Parent Borrower and its Subsidiaries or the target of such Limited Condition Acquisition) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition (and any Specified Transaction in connection therewith) is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Parent Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio (excluding, for the avoidance of doubt, any ratio contained in Section 6.10) or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(b)               Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with Section 6.10 hereof, any First Lien Leverage Ratio test, any Secured Leverage Ratio test and/or any Total Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence and shall be calculated for the most recent twelve consecutive month period ending prior to the date of such determination for which internal consolidated financial statements of Holdings are available, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 2.20, Section 6.01 or Section 6.02.

SECTION 1.06.           Currency Translation. For purposes of any determination under Article V, Article VI (other than Section 6.10) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at the Exchange Rate (rounded to the nearest currency unit, with 0.5 or more of a currency unit being rounded upward); provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections. For purposes of any determination of Consolidated Net Debt, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.01(a) or (b).

SECTION 1.07.           Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Parent Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

SECTION 1.08.           Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with an Incremental Facility, Credit Agreement Refinancing Indebtedness or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

SECTION 1.09.           Compliance with Certain Sections. In the event that any Lien, Investment or Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof) meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause or subsections of Article VI, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Parent Borrower in its sole discretion at such time, and the Parent Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify such Lien, Investment or Indebtedness (or any portion thereof) among such clauses.

SECTION 1.10.           Effect of this Agreement on the Original Credit Agreement. This Agreement shall be binding on the Borrowers, the Administrative Agent, the Collateral Agent, the Lenders and the other parties hereto, the Original Credit Agreement Indebtedness shall be replaced by the Term Loans incurred hereunder on the Effective Date and the provisions of the Original Credit Agreement shall be replaced in their entirety by this Agreement and the provisions hereof; provided that for the avoidance of doubt (a) the Obligations (as defined in the Original Credit Agreement) of the Borrowers and the other Loan Parties under the Original Credit Agreement and the other Loan Documents that remain unpaid and outstanding as of the date of this Agreement shall continue to exist under and be evidenced by this Agreement and the other Loan Documents, (b) all Letters of Credit under and as defined in the Original Credit Agreement shall continue as Letters of Credit under this Agreement and (c) the Collateral and the Loan Documents shall continue to secure, guarantee, support and otherwise benefit the Obligations on the same terms as prior to the effectiveness hereof. Upon the effectiveness of this Agreement, each Loan Document (other than the Original Credit Agreement) that was in effect immediately prior to the date of this Agreement shall continue to be effective on its terms unless otherwise expressly stated herein. Except as provided herein or as restated in connection herewith, each of the Schedules and Exhibits to the Original Credit Agreement shall remain in effect and shall be Schedules and Exhibits to this Agreement.

Article II

The Credits

SECTION 2.01.           Commitments. Subject to the terms and conditions set forth herein, (a) each Term Lender agrees to make a Term Loan to the Borrowers on the Effective Date denominated in dollars in a principal amount not exceeding its Term Commitment and (b) each Revolving Lender agrees to make Revolving Loans to the Borrowers denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02.           Loans and Borrowings.

(a)                Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b)               Subject to Section 2.14, each Revolving Borrowing and Term Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as a Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings unless such Borrower shall have given the notice required for a Eurocurrency

Borrowing under Section 2.03 and provided an indemnity extending the benefits of Section 2.16 to Lenders in respect of such Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurocurrency Borrowings outstanding.

SECTION 2.03.           Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall be by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower. Each such written Borrowing Request shall specify the following information:

(i)                 whether the requested Borrowing is to be a Revolving Borrowing, a Term Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii)               the aggregate amount of such Borrowing;

(iii)             the date of such Borrowing, which shall be a Business Day;

(iv)             whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)               in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)             the location and number of such Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06, or, in the case of any ABR Revolving Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement; and

(vii)           that as of the date of such Borrowing, the conditions set forth in Sections 4.02(a) and 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified as to any Borrowing, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then such Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.           Swingline Loans.

(a)                Subject to the terms and conditions set forth herein (including Section 2.22), in reliance upon the agreements of the other Lenders set forth in this Section 2.04, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time during the Revolving Availability Period denominated in dollars, in an aggregate principal amount at any time outstanding that will not result in (i) subject to Section 9.04(b)(ii), the outstanding Swingline Loans of the Swingline Lender exceeding its Swingline Commitment or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)               To request a Swingline Loan, the Parent Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed in writing), not later than 10:00 a.m., New York time, or, if agreed by the Swingline Lender, 2:00 p.m., New York time, on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and (x) if the funds are not to be credited to a general deposit account of such Borrower maintained with the Swingline Lender because such Borrower is unable to maintain a general deposit account with the Swingline Lender under applicable Requirements of Law, the location and number of such Borrower’s account to which funds are to be disbursed, which shall comply with Section 2.06, or (y) in the case of any ABR Revolving Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement. The Swingline Lender shall make each Swingline Loan available to such Borrower by means of a credit to the general deposit accounts of such Borrower maintained with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)                The Swingline Lender may by written notice given to the Administrative Agent not later than 2:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (with references to 12:00 noon, New York City time, in such Section being deemed to be references to 3:00 p.m., New York City time) (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrowers of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other Person on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrowers, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof.

(d)               The Parent Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower, executed by the Borrowers, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder.

(e)                The Parent Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof, provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.

SECTION 2.05.           Letters of Credit.

(a)                General. Subject to the terms and conditions set forth herein (including Section 2.22), each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.05, to issue Letters of Credit denominated in dollars, for a Borrower’s own account (or for the account of any other Subsidiary of a Borrower so long as a Borrower and such other Subsidiary are co-applicants in respect of such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the Revolving Availability

Period and prior to the fifth Business Day prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent Borrower to, or entered into by the Parent Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)               Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (at least five Business Days before the requested date of issuance, amendment, renewal or extension or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, such Borrower also shall submit a letter of credit or bank guarantee application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit such Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each Issuing Bank shall not exceed its Revolving Commitment, (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments and (iii) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit. Any Borrower may, at its sole discretion, request Letters of Credit from any Issuing Bank up to such Issuing Bank’s Letter of Credit Commitment. No Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any law applicable to such Issuing Bank any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (ii) except as otherwise agreed by the Administrative Agent and the such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit or (iii) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such Issuing Bank with such Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure.

(c)                Notice. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (m) of this Section.

(d)               Expiration Date. Unless cash collateralized or backstopped pursuant to arrangements reasonably acceptable to the applicable Issuing Bank, each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to the close of business on the next succeeding Business Day; provided, further, that any Letter of Credit may, upon the request of a Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed.

(e)                Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)                Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the Business Day immediately following the day that the Borrowers receive notice of such LC Disbursement, provided that, if such LC Disbursement is not less than $1,000,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or a Swingline Loan, in each case in an equivalent amount, and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

(g)                Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction in a final, nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(h)               Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Parent Borrower in writing by hand delivery or facsimile or other electronic transmission of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section.

(i)                 Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.13(c)

shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrowers reimburse the applicable LC Disbursement in full.

(j)                 Cash Collateralization. If any Event of Default under paragraph (a), (b), (h) or (i) of Section 7.01 shall occur and be continuing, on the Business Day on which the Parent Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash in dollars equal to the LC Exposure attributable to Letters of Credit as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in paragraph (h) or (i) of Section 7.01. The Borrowers also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the Administrative Agent, the Issuing Bank or the Swingline Lender, the Borrowers shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any cash collateral provided by the Defaulting Lender). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all the Revolving Lenders), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrowers are required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers as and to the extent that, after giving effect to such return, the Borrowers would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

(k)               Designation of Additional Issuing Banks. The Parent Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Parent Borrower, executed by the Borrowers, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(l)                 Termination of an Issuing Bank. The Parent Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(m)             Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

SECTION 2.06.           Funding of Borrowings.

(a)                Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, New York City time, to the Applicable Account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the Administrative Agent in New York City and designated by the Borrowers in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(f) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(b)               Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to a Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the applicable Borrower, and the applicable Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or applicable Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of such Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)                The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and, other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

SECTION 2.07.           Interest Elections.

(a)                Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, each Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. Each Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b)               To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election in writing by the time that a Revolving Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such written Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by the applicable Borrower.

(c)                Each written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)                 the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)               the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)             whether the resulting Borrowing is to be an ABR Borrowing (solely in the case of a Borrowing denominated in dollars) or a Eurocurrency Borrowing; and

(iv)             if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)               Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                If such Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies such Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08.           Termination and Reduction of Commitments.

(a)                Unless previously terminated, (i) the Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b)               Each Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) each Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

(c)                Each Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by such Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Commitments delivered by such Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09.           Repayment of Loans; Evidence of Debt.

(a)                Each Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by the Swingline Lender on the earlier to occur of (A) the date that is ten (10) Business Days after such Loan is made and (B) the Revolving Maturity Date; provided that on each date that a Revolving Borrowing is made, such Borrower shall repay all Swingline Loans that are then outstanding.

(b)               Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)               The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control.

(e)                Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender or its registered assigns and in a form provided by the Administrative Agent and approved by the Borrowers.

SECTION 2.10.           Amortization of Term Loans.

(a)                Subject to adjustment pursuant to paragraph (c) of this Section, the Borrowers shall repay Term Borrowings on the last Friday of each February, May, August and November (commencing on November 24, 2017) in the principal amount of Term Loans equal to (i) the aggregate outstanding principal amount of Term Loans immediately after closing on the Effective Date multiplied by (ii) 2.50%; provided that if any such date is not a Business Day, such payment shall be due on the next succeeding Business Day.

(b)               To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c)                Any prepayment of a Term Borrowing of any Class (i) pursuant to Section 2.11(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section as directed by the Borrowers (and absent such direction in direct order of maturity) and (ii) pursuant to Section 2.11(c) or 2.11(d) shall be applied to reduce the remaining scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section, or, except as otherwise provided in any Refinancing Amendment or Loan Modification Agreement, pursuant to the corresponding section of such Refinancing Amendment or Loan Modification Agreement, as applicable, (x) 50% in direct order of maturity and (y) 50% in inverse order of maturity.

(d)               Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrowers shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., New York City time, one Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11.           Prepayment of Loans.

(a)

(i)                 The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, except as otherwise provided herein (including pursuant to Section 2.11(h) below).

(ii)               Notwithstanding anything in any Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, a Borrower may prepay the outstanding Term Loans on the following basis:

(A)              Each Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii); provided that (x) the Borrowers shall not make any Borrowing of Revolving Loans to fund any Discounted Term Loan Prepayment and (y) the Borrowers shall not initiate any action under this Section 2.11(a)(ii) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrowers on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Parent Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower

Solicitation of Discounted Prepayment Offers, the date of the applicable Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(B)              (1) Subject to the proviso to subsection (A) above, a Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of such Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(2)       Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3)       If there is at least one Discount Prepayment Accepting Lender, the applicable Borrower will make prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the applicable Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response

Date, notify (I) the Parent Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Parent Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Parent Borrower shall be due and payable by the applicable Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)              (1) Subject to the proviso to subsection (A) above, a Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of such Borrower, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by a Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by such Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2)       The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the applicable Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable

Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection (C). The Borrowers agree to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3)       If there is at least one Participating Lender, the applicable Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the applicable Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the applicable Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the applicable Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the applicable Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)              (1) Subject to the proviso to subsection (A) above, the Borrowers may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the applicable Borrower, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate dollar amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans the applicable Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by such Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2)       The Auction Agent shall promptly provide the Parent Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Parent Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Parent Borrower (the “Acceptable Discount”), if any. If the Parent Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Parent Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), the Parent Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Parent Borrower by the Acceptance Date, the Parent Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)       Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the applicable Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the applicable Borrower at the Acceptable Discount in accordance with this Section 2.11(a)(ii)(D). If such Borrower elects to accept any Acceptable Discount, then such Borrower agrees to accept all Solicited Discounted

Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrowers will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro-rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Parent Borrower and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Parent Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Borrower shall be due and payable by such Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)               In connection with any Discounted Term Loan Prepayment, the Borrowers and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Borrowers in connection therewith.

(F)               If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, such Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date. Such Borrower shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(G)              To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent, with the provisions in this Section 2.11(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by such Borrower.

(H)              Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.11(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)                 Each of the Borrowers and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(ii) as well as activities of the Auction Agent.

(J)                Each Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

(b)               In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrowers shall prepay Revolving Borrowings or Swingline Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount necessary to eliminate such excess.

(c)                In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, any Intermediate Parent, the Parent Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Parent Borrower shall, within three Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) or (c) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Term Borrowings in an aggregate amount equal to 100% of the amount of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event” and its Restricted Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 6 months after receipt of such Net Proceeds in the business of the Parent Borrower and the other Subsidiaries (including any acquisitions permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed or reasonably expected to be invested) by the end of such 6-month period (or if committed or reasonably expected to be so invested within such 6-month period, have not been so invested within 12 months after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested).

(d)               Following the end of each Excess Cash Flow Period, commencing with the Excess Cash Flow Period ending February 23, 2018, the Borrowers shall prepay Term Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period; provided that such amount shall be reduced by the aggregate amount of prepayments with Internally Generated Funds of (i) Term Loans (and, to the extent the Revolving Commitments are reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans) made pursuant to Section 2.11(a)(i) during such Excess Cash Flow Period or after such Excess Cash Flow Period and prior to the time such prepayment is due as provided below (provided that such reduction as a result of prepayments pursuant to clause (ii) thereof shall (x) be limited to the actual amount of such cash prepayment and (y) only be applicable if the applicable prepayment offer was made to all Lenders) and (ii) other Consolidated First Lien Debt (provided that in the case of the prepayment of any revolving commitments, there is a corresponding reduction in commitments). Each prepayment pursuant to this paragraph shall be made on or before the date that is five days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the Excess Cash Flow Period for which Excess Cash Flow is being calculated.

(e)                Prior to any optional prepayment of Borrowings pursuant to Section 2.11(a)(i), the Borrowers shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrowers shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Term Borrowings (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class (unless the Lenders with respect to such Class have agreed to not receive pro rata treatment); provided that any Term Lender (and, to the extent provided in the Refinancing Amendment or Loan Modification Agreement for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the Administrative Agent in writing by hand delivery or facsimile or other electronic transmission at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a)(i) of this Section or a mandatory prepayment as a result of the Prepayment Event set forth in clause (b) of the definition thereof, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined shall be retained by the Borrowers (such amounts, “Retained Declined Proceeds”). Optional prepayments of Term Borrowings shall be allocated among the Classes of Term Borrowings as directed by the Borrowers. In the absence of a designation by the Borrowers as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.

(f)                The Borrowers shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) of any optional prepayment pursuant to Section 2.11(a)(i) in writing by hand delivery or facsimile or other electronic transmission of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. At the Borrowers’ election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan or Revolving Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.

(g)                Notwithstanding any other provisions of Section 2.11(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(c) or (d) (a “Foreign Prepayment Event”) or Excess Cash Flow are prohibited or delayed by applicable local law from being repatriated to either Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to either Borrower (Borrowers hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than three Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, and (B) to the extent that and for so long as the applicable Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c) or Section 2.11(d), as the case may be, and such amounts may be retained by the applicable Foreign Subsidiary; provided that when the applicable Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Foreign Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow shall be promptly (and in any event not later than three Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or Section 2.11(d), as applicable.

(h)               In the event that (w) the Borrowers make any voluntary prepayment of Term Loans pursuant to Section 2.11(a), (x) the Borrowers make any mandatory prepayment of Term Loans required pursuant to Section 2.11(c) as a result of the occurrence of an event described in clause (a) of the definition of “Prepayment Event” (but solely to the extent constituting a sale, transfer or other disposition of all or substantially all of the assets of the Parent Borrower and the Restricted Subsidiaries, taken as a whole) or clause (b) of the definition of “Prepayment Event”, (y) the Term Loans are accelerated (whether by operation of law or otherwise) or (z) there is any amendment to this Agreement to consummate a conversion, cashless rollover or exchange of Term Loans, a Loan Modification Agreement, or any other repayment (including in connection with a Repricing Transaction, pursuant to Section 2.21 or pursuant to Section 2.24), the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders the following (the “Prepayment Premium”), (I) in the case of any such repayment, prepayment or acceleration occurring prior to the first anniversary of the Effective Date, a prepayment premium of 3.00% of the principal amount of the Term Loans being repaid, prepaid or accelerated, (II) in the case of any such prepayment occurring on or following the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, a prepayment premium of 2.00% of the principal amount of the Term Loans being repaid, prepaid or accelerated and (III) in the case of any such repayment, prepayment or acceleration occurring on or following the second anniversary of the Effective Date but prior to the third anniversary of the Effective Date, a prepayment premium of 1.00% of the principal amount of the Term Loans being repaid, prepaid or accelerated. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary in this Agreement or any Loan Document, it is understood and agreed that if the Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the Prepayment Premium, if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the applicable Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein. The Prepayment Premium, if any, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Loan Parties expressly agree that (i) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.11(h), (v) their agreement to pay the Prepayment Premium is a material inducement to the Lenders to make the Loans, and (vi) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such Premium Event. The parties hereto further acknowledge and agree that the Prepayment Premium is not intended to act as a penalty or to punish the Loan Parties for any such repayment or prepayment.

SECTION 2.12.           Fees.

(a)                Each Borrower agrees to pay to the Administrative Agent in dollars for the account of each Revolving Lender a commitment fee, which shall accrue at a rate of 0.50% per annum to be calculated on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)               Each Borrower agrees to pay (i) to the Administrative Agent in dollars for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to and including the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank in dollars a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to and including the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)               [Reserved].

(e)                Notwithstanding the foregoing, and subject to Section 2.22, no Borrower shall be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.

SECTION 2.13.           Interest.

(a)                The Loans comprising each ABR Borrowing (including each Swingline Loan denominated in dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)               The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                Notwithstanding the foregoing, in the case of (x) any Default or Event of Default under Section 7.01(a), (b), (h) or (i), automatically and without any further action or (y) in the case of any Event of Default under Section 7.01(d) (solely to the extent that such Event of Default relates to non-compliance with Section 6.10 but subject to Section 7.02) or (e) (solely to the extent that such Event of Default relates to non-compliance with Section 5.01(a) or (b)), upon the election of the Required Lenders (i) any principal amount of the Loans payable by the Borrowers hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (ii) any other amount (including overdue interest) shall bear interest at a rate per annum equal to 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section (“Default Rate”); provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided further that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The imposition of the Default Rate shall apply from the date that the Event of Default giving rise to the imposition of the Default Rate occurred or the election of the Required Lenders is made, as applicable.

(d)               Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14.           Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a)                the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)               the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (in each case with respect to the Loans impacted by this clause (b) or clause (a) above, “Impacted Loans”);

(c)                the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing and shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, then such Borrowing shall be made as an ABR Borrowing and the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended; provided, however, that, in each case, the Parent Borrower may revoke any Borrowing Request that is pending when such notice is received.

(d)               Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) of this Section 2.14 and/or is advised by the Required Lenders of their determination in accordance with clause (b) of this Section 2.14 and the Parent Borrower shall so request, the Administrative Agent, the Required Lenders and the Parent Borrower shall negotiate in good faith to amend the definition of “LIBO Rate” and other applicable provisions to preserve the original intent thereof in light of such change; provided that, until so amended, such Impacted Loans will be handled as otherwise provided pursuant to the terms of this Section 2.14.

SECTION 2.15.           Increased Costs.

(a)                If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)               impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than with respect to Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)             subject any Lender to any Taxes on its Loans, letters of credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or ABR Borrowing (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered, provided that to the extent any such costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines or directives enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Basel III after the Effective Date, then such Lender shall be compensated pursuant to this Section 2.15(a) only to the extent such Lender is imposing such charges on similarly situated borrowers under the other syndicated credit facilities that such Lender is a lender under. Notwithstanding the foregoing, this paragraph will not apply to (A) Indemnified Taxes or Other Taxes or (B) Excluded Taxes.

(b)               If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has the effect of reducing the rate of return on such Lender’s or Issuing

Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.

(c)                A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)               Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.           Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrowers shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the actual loss, cost and expense attributable to such event. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 2.16, each Lender shall be deemed to have funded each Eurocurrency Loan made by it at the Adjusted LIBO Rate (determined without giving effect to any interest rate “floor”) for such Loan by a matching deposit or other borrowing for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand.

SECTION 2.17.           Taxes.

(a)                Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, provided that if an applicable Withholding Agent shall be required by applicable Requirements of Law to withhold or deduct any Taxes from such payments, then (i) the applicable Withholding Agent shall make such withholding or deductions, (ii) the applicable Withholding Agent shall timely pay the full amount withheld deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) if the Tax in question is an Indemnified Tax or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional amounts payable under this Section 2.17) the Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.

(b)               Without limiting the provisions of and without duplication of any amounts payable pursuant to Section 2.17(a), the Parent Borrower shall timely pay to the relevant Governmental Authority in accordance with Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)                Without limiting the provisions of and without duplication of any amounts payable pursuant to Section 2.17(a), each Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Parent Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)               As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Parent Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                Each Lender shall, at such times as are reasonably requested by the Parent Borrower or the Administrative Agent, provide the Parent Borrower and the Administrative Agent with any properly completed and executed documentation prescribed by applicable Requirements of Law, or reasonably requested by the Parent Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents (including, in the case of a Lender seeking exemption from the withholding imposed under FATCA, any documentation necessary to prevent such withholding). Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate, deliver promptly to the Parent Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Without limiting the generality of the foregoing:

(i)                 Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii)               Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Parent Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of a Borrower or the Administrative Agent) whichever of the following is applicable:

(A)              two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms), as applicable, claiming eligibility for the benefits of an income Tax treaty to which the United States is a party,

(B)              two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)              in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) two properly completed and duly signed U.S. Tax Compliance Certificates substantially in the form of Exhibit S-1 and (y) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any successor forms), as applicable,

(D)              to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed original copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by copies of a Form W-8ECI, Form W-8BEN, Form W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner that would be required under this Section 2.17(e) if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a partnership for U.S. federal income Tax purposes (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate, substantially in the form of Exhibit S-2, may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E)               two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income Tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax on any payments to such Lender under the Loan Documents, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Parent Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii)             If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by a Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by a Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date hereof.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17(e).

Notwithstanding any other provision of this Section 2.17(e), a Lender shall not be required to deliver any form or other documentation that such Lender is not legally eligible to deliver.

(f)                If the Parent Borrower determines in good faith that a reasonable basis exists for contesting, or claiming a refund of, any Taxes for which indemnification has been demanded hereunder, the Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with the Parent Borrower in a reasonable challenge or claim for refund of such Taxes (including, if requested, pursuing a refund of such Taxes) if so requested by the Parent Borrower, provided that (a) the Administrative Agent or such Lender determines in its reasonable discretion that it would not be materially prejudiced by cooperating in such challenge, (b) the Parent Borrower pays all reasonable related expenses of the Administrative Agent or such Lender, as applicable and (c) the Parent Borrower indemnifies the Administrative Agent or such Lender, as applicable, for any liabilities or other costs reasonably incurred by such party in connection with such challenge. If the Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Parent Borrower or with respect to which the Parent Borrower has paid additional amounts pursuant to this Section 2.17, it shall promptly pay over such refund to the Parent Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Parent Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all related out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Parent Borrower, upon the request of the Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Parent Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent or such Lender, as the case may be, shall, at the Parent Borrower’s request, provide the Parent Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that the Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, this Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other Person.

(g)                The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(h)               For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank and any Swingline Lender.

SECTION 2.18.           Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)                Each Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank or the Swingline Lender shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the Eurocurrency Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan shall be made in dollars, all reimbursements of any LC Disbursements shall be made in dollars, all payments of accrued interest payable on a Loan or LC Disbursement shall be made in dollars, and all other payments under each Loan Document shall be made in dollars.

(b)               If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)                If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by such Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a

Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)               Unless the Administrative Agent shall have received notice from the Parent Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(e) or Section 2.05(f), Section 2.06(a) or Section 2.06(b), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.19.           Mitigation Obligations; Replacement of Lenders.

(a)                If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b)               If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrowers are required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender is a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrowers shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank and each Swingline Lender), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (C) the Borrowers or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20.           Incremental Credit Extensions.

(a)                The Borrowers may at any time or from time to time after the Effective Date, by written notice delivered to the Administrative Agent request (i) one or more additional Classes of term loans or additional term loans of the same Class of any existing Class of term loans (the “Incremental Term Loans”), (ii) one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase”) or (iii) one or more additional Classes of Revolving Commitments (the “Additional/Replacement Revolving Commitments,” and, together with the Incremental Term Loans and the Incremental Revolving Commitment Increases, the “Incremental Facilities”); provided that, after giving effect to the effectiveness of any Incremental Facility Amendment referred to below and at the time that any such Incremental Term Loan, Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitment is made or effected (i) the First Lien Leverage Ratio shall be less than or equal to 1.50 to 1.00, calculated on a Pro Forma Basis (which shall assume that all such Incremental Facilities are secured by the Collateral on an equal priority basis (but without regard to the control of remedies) with the Liens securing the Secured Obligations whether or not so secured and shall assume, in the case of any Incremental Revolving Commitment Increase, that such commitments were fully drawn) and (ii) no Event of Default (except, in the case of the incurrence or provision of any Incremental Facility in connection with a Permitted Acquisition or other Investment not prohibited by the terms of this Agreement, no Significant Event of Default) shall have occurred and be continuing unless, in connection with a Permitted Acquisition or another Investment not prohibited by the terms of this Agreement, customary “Sungard” or “certain funds” conditionality is otherwise agreed to by the Lenders providing such Incremental Facilities. Notwithstanding anything to contrary herein, the aggregate principal amount of the Incremental Facilities that can be incurred at any time shall not exceed the Incremental Cap at such time. Each Incremental Facility shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof if such Incremental Facilities are denominated in dollars (unless the Borrowers and the Administrative Agent otherwise agree); provided that such amount may be less than $5,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Facilities set forth above.

(b)               The Incremental Term Loans (i) shall rank equal in right of payment with the Term Loans, shall be secured only by the Collateral securing the Secured Obligations and shall only be guaranteed by the Loan Parties, (ii) shall not mature earlier than the Term Maturity Date, (iii) shall not have a shorter Weighted Average Life to Maturity than the remaining Term Loans (without giving effect to any prepayments), (iv) shall have a maturity date (subject to clause (ii)), an amortization schedule (subject to clause (iii)), and interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment terms and premiums for the Incremental Term Loans as determined by the Borrowers and the lenders of the Incremental Term Loans; provided that in the event that the Effective Yield for any Incremental Term Loans (excluding any Incremental Term Loans in an aggregate amount not to exceed $5,000,000) incurred after the Effective Date is greater than the Effective Yield for the Term Loans by more than 0.50% per annum, then the Effective Yield for the Term Loans shall be increased to the extent necessary so that the Effective Yield for the Term Loans are equal to the Effective Yield for the Incremental Term Loans minus 0.50% per annum (provided that the “LIBOR floor” applicable to the outstanding Term Loans shall be increased to an amount not to exceed the “LIBOR floor” applicable to such Incremental Term Loans prior to any increase in the Applicable Rate applicable to such Term Loans then outstanding); and (v) may otherwise have terms and conditions different from those of the Term Loans (including currency denomination); provided that (x) except with respect to matters contemplated by clauses (ii), (iii) and (iv) above, any differences shall be reasonably satisfactory to the Administrative Agent (except for covenants and other provisions applicable only to the periods after the Latest Maturity Date) and (y) the documentation governing any Incremental Term Loans may include a financial maintenance covenant and any related equity cure, it being understood that, to the extent that any financial maintenance covenant and any related equity cure are added for the benefit of any Incremental Term Loan, no consent shall be required from the Administrative Agent or any of the Term Lenders to the extent that such financial maintenance covenant is (1) also added for the benefit of any existing Loans or (2) only applicable after the Latest Maturity Date.

(c)                The Incremental Revolving Commitment Increase shall be treated the same as the Class of Revolving Commitments being increased (including with respect to maturity date thereof) and shall be considered to be part of the Class of Revolving Loans being increased (it being understood that, if required to consummate an Incremental Revolving Commitment Increase, the pricing, interest rate margins, rate floors and undrawn commitment fees on the Class of Revolving Commitments being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Commitment Increase (without any requirement to pay such fees to any existing Revolving Lenders)).

(d)               The Additional/Replacement Revolving Commitments (i) shall rank equal in right of payment with the Revolving Loans, shall be secured only by the Collateral securing the Secured Obligations and shall only be guaranteed by the Loan Parties, (ii) shall not mature earlier than the Revolving Maturity Date and shall require no mandatory commitment reduction prior to the Revolving Maturity Date, (iii) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, undrawn commitment fees, funding discounts, original issue discounts, prepayment terms and premiums and commitment reduction and termination terms as determined by the Borrowers and the lenders of such commitments, (iv) shall contain borrowing, repayment and termination of Commitment procedures as determined by the Borrowers and the lenders of such commitments, (v) may include provisions relating to letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the letter of credit issuer, as applicable, which shall be determined by the Borrowers, the lenders of such commitments and the applicable letter of credit issuers and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Facility Amendment) to the terms relating to the Letters of Credit with respect to the applicable Class of Revolving Commitments or otherwise reasonably acceptable to the Administrative Agent and (vi) may otherwise have terms and conditions different from those of the Revolving Credit Facility (including currency denomination); provided that (x) except with respect to matters contemplated by clauses (ii), (iii), (iv) and (v) above, any differences shall be reasonably satisfactory to the Administrative Agent (except for covenants and other provisions applicable only to the periods after the Latest Maturity Date) and (y) the documentation governing any Additional/Replacement Revolving Commitments may include financial maintenance covenant or related equity cure so long as the Administrative Agent shall have been given prompt written notice thereof and this Agreement is amended to include such financial maintenance covenant or related equity cure for the benefit of each facility (provided, further, however, that, if the applicable new financial maintenance covenant is a “springing” financial maintenance covenant for the benefit of such revolving credit facility or covenant only applicable to, or for the benefit of, a revolving credit facility, such financial maintenance covenant shall be automatically included in this Agreement only for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder)).

(e)                Each notice from the Borrowers pursuant to this Section shall be given in writing and shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Revolving Commitment Increases or Additional/Replacement Revolving Commitments.

(f)                Commitments in respect of Incremental Term Loans, Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments pursuant to this Agreement shall become Commitments (or in the case of an Incremental Revolving Commitment Increase to be provided by an existing Lender with a Revolving Commitment, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrowers, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. An Incremental Facility may be provided, subject to the prior written consent of the Borrowers and the Issuing Banks (to the extent such consent would be required for an assignment pursuant to Section 9.04) (in each case, such consent not to be unreasonably withheld), by any existing Lender (it being understood that (i) the Borrowers shall first seek Commitments in respect of Incremental Term Loans, Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments from the Term Lenders party hereto on the Effective Date (solely to the extent such Term Lenders remain Term Lenders at any such time) by providing prior notice of its intention to seek such Commitments pursuant to this Section (each of which existing Lender shall be entitled to agree or decline to participate in its sole discretion) and, if such existing Lenders do not agree to provide such Incremental Term Loans, Incremental Revolving Commitment Increases and/or Additional/Replacement Revolving Commitments within 10 Business Days after such notice, the Borrowers may seek Commitments from additional banks, financial institutions and other institutional lenders or investors who will become Lenders in connection with such Incremental Term Loans, Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments and (ii) no existing Lender shall have the right to participate in any Incremental Loans or, unless it agrees, be obligated to provide any Incremental Loans) or by any Additional Lender. Incremental Term Loans and loans under Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments pursuant to this Agreement shall be a “Loan” for all purposes of this Agreement and the other Loan Documents. The Incremental Facility Amendment may, subject to Section 2.14(c), without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.20 (including, in connection with an Incremental Revolving Commitment

Increase, to reallocate Revolving Exposure on a pro rata basis among the relevant Revolving Lenders). The effectiveness of any Incremental Facility Amendment and the occurrence of any credit event (including the making (but not the conversion or continuation) of a Loan and the issuance, increase in the amount, or extension of a Letter of Credit thereunder) pursuant to such Incremental Facility Amendment shall be subject to the satisfaction of such conditions as the parties thereto shall agree. The Borrowers will use the proceeds of the Incremental Term Loans, Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments for any purpose not prohibited by this Agreement.

(g)                Notwithstanding anything to the contrary, this Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.21.           Refinancing Amendments.

(a)                At any time after the Effective Date, the Parent Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of any Class of Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu in right of payment and of security with the Other Term Loans and Commitments hereunder, (ii) will have such pricing and optional prepayment terms as may be agreed by the Borrowers and the Lenders thereof, (iii) (x) with respect to any Other Revolving Loans or Other Revolving Commitments, will have a maturity date that is not prior to the maturity date of Revolving Loans (or unused Revolving Commitments) being refinanced and (y) with respect to any Other Term Loans or Other Term Commitments, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than, the Term Loans being refinanced, and (iv) the Net Proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or reduction of Revolving Commitments being so refinanced, as the case may be; provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrowers and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided further that the consent of the Issuing Banks shall be required to the extent such consent would be required for an assignment pursuant to Section 9.04 (such consent not to be unreasonably withheld). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof (in each case unless the Borrowers and the Administrative Agent otherwise agree). Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrowers, or the provision to the Borrowers of Swingline Loans, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving

Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b)               This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.22.           Defaulting Lenders.

(a)                Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)                 Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii)               Reallocation of Payments. Subject to the last sentence of Section 2.11(f), any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank and the Swingline Lender hereunder; third, as the Parent Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, in the case of a Revolving Lender, if so determined by the Administrative Agent and the Parent Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-

Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(j) or this Section 2.22(a)(ii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)             Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.12(b).

(iv)             Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans and Letters of Credit pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of that Lender.

(b)               Defaulting Lender Cure. If the Parent Borrower, the Administrative Agent, Swingline Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23.           Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent any obligation of such Lender to make or continue Eurocurrency Loans or to convert ABR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon three Business Days’ notice from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurocurrency Loans of such Lender to ABR Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Each Lender agrees to notify the Administrative Agent and the Borrowers in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.24.           Loan Modification Offers.

(a)                At any time after the Effective Date, the Borrowers may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrowers (including mechanics to permit conversions, cashless rollovers and exchanges by Lenders and other repayments and reborrowings of Loans of Accepting Lenders or Non-Accepting Lenders replaced in accordance with this Section 2.24). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b)               A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Holdings, the Borrowers, each applicable Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless Holdings and the Borrowers shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder.

(c)                If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrowers may, on notice to the Administrative Agent and the Non-Accepting Lender, (i) replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender; provided, further, that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.24(c), accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.09(a)(i)) payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (c) unless waived, the Borrowers or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d)               Subject to Section 2.11(h), no rollover, conversion or exchange (or other repayment or termination) of Loans or Commitments pursuant to any Loan Modification Agreement in accordance with this Section 2.24 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(e)                Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

Article III

Representations and Warranties

The Parent Borrower (and with respect to Sections 3.01 through 3.04, Holdings) represents and warrants to the Lenders as of the Effective Date that:

SECTION 3.01.           Organization; Powers. Each of Holdings, the Parent Borrower and the Restricted Subsidiaries is (a) duly incorporated or organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to any Loan Party), clause (b) (other than with respect to Holdings and the Parent Borrower) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02.           Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by each of Holdings and the Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrowers or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.           Approvals; No Conflicts. The (i) execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document and (ii) grant by any Loan Party of the Liens granted by it pursuant to the Security Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, the Parent Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument evidencing Indebtedness binding upon Holdings, the Parent Borrower or any Restricted Subsidiary or

their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Parent Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Parent Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04.           Financial Condition; No Material Adverse Effect.

(a)                The Audited Financial Statements and Unaudited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of Parent and its subsidiaries as of the respective dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)               The Parent Borrower has heretofore furnished to the Lenders the consolidated pro forma balance sheet of Parent and its Subsidiaries as at February 24, 2017, and the related consolidated pro forma statement of income of Parent as of and for the twelve-month period then ended (such pro forma balance sheet and statement of income, the “Pro Forma Financial Statements”), which have been prepared giving effect to the Transactions (excluding the impact of purchase accounting effects required by GAAP) as if such transactions had occurred on such date or at the beginning of such period, as the case may be. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Parent Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of Parent and its Subsidiaries as at February 24, 2017, and their estimated results of operations for the periods covered thereby, assuming that the Transactions had actually occurred at such date or at the beginning of such period (excluding the impact of purchase accounting effects required by GAAP).

(c)                Since the Effective Date, there has been no Material Adverse Effect.

SECTION 3.05.           Properties.

(a)                Each of Holdings, the Parent Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)               As of the Effective Date, none of Holdings, the Borrowers or any Restricted Subsidiary owns any real property.

SECTION 3.06.           Litigation and Environmental Matters.

(a)                There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Parent Borrower,

threatened in writing against or affecting Holdings, the Parent Borrower or any Restricted Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)               Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Parent Borrower or any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of Holdings or the Parent Borrower, become subject to any Environmental Liability, (iii)  has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of Holdings or the Parent Borrower, any basis to reasonably expect that Holdings, the Parent Borrower or any Restricted Subsidiary will become subject to any Environmental Liability. The representations and warranties contained in this Section 3.06(b) are the sole and exclusive representations and warranties of this Agreement with respect to environmental matters, including matters related to Environmental Law or Environmental Liability.

SECTION 3.07.           Compliance with Laws and Agreements. Each of Holdings, the Parent Borrower and its Restricted Subsidiaries is in compliance with (a) all Requirements of Law applicable to it or its property and (b) all indentures and other agreements and instruments evidencing Indebtedness binding upon it or its property, except, in each case of, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.           Investment Company Status. None of Holdings, the Parent Borrower or any other Loan Party is or is required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended from time to time.

SECTION 3.09.           Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, the Parent Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes required to have been paid (whether or not shown on a Tax return) including in their capacity as tax withholding agent, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, provided that Holdings, the Parent Borrower or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP.

SECTION 3.10.           ERISA.

(a)                Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b)               Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur, (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

SECTION 3.11.           Disclosure. As of the Effective Date, no reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, Holdings and the Parent Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

SECTION 3.12.           Subsidiaries. As of the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of Holdings and each Subsidiary in, each Subsidiary.

SECTION 3.13.           Intellectual Property; Licenses, Etc. Except as could not reasonably be expected to have a Material Adverse Effect, each of Holdings, Intermediate Parent, the Parent Borrower and each Restricted Subsidiary owns, licenses or possesses the right to use, all Intellectual Property that are reasonably necessary for the operation of its business as currently conducted, and, without conflict with the rights of any Person. No Intellectual Property, advertising, product, process, method, substance, part or other material used by Holdings, the Parent Borrower or any Restricted Subsidiary, and the operation of its business as currently conducted, infringes upon or violates any Intellectual Property rights held by any Person except for such infringements or violations, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property is pending or, to the knowledge of Holdings and the Parent Borrower, threatened in writing against Holdings, each Borrower or any Restricted Subsidiary, which could reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the Intellectual Property owned by Restricted Subsidiaries organized under laws of Brazil or any state, province or territory thereof is not material to the business of Borrower and its Restricted Subsidiaries.

SECTION 3.14.           Solvency. On the Effective Date, immediately after the consummation of the Transactions to occur on the Effective Date, after taking into account all applicable rights of indemnity and contribution, (a) the fair value of the assets of Holdings, the Parent Borrower and its Restricted Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of Holdings, the Parent Borrower and its Restricted Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings, the Parent Borrower and its Restricted Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) Holdings, the Parent Borrower and its Restricted Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date. For purposes of this Section 3.14, the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

SECTION 3.15.           Senior Indebtedness. The Loan Document Obligations constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any Junior Financing.

SECTION 3.16.           Federal Reserve Regulations. None of Holdings, the Parent Borrower or any other Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

SECTION 3.17.           Use of Proceeds. The Borrowers will use the proceeds of (a) the Term Loans and Revolving Loans made on the Effective Date to finance a portion of the Transactions and pay Transaction Costs and (b) the Revolving Loans and Swingline Loans after the Effective Date for working capital and other general corporate purposes.

SECTION 3.18.           PATRIOT Act, Sanctions and Anti-Corruption .

(a)                Holdings, the Parent Borrower and the Restricted Subsidiaries have not in the last five (5) years, directly or to the Borrower’s knowledge, indirectly, transacted unlawful business with or for the benefit of any Sanctioned Person or otherwise violated Sanctions, and shall not use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of funding (i) any unlawful activities of or business with any Sanctioned Person, or (ii) any other transaction that will result in a violation of Sanctions by any party to the Agreement.

(b)               Holdings, the Parent Borrower and the Restricted Subsidiaries have not in the last five (5) years made, and will not use the proceeds of the Loans directly, or, to the knowledge of Holdings, indirectly for, any payments or provision of anything of value to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws.

(c)                Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the knowledge of Holdings, none of Holdings, the Parent Borrower or the Restricted Subsidiaries has, in the past five (5) years, committed a violation of Sanctions, Title III of the USA Patriot Act, or the Anti-Corruption Laws.

(d)               (i) None of the Loan Parties is a Sanctioned Person, and (ii) except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Restricted Subsidiaries that are not Loan Parties or, to the knowledge of the Parent Borrower, any director, officer, employee or agent of any Loan Party or other Restricted Subsidiary, in each case, is a Sanctioned Person.

Article IV

Conditions

SECTION 4.01.           Effective Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)                The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b)               The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of (i) Simpson Thacher & Bartlett LLP, New York and California counsel for the Loan Parties, (ii) Maples & Calder, Cayman counsel to Holdings, the Parent Borrower and certain other Loan Parties, (iii) Tozzini Freire, Brazilian counsel to certain Loan Parties, (iv) Elvinger Hoss, Luxembourg counsel to certain Loan Parties and (v) Pinsent Masons, United Kingdom counsel to certain Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent. Each of Holdings and the Parent Borrower hereby requests such counsel to deliver such opinions.

(c)                The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section.

(d)               The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(e)                The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Joint Bookrunners and the Parent Borrower to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least three Business Days prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

(f)                The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received the items set forth on Schedule 4.01(f).

(g)                The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(h)               The Joint Bookrunners shall have received the Pro Forma Financial Statements, the Audited Financial Statements and the Unaudited Financial Statements.

(i)                 At the time of the Effective Date and immediately after giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing.

(j)                 The Administrative Agent shall have received a certificate from the chief financial officer of the Parent Borrower certifying as to the solvency of the Parent Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions.

(k)               The Administrative Agent and the Joint Bookrunners shall have received all documentation at least two Business Days prior to the Effective Date and other information about the Loan Parties as shall have been reasonably requested in writing at least 10 days prior to the Effective Date by the Administrative Agent or the Joint Bookrunners that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

(l)                 Since August 26, 2016, there shall not have occurred any change, development, circumstance, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

The Administrative Agent shall notify Holdings, the Parent Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on the Effective Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02.           Each Credit Event After the Effective Date. After the Effective Date, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend to increase the face amount of, renew or extend any Letter of Credit, in each case, other than on the Effective Date or with respect to any Incremental Facility, to the extent set forth in the related Incremental Facility Amendment, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions (subject, in each case, to Section 1.05):

(a)                The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be (in each case, unless such date is the Effective Date); provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b)               At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment to increase the face amount of, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Parent Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section (subject, in each case, to Section 1.05).

Article V

Affirmative Covenants

Until the Termination Date, the Parent Borrower covenants and agrees with the Lenders that:

SECTION 5.01.           Financial Statements and Other Information. The Parent Borrower will furnish to the Administrative Agent, on behalf of each Lender:

(a)                on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year of the Parent Borrower), audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of the Parent Borrower as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year (which comparative form may be based on pro forma financial information to the extent any previous fiscal year includes a period occurring prior to the Effective Date), all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than with respect to, or expressly resulting from, (A) an upcoming maturity date of any Indebtedness or (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of the Parent Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)               on or before the date on which such financial statements are required or permitted to be filed with the SEC with respect to each of the first three fiscal quarters of each fiscal year of the Parent Borrower (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such fiscal quarter), unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of the Parent Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)                simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the consolidating financial information reflecting adjustments, if any, necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d)               not later than five Business Days after any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with the Financial Performance Covenant, if applicable and (B) in the case of financial statements delivered under paragraphs (a) and (b) above for any fiscal period ending on the last day of an Excess Cash Flow Period, of Excess Cash Flow for such Excess Cash Flow Period;

(e)                [Reserved];

(f)                promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by Holdings, the Parent Borrower or any of its Restricted Subsidiaries with the SEC or with any national securities exchange; and

(g)                promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, any Intermediate Parent, the Parent Borrower or any of its Restricted Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.

The Parent Borrower will hold and participate in a quarterly conference call for Lenders to discuss financial information delivered pursuant to paragraphs (a) and (b) of this Section 5.01. The Parent Borrower will hold such conference call following the last day of each fiscal quarter of the Parent Borrower and not later than five Business Days from the time that the Parent Borrower delivers the financial information as set forth in paragraphs (a) and (b) of this Section 5.01. Prior to each conference call, the Parent Borrower shall issue a press release to the appropriate wire services announcing the time and date of such conference call and, unless the call is to be open to the public, Lenders, securities analysts and prospective lenders to contact the office of the Parent Borrower’s chief financial officer or investor relations department to obtain access. If the Parent Borrower (or a parent company thereof) is holding a conference call open to the public to discuss the most recent quarter’s financial performance, the Parent Borrower will not be required to issue a separate press release or hold a second, separate call just for the Lenders.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Parent Borrower and its Subsidiaries by furnishing (A) the Form 10-K or 10-Q (or the equivalent), as applicable, of Holdings (or any Intermediate Parent or any direct or indirect parent of Holdings) filed with the SEC or (B) the applicable financial statements of Holdings (or any Intermediate Parent or any direct or indirect parent of Holdings); provided that (i) to the extent such information relates to a parent of the Parent Borrower, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Parent Borrower and its Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion (x) shall be prepared in accordance with generally accepted auditing standards, (y) shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than with respect to, or expressly resulting from, (i) an upcoming maturity date of any Indebtedness or (ii) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period) and (z) shall not be required to address consolidating information described in clause (i) above.

Documents required to be delivered pursuant to Section 5.01(a), (b), (c), (d) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(d)); or (ii) on which such documents are posted on the Parent Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Parent Borrower shall deliver such documents to the Administrative Agent upon its reasonable request until a written notice to cease delivering such documents is given by the Administrative Agent and (ii) the Parent Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Bookrunners will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Parent Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Parent Borrower shall be deemed to have authorized the Administrative Agent, the Joint Bookrunners, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Parent Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

SECTION 5.02.           Notices of Material Events. Promptly after any Responsible Officer of Holdings or any Borrower obtains actual knowledge thereof, Holdings or such Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a)                the occurrence of any Default;

(b)               the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings, the Parent Borrower or any of its Subsidiaries, affecting Holdings, any Intermediate Parent, the Parent Borrower or any Subsidiary or the receipt of a written notice of an Environmental Liability in each case that could reasonably be expected to result in a Material Adverse Effect; and

(c)                the occurrence of any ERISA Event that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of Holdings or the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.           Information Regarding Collateral.

(a)                Holdings or the Parent Borrower will furnish to the Administrative Agent prompt (and in any event within 30 days or such longer period as reasonably agreed to by the Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number to the extent that such Loan Party is organized or owns Mortgaged Property in a jurisdiction where an organizational identification number is required to be included in a UCC financing statement for such jurisdiction..

(b)               Not later than five Business Days after delivery of financial statements pursuant to Section 5.01(a) or (b), Holdings or the Parent Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of Holdings or the Parent Borrower (i) setting forth the information required pursuant to Sections 1(a)(i), 1(b), 2, 5, 6 and 8 (other than 8(f)) of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) identifying any Wholly Owned Restricted Subsidiary that has become, or ceased to be, a Material Subsidiary or an Excluded Subsidiary during the most recently ended fiscal quarter.

SECTION 5.04.           Existence; Conduct of Business. Each of Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, Intellectual Property material to the conduct of its business, except to the extent (other than with respect to the preservation of the existence of Holdings and the Parent Borrower) that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

SECTION 5.05.           Payment of Taxes, etc. Each of Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to, pay its obligations in respect of Tax liabilities,

assessments and governmental charges, before the same shall become delinquent or in default, except where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.06.           Maintenance of Properties. Each of Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.07.           Insurance.

(a)                Each of Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to, maintain, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment or the management of Holdings) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance maintained by a Loan Party shall (i) name the Administrative Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable/mortgagee clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties as the loss payee mortgagee thereunder.

(b)               If any portion of any Mortgaged Property subject to FEMA rules and regulations is at any time located in an area identified by FEMA (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto, the “Flood Insurance Laws”), then the Parent Borrower shall, or shall cause the relevant Loan Party to, (i) maintain or cause to be maintained, flood insurance sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance, which evidence complies with applicable Flood Insurance Laws and rules and regulations promulgated pursuant thereto.

SECTION 5.08.           Books and Records; Inspection and Audit Rights. Each of Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Parent Borrower or its Restricted Subsidiary, as the case may be. Each of Holdings and the Parent Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default and only one such time shall be at the reasonable expense of the Parent Borrower; provided further that (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Parent Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give Holdings and the Parent Borrower the opportunity to participate in any discussions with Holdings’ or the Parent Borrower’s independent public accountants.

SECTION 5.09.           Compliance with Laws. Each of Holdings and the Parent Borrower will, and will take reasonably commercial efforts to cause each Restricted Subsidiary to, comply with all Requirements of Law (including Environmental Laws, the applicable provisions of ERISA and the USA Patriot Act and other anti-terrorism laws) with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10.           Use of Proceeds and Letters of Credit. The Borrowers will use the proceeds of the Term Loans and the Revolving Loans drawn on the Effective Date to finance all or a portion of the Transactions. The proceeds of the Revolving Loans and Swingline Loans drawn after the Effective Date will be used only for general corporate purposes (including Permitted Acquisitions). Letters of Credit will be used only for general corporate purposes. Holdings and its subsidiaries will use the proceeds of (i) any Incremental Facilities for working capital or any other purpose not prohibited by this Agreement and (ii) any Credit Agreement Refinancing Indebtedness, applied among the Loans and any Incremental Facilities in accordance with the terms of this Agreement. Holdings, the Parent Borrower and the Restricted Subsidiaries will not, directly or to the Parent Borrower’s knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for any purpose that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor, lender or otherwise) of the USA Patriot Act.

SECTION 5.11.           Additional Subsidiaries.

(a)                If any additional Restricted Subsidiary or Intermediate Parent is formed or acquired after the Effective Date, Holdings or the Parent Borrower will, within 30 days after such newly formed or acquired Restricted Subsidiary or Intermediate Parent is formed or acquired (unless such Restricted Subsidiary is an Excluded Subsidiary), notify the Administrative Agent thereof, and will cause such Restricted Subsidiary or Intermediate Parent to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary or Intermediate Parent and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary or Intermediate Parent owned by or on behalf of any Loan Party within 30 days after such notice (or such longer period as the Administrative Agent shall reasonably agree and the Administrative Agent shall have received a completed Perfection Certificate with respect to such Restricted Subsidiary or Intermediate Parent signed by a Responsible Officer, together with all attachments contemplated thereby).

(b)               Within 30 days (or such longer period as the Administrative Agent may reasonably agree) after Holdings or the Parent Borrower identifies any new Material Subsidiary or any Restricted Subsidiary that has ceased to be an Excluded Subsidiary pursuant to Section 5.03(b), all actions (if any) required to be taken with respect to such Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary.

SECTION 5.12.           Further Assurances.

(a)                Each of Holdings and the Parent Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b)               If, after the Effective Date, any material assets (including any owned (but not leased) real property or improvements thereto or any interest therein with a Fair Market Value in excess of, together with any other real property assets that have been acquired, $7,500,000) are acquired by the Parent Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Parent Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Parent Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent and consistent with the Collateral and Guarantee Requirement to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement.”

(c)                None of Holdings or the Borrowers will, or will permit any other Loan Party, directly or indirectly, to establish or acquire any deposit account, securities account or commodities account in the United States of America or any state or territory thereof (other than any Excluded Account) unless such deposit account, securities account or commodities account is made subject to a Control Agreement within 60 days of such establishment or acquisition thereof.

SECTION 5.13.           Ratings. Each of Holdings and the Parent Borrower will use commercially reasonable efforts to cause (a) any of Parent, Holdings or the Parent Borrower to continuously have a public corporate credit rating from each of S&P and Moody’s (but not to maintain a specific rating) and (b) the credit facilities made available under this Agreement to be continuously rated by each of S&P and Moody’s (but not to maintain a specific rating).

SECTION 5.14.           Designation of Subsidiaries. The Parent Borrower may at any time after the Effective Date designate any Restricted Subsidiary of the Parent Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation on a Pro Forma Basis as of the end of the most recent Test Period, (i) no Significant Event of Default shall have occurred and be continuing, (ii) the Total Leverage Ratio is less than or equal to 1.00 to 1.00 and (iii) Consolidated Total Assets (other than escrowed cash proceeds of debt incurred by an Unrestricted Subsidiary) of all Unrestricted Subsidiaries shall not exceed 25% of Consolidated Total Assets for the most recently ended Test Period as of the time of such designation. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Parent Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Parent Borrower’s or its Subsidiary’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Parent Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Parent Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

SECTION 5.15.           Changes in Fiscal Period. Holdings shall not make any change in its fiscal year; provided however, that Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Holdings, the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in the fiscal year.

SECTION 5.16.           Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.16 or such later date as the Administrative Agent reasonably agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, Holdings, the Parent Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.16, in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

SECTION 5.17.           Anti-Money Laundering Laws; Anti-Corruption Laws; Sanctions. Each of Holdings and the Parent Borrower will, and will take all reasonably available action to cause each Restricted Subsidiary to:

(a)                Not use the proceeds of any Loans, Letters of Credit or Borrowing in furtherance of an offer, promise, provide, or authorize the provision of any money, property, contribution, gift, entertainment or other thing of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or -controlled entity or of a public international organization, or any political party or party official or candidate for political office), or any other Person acting in an official capacity, to influence official action or secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer, or otherwise in violation of any Anti-Corruption Law;

(b)               Not use the proceeds of any Loans, Letters of Credit or Borrowing for the purpose of transacting any unlawful business directly or knowingly indirectly with or for the benefit of any Sanctioned Person or otherwise in violation of Sanctions; and

(c)                Adopt and revise from time to time, as the case may be, adequate policies and procedures reasonably designed to ensure compliance with applicable Anti-Corruption Laws, Sanctions, and applicable anti-money laundering rules and regulations, including without limitation the USA Patriot Act.

SECTION 5.18.           People with Significant Control Regime. Each of Holdings, the Parent Borrower and each Restricted Subsidiary shall (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares form part of the Collateral and (b) promptly provide the Administrative Agent with a copy of that notice.

Article VI

Negative Covenants

Until the Termination Date, each of Holdings and each of the Borrowers covenants and agrees with the Lenders that:

SECTION 6.01.           Indebtedness; Certain Equity Securities.

(a)                Holdings and the Parent Borrower will not, and will not permit any Restricted Subsidiary or Intermediate Parent to, create, incur, assume or permit to exist any Indebtedness, except:

(i)                 Indebtedness of Holdings, any Intermediate Parent, the Borrowers and any of the Restricted Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20, 2.21 or 2.24);

(ii)               Indebtedness outstanding on the date hereof and listed on Schedule 6.01 and any Permitted Refinancing thereof;

(iii)             Guarantees by Holdings, any Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Parent Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 6.04, (B) no Guarantee by any Restricted Subsidiary of any Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement and (C) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv)             Indebtedness of Holdings, any Intermediate Parent, the Parent Borrower or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Parent Borrower, Holdings or any Intermediate Parent to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is 30 days after the Effective Date or such later date as the Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to material adverse Tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit J or (ii) otherwise reasonably satisfactory to the Administrative Agent;

(v)               (A) Indebtedness (including Capital Lease Obligations) of the Parent Borrower or any Restricted Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A); provided further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed $25,000,000;

(vi)             Indebtedness in respect of (A) Swap Agreements entered into to hedge or mitigate risks to which Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of shares of capital stock or other Equity Interests of Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary) and (B) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary;

(vii)           (A) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Parent Borrower or a Restricted Subsidiary) after the date hereof as a result of a Permitted Acquisition, or Indebtedness of any Person that is assumed by the Parent Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Parent Borrower or such Restricted Subsidiary in a Permitted Acquisition (including an amendment or refinancing of existing indebtedness), provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided further that, at the time of the consummation of any such Permitted Acquisition and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (vii) shall not exceed $40,000,000;

(viii)         [Reserved];

(ix)             Indebtedness representing deferred compensation to employees of Holdings, any Intermediate Parent, the Parent Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(x)               Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 6.08(a);

(xi)             Indebtedness constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments (including earnout or similar obligations) incurred in a Permitted Acquisition, any other Investment or any Disposition, in each case permitted under this Agreement;

(xii)           Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred in connection with any Permitted Acquisition or other Investment permitted hereunder;

(xiii)         Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xiv)         Indebtedness of the Parent Borrower and its Restricted Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed $20,000,000;

(xv)           Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(xvi)         Indebtedness incurred by the Parent Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created, or related to obligations or liabilities incurred, in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xvii)       obligations in respect of performance, bid, appeal and surety bonds and performance, bankers acceptance facilities and completion guarantees and similar obligations provided by the Parent Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xviii)     unsecured Indebtedness of Holdings or any Intermediate Parent (“Permitted Holdings Debt”) (A) that is not subject to any Guarantee by any subsidiary thereof, (B) that will not mature prior to the date that is 91 days after the Latest Maturity Date in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or payments, repurchases or redemptions of principal (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (E) below), (D) that permits payments of interest or other amounts in respect of the principal thereof to be paid in kind rather than in cash, (E) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior or senior subordinated discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior or senior subordinated discount notes of a holding company); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the issuance or incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Holdings within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (F) that any such Indebtedness of Holdings or any Intermediate Parent is subordinated in right of payment to its Guarantee under the Guarantee Agreement; provided, further, that any such Indebtedness shall constitute Permitted Holdings Debt only if immediately after giving effect to the issuance or incurrence thereof, no Event of Default shall have occurred and be continuing;

(xix)         [Reserved];

(xx)           Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(xxi)         Indebtedness arising from a Permitted Receivables Financing and any Permitted Refinancing thereof;

(xxii)       Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof;

(xxiii)     Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancing thereof;

(xxiv)     [Reserved];

(xxv)       Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate principal amount of such Indebtedness shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, $5,000,000;

(xxvi)     [Reserved];

(xxvii)   all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxvi) above; and

(xxviii) Holdings and any Intermediate Parent will not create, incur, assume or permit to exist any Indebtedness except Indebtedness created under Sections 6.01(a)(i), (iii), (iv), (vi), (ix), (x), (xi), (xii), (xiii), (xv)(A), (xviii) and all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses.

(b)               Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of Holdings, preferred Equity Interests that are Qualified Equity Interests and (B) in the case of the Parent Borrower or any Restricted Subsidiary or Intermediate Parent, (x) preferred Equity Interests or Disqualified Equity Interests issued to and held by Holdings, the Parent Borrower or any Restricted Subsidiary and (y) preferred Equity Interests (other than Disqualified Equity Interests) issued to and held by joint venture partners after the Effective Date; provided that in the case of this clause (y) any such issuance of preferred Equity Interests shall be deemed to be an incurrence of Indebtedness and subject to the provisions set forth in Section 6.01(a) and (b).

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Equity Interests will not be deemed to be an incurrence of Indebtedness or Disqualified Equity Interests for purposes of this covenant.

SECTION 6.02.           Liens. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i)                 Liens created under the Loan Documents;

(ii)               Permitted Encumbrances;

(iii)             Liens existing on the Effective Date; provided that any Lien securing Indebtedness or other obligations in excess of $2,500,000 individually shall only be permitted if set forth on Schedule 6.02 and any modifications, replacements, renewals or extensions thereof; provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv)             Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens,

(B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for accessions to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (C) with respect to Capital Lease Obligations; such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v)               leases, licenses, subleases or sublicenses granted to others (whether or not on an exclusive or non-exclusive basis) that are entered into in the ordinary course of business or that do not (A) interfere in any material respect with the business of Holdings, the Parent Borrower and its Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness;

(vi)             Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii)           Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking industry;

(viii)         Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix)             Liens on property of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a);

(x)               Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party, Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of Restricted Subsidiary that is not a Loan Party and Liens granted by a Loan Party in favor of any other Loan Party;

(xi)             Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(v) or (vii);

(xii)           any interest or title of a lessor under leases (other than leases constituting Capital Lease Obligations) entered into by any of the Parent Borrower or any Restricted Subsidiaries in the ordinary course of business;

(xiii)         Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by any of the Parent Borrower or any Restricted Subsidiaries in the ordinary course of business;

(xiv)         Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(xv)           Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi)         Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, any Intermediate Parent, the Parent Borrower and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii)       ground leases in respect of real property on which facilities owned or leased by the Parent Borrower or any of the Restricted Subsidiaries are located;

(xviii)     Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix)         Liens (A) on the Collateral securing Permitted First Priority Refinancing Debt, (B) on the Collateral securing Permitted Second Priority Refinancing Debt and (C) on the Collateral securing Indebtedness permitted pursuant to Section 6.01(a)(ii)(B), Section 6.01(a)(xix) and Section 6.01(a)(xxvi); provided that (x) if any such Indebtedness is secured by the Collateral on pari passu basis (but without regard to control of remedies) with Liens securing the Secured Obligations, such Indebtedness shall be subject to the First Lien Intercreditor Agreement and (y) any Liens securing Indebtedness permitted pursuant to Section 6.01(a)(ii)(B) or Section 6.01(a)(xix) are junior to the Liens securing the Secured Obligations and subject to a Second Lien Intercreditor Agreement;

(xx)           other Liens; provided that at the time of the granting of and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the aggregate outstanding face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed $20,000,000.

(xxi)         Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xxii)       (A) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof and (B) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods in the ordinary course of business;

(xxiii)     Liens on cash or Permitted Investments securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law; and

(xxiv)     Liens on receivables and related assets incurred in connection with Permitted Receivables Financings (and, subject to the definition of “Permitted Receivables Financings”, any modification, refinancing, refunding, renewal or extension thereof).

SECTION 6.03.           Fundamental Changes; Holdings Covenant.

(a)                Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:

(i)                 any Restricted Subsidiary or Intermediate Parent may merge, consolidate or amalgamate with (A) the Parent Borrower; provided that the Parent Borrower shall be the continuing or surviving Person, or (B) in the case of any Restricted Subsidiary, any one or more other Restricted Subsidiaries; provided that when any Subsidiary Loan Party is merging, consolidating or amalgamating with another Restricted Subsidiary (1) the continuing or surviving Person shall be a Subsidiary Loan Party or (2) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is otherwise permitted under Section 6.04;

(ii)               any Restricted Subsidiary (other than the Borrowers) or Intermediate Parent may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings, the Parent Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(iii)             any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(iv)             the Parent Borrower may merge, amalgamate or consolidate with any other Person; provided that (A) the Parent Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Parent Borrower (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the Cayman Islands, (2) the Successor

Borrower shall expressly assume all the obligations of the Parent Borrower under this Agreement and the other Loan Documents to which the Parent Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Parent Borrower, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (4) the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided further that (y) if such Person is not a Loan Party, no Event of Default exists after giving effect to such merger, amalgamation or consolidation and (z) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Parent Borrower under this Agreement and the other Loan Documents; provided further that the Parent Borrower agrees to use commercially reasonable efforts to provide any documentation and other information about the Successor Borrower as shall have been reasonably requested in writing by any the Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(v)               Holdings or any Intermediate Parent may merge, amalgamate or consolidate with any other Person, so long as no Event of Default exists after giving effect to such merger, amalgamation or consolidation; provided that (A) Holdings or Intermediate Parent, as applicable, shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not Holdings or Intermediate Parent, as applicable, or is a Person into which Holdings or Intermediate Parent, as applicable, has been liquidated (any such Person, the “Successor Holdings”), (1) the Successor Holdings shall expressly assume all the obligations of Holdings or Intermediate Parent, as applicable, under this Agreement and the other Loan Documents to which Holdings or Intermediate Parent, as applicable, is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (2) each Loan Party other than Holdings or Intermediate Parent, as applicable, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Holdings’ obligations under this Agreement, (3) the Successor Holdings shall, immediately following such merger, amalgamation or consolidation, directly or indirectly own all Subsidiaries owned by Holdings or Intermediate Parent, as applicable, immediately prior to such transaction, (4) Holdings or Intermediate Parent, as applicable, shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided further that if the foregoing requirements are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings or immediate Parent, as applicable, under this Agreement and the other Loan Documents; provided further that Holdings agrees to use commercially reasonable efforts to provide any documentation and other information about the Successor Holdings as shall have been reasonably requested in writing by any the Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA Patriot Act;

(vi)             any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12;

(vii)           any Restricted Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05.

(b)               Holdings, the Parent Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Effective Date and other business activities which are extensions thereof or otherwise incidental, reasonably related or ancillary to any of the foregoing.

(c)                Holdings and any Intermediate Parent will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Parent Borrower and any Intermediate Parent, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Parent Borrower, (iv) the performance of its obligations under and in connection with the Loan Documents, any documentation governing any Indebtedness or Guarantee permitted to be incurred or made by it under Article VI and the other agreements contemplated hereby, (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) any transaction that Holdings or any Intermediate Parent is permitted to enter into or consummate under Article VI (including, but not limited to, the making of any Restricted Payment permitted by Section 6.08 or holding of any cash or Permitted Investments received in connection with Restricted Payments made in accordance with Section 6.08 pending application thereof in the manner contemplated by Section 6.04, the incurrence of any Indebtedness permitted to be incurred by it under Section 6.01 and the making of any Investment permitted to be made by it under Section 6.04), (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in Section 6.09, (ix) activities incidental to the consummation of the Transactions and (x) activities incidental to the businesses or activities described in clauses (i) to (ix) of this paragraph.

(d)               Holdings and any Intermediate Parent will not own or acquire any assets (other than Equity Interests as referred to in paragraph (c)(i) and (c)(vi) above, cash, Permitted Investments, loans and advances made by Holdings or any Intermediate Parent under Section 6.04(b), intercompany Investments consisting of Indebtedness permitted to be made by it under Section 6.04) or incur any liabilities (other than liabilities as referred to in paragraph (c) above, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement).

SECTION 6.04.           Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, make or hold any Investment, except:

(a)                Permitted Investments at the time such Permitted Investment is made;

(b)               loans or advances to officers, directors and employees of Holdings, any Intermediate Parent, the Parent Borrower and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Parent Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time not to exceed $2,000,000;

(c)                Investments by Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary in any of Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary; provided that, in the case of any Investment by a Loan Party in a Restricted Subsidiary that is not a Loan Party, no Significant Event of Default shall have occurred and be continuing or would result therefrom; provided that the aggregate amount of Investments by Loan Parties and Restricted Subsidiaries organized under the laws of Malaysia in Restricted Subsidiaries that are not Loan Parties (other than any such Investments by Loan Parties in Restricted Subsidiaries organized under the laws of Malaysia which shall not be limited by this proviso) shall not exceed $5,000,000 at any one time outstanding;

(d)               Investments consisting of (A) prepayments to suppliers in the ordinary course of business and (B) extensions of trade credit in the ordinary course of business;

(e)                Investments (i) existing or contemplated on the date hereof and set forth on Schedule 6.04(e) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the date hereof by Holdings, the Parent Borrower or any Restricted Subsidiary in the Parent Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(e) or as otherwise permitted by this Section 6.04;

(f)                Investments in Swap Agreements permitted under Section 6.01;

(g)                promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(h)               Permitted Acquisitions; provided that for so long as the Secured Leverage Ratio is greater than 1.50:1.00 to 1.00 on a Pro Forma Basis after giving effect to any such purchase or other acquisition, the cash consideration (i) paid in respect of any Restricted Subsidiary that shall not be or, after giving effect to such Permitted Acquisition, shall not become a Loan Party, shall not exceed, when taken together with all other acquired Restricted Subsidiaries pursuant to this Section 6.04(h) that have not become Loan Parties, $10,000,000 in the aggregate and (ii) paid for all purchases and acquisitions pursuant to this Section 6.04(h) shall not exceed $50,000,000 in the aggregate;

(i)                 Investments by Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary (i) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Subsidiary, (ii) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties owing to any Loan Party, (iii) in Restricted Subsidiaries that are not Loan Parties so long as such transactions is part of a series of simultaneous transactions that result in the proceeds of the initial Investment being invested in one or more Loan Parties (or, if the initial proceeds were held at a Restricted Subsidiary that is not a Loan Party, a Restricted Subsidiary that is not a Loan Party) and (iv) in any Restricted Subsidiary that is not a Loan Party, consisting of the contribution of Equity Interests of any other Restricted Subsidiary that is not a Loan Party so long as the Equity Interests of the transferee Restricted Subsidiary is pledged to secure the Secured Obligations;

(j)                 Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(k)               Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l)                 loans and advances to Holdings (or any direct or indirect parent thereof) or any Intermediate Parent in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) or such Intermediate Parent in accordance with Section 6.08(a);

(m)             additional Investments and other acquisitions; provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of such Investment or acquisition made in reliance on this clause (m), together with the aggregate amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (m) shall not exceed the sum of (A) $20,000,000, plus (B) subject to the conditions to use set forth in the definition of Available Amount, the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment, plus (C) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment;

(n)               advances of payroll payments to employees in the ordinary course of business;

(o)               Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests of Holdings (or any direct or indirect parent thereof or the Parent); provided that (i) such amounts used pursuant to this clause (o) shall not increase the Available Equity Amount and (ii) any amounts used for such an Investment or other acquisition that are not Qualified Equity Interests of Holdings (or any direct or indirect parent thereof of or the Parent) are otherwise permitted pursuant to this Section 6.04 (including, for the avoidance of doubt, any cash consideration with respect to Permitted Acquisitions consummated pursuant to Section 6.04(h) or otherwise);

(p)               Investments of a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section and Section 6.03 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q)               non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired; and

(r)                 Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(r)) under Sections 6.01, 6.02, 6.03, 6.05 and 6.08, respectively;

(s)                additional Investments (including Permitted Acquisitions); provided that after giving effect to any such Investment on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 1.00 to 1.00 as of the most recent Test Period;

(t)                 contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Parent Borrower;

(u)               to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;

(v)               Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(w)              Investments by a captive insurance subsidiary in accordance with any investment policy or any insurance statutes or regulations applicable to it; and

(x)               Investments in connection with the Transactions.

SECTION 6.05.           Asset Sales. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings or the Parent Borrower permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals or other Persons to the extent required by applicable Requirements of Law and other than issuing Equity Interests to Holdings, the Parent Borrower or a Restricted Subsidiary in compliance with Section 6.01(b)) (each, a “Disposition”), except:

(a)                Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the business of Holdings, any Intermediate Parent, the Parent Borrower and its Restricted Subsidiaries (including allowing any registration or application for registration of any Intellectual Property that is no longer used or useful, or economically practicable to maintain, to lapse, go abandoned, or be invalidated);

(b)               Dispositions of inventory and other assets in the ordinary course of business;

(c)                Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to the Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)               Dispositions of property to the Parent Borrower or a Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value and any promissory note or other non-cash consideration received in respect thereof is a permitted investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(e)                Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02, in each case, other than by reference to this Section 6.05(e);

(f)                Dispositions of property acquired by Holdings, the Parent Borrower or any of its Restricted Subsidiaries after the Effective Date pursuant to sale-leaseback transactions permitted by Section 6.06;

(g)                Dispositions of Permitted Investments;

(h)               Dispositions of (A) accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties) and (B) receivables and related assets pursuant to a Permitted Receivables Financing;

(i)                 leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case that do not materially interfere with the business of Holdings, the Parent Borrower and its Restricted Subsidiaries, taken as a whole;

(j)                 transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(k)               Dispositions of property to Persons other than Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) not otherwise permitted under this Section 6.05; provided that (i) no Significant Event of Default shall have occurred and be continuing at the time of entering into any binding letter of intent or purchase agreement with respect to such Disposition, (ii) such Disposition is made for Fair Market Value and (iii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $5,000,000 for any transaction or series of related transaction, Holdings, the Parent Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the most recent balance sheet of Holdings provided hereunder or in the footnotes thereto) or if incurred, accrued or increased subsequent to the date of such balance sheet, such liabilities that would have been reflected on the balance sheet of Holdings (or Parent Entity) or in the footnotes thereto if such incurrence, accrual or increase had taken place on or prior to the date of such balance sheet, as determined in good faith by Holdings) of Holdings, the Parent Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings, any Intermediate Parent, the Parent Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities received by Holdings, any Intermediate Parent, the Parent Borrower or such Restricted Subsidiary from such transferee that are converted by Holdings, any Intermediate Parent, the Parent Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by Holdings, any Intermediate Parent, the Parent Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess of $2,500,000, with the

Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(l)                 Dispositions of Investments in joint ventures, including to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m)             Dispositions of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment permitted hereunder, which assets are not used or useful to the core or principal business of Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries and (B) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition; and

(n)               transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement;

(o)               Dispositions by a captive insurance subsidiary of Investments; and

(p)               the unwinding of any Swap Obligations or Cash Management Obligations.

SECTION 6.06.           Sale and Leaseback Transactions. Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Parent Borrower or any Restricted Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after the Parent Borrower or such Restricted Subsidiary, as applicable, acquires or completes the construction of such fixed or capital asset; provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01 and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02.

SECTION 6.07.           Negative Pledge. Holdings and the Parent Borrower will not, and will not permit any Restricted Subsidiary or Intermediate Parent to enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the Loan Documents; provided that the foregoing shall not apply to:

(a)                restrictions and conditions imposed by (i) Requirements of Law, (ii) any Loan Document, (iii) any documentation governing Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt, (iv) any documentation relating to any Permitted Receivables Financing and (v) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (i) through (iv) above; provided that with respect to Indebtedness referenced in clause (iii)

above, such restrictions shall not expand the scope in any material respect of any such restriction or condition contained in the Indebtedness being refinanced;

(b)               customary restrictions and conditions existing on the Effective Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c)                restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d)               customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e)                restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing by such Indebtedness;

(f)                any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Parent Borrower or any Restricted Subsidiary;

(g)                (restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the Loan Documents or are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries);

(h)               restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i)                 restrictions set forth on Schedule 6.07 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j)                 customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.04 and applicable solely to such joint venture; and

(k)               customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Parent Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Parent Borrower and its Subsidiaries to meet their ongoing obligations.

SECTION 6.08.           Restricted Payments; Certain Payments of Indebtedness.

(a)                Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i)                 each Restricted Subsidiary may make Restricted Payments to the Parent Borrower or any other Restricted Subsidiary; provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Parent Borrower, such Restricted Payment is made to the Parent Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(ii)               [Reserved];

(iii)             Holdings, any Intermediate Parent and the Parent Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(iv)             repurchases of Equity Interests in Holdings (or Restricted Payments by Holdings to allow repurchases of Equity Interest in any direct or indirect parent of Holdings), any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants or other incentive interests if such Equity Interests represent a portion of the exercise price of such options or warrants or other incentive interests;

(v)               Restricted Payments to Holdings which Holdings may use to redeem, acquire, retire or repurchase its Equity Interests (or any options, warrants, restricted stock, stock appreciation rights or other equity linked interests issued with respect to any of such Equity Interests) (or make Restricted Payments to allow any of the Holdings’ direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of Holdings (or any direct or indirect parent thereof), any Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements with any director, officer or consultant or equity holders’ agreement in an aggregate amount after the Effective Date together with the aggregate amount of loans and advances to Holdings made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by this clause (v) not to exceed the greater of $10,000,000 and 12% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Restricted Payment with unused amounts in any calendar year being carried over to the next succeeding calendar year only, with carried over amounts being used last (without giving effect to the following proviso); provided that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Parent Borrower or its Restricted Subsidiaries after the Effective Date;

(vi)             dividends and distribution in cash to any Intermediate Parent, Holdings or any direct or indirect parent of Holdings (x) to pay its operating costs and expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) incurred in the ordinary course of business and attributable to the ownership or operations of Holdings, the Parent Borrower and its subsidiaries, Transaction Costs and any fees and expenses of and indemnification claims made by directors or officers of such parent attributable to the ownership or operations of Holdings, the Parent Borrower and its subsidiaries and (y) to pay (or make dividends or distributions to allow any direct or indirect parent thereof to pay) franchise, excise or similar taxes, or other fees and expenses required to maintain its (or any of its direct or indirect parents) organization existence;

(vii)           any Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries may make Restricted Payments in cash to Holdings and any Intermediate Parent and, where applicable, Holdings and such Intermediate Parent may make Restricted Payments in cash:

(A)              the proceeds of which shall be used by Holdings or any Intermediate Parent to pay its Tax liability to the relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns attributable to the income of the Parent Borrower and/or its Subsidiaries (as applicable); provided that Restricted Payments made pursuant to this clause (a)(vi)(A) shall not exceed the Tax liability that the Parent Borrower and/or its Subsidiaries (as applicable) would have incurred were such Taxes determined as if such entity(ies) were a stand-alone taxpayer or a stand-alone group for all relevant taxable years; and provided, further, that Restricted Payments under this clause (A) in respect of any Taxes attributable to the income of any Unrestricted Subsidiaries of the Parent Borrower may be made only to the extent that such Unrestricted Subsidiaries have made cash payments for such purpose to Parent Borrower or its Restricted Subsidiaries;

(B)              [Reserved];

(C)              [Reserved];

(D)              the proceeds of which shall be used by Holdings to make Restricted Payments permitted by Section 6.08(a)(iv) or Section 6.08(a)(v);

(E)               to finance any Investment permitted to be made pursuant to Section 6.04 (other than Section 6.04(l)); provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings or any Intermediate Parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to the Parent Borrower or the Restricted Subsidiaries or (2) the Person formed or acquired to merge into or consolidate with the Parent Borrower or any of the Restricted Subsidiaries to the extent such merger, amalgamation or consolidation is permitted in Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;

(F)               the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings, the Parent Borrower and the Restricted Subsidiaries; and

(G)              the proceeds of which shall be used to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses related to any equity or debt offering not prohibited by this Agreement (whether or not such offering is successful); and

(H)              the proceeds of which shall be used to make payments permitted by clauses (b)(iv) and (b)(v) of this Section 6.08;

(viii)         in addition to the foregoing Restricted Payments, the Parent Borrower and any Intermediate Parent may make additional Restricted Payments to any Intermediate Parent and Holdings, the proceeds of which may be utilized by Holdings to make additional Restricted Payments or by Holdings or by any Intermediate Parent to make any payments in respect of any Permitted Holdings Debt, in an aggregate amount, when taken together with the aggregate amount of loans and advances to Holdings previously made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by this clause (viii), not to exceed the sum of (A) so long as no Significant Event of Default shall have occurred and be continuing or would result therefrom, the Available Amount that is Not Otherwise Applied plus (B) the Available Equity Amount that is Not Otherwise Applied;

(ix)             redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby.

(x)               [Reserved];

(xi)             Holdings or any Intermediate Parent may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(xii)           the declaration and payment of Restricted Payments on Holdings’ or the Parent Borrower’s common stock (or the payment of Restricted Payments to any direct or indirect parent company of Holdings to fund a payment of dividends on such company's common stock), in an annual amount not to exceed 6.0% of the net proceeds of any underwritten public offering of common stock of Parent received by or contributed to the Parent Borrower after the Effective Date, other than public offerings with respect to Parent’s common stock registered on Form S-8;

(xiii)         payments made or expected to be made by Holdings, any Intermediate Parent, the Parent Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or Permitted Transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar taxes;

(xiv)         additional Restricted Payments; provided that after giving effect to such Restricted Payment (A) on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 1.00 to 1.00 as of the most recent Test Period and (B) there is no continuing Event of Default; and

(xv)           the distribution, by dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to Holdings, any Intermediate Parent, a Borrower or a Restricted Subsidiary by, an Unrestricted Subsidiary (other than an Unrestricted Subsidiary, the primary assets of which are Permitted Investments) to the extent that all Investments made by Holdings, Parent Borrower or any other Restricted Subsidiary in such Unrestricted Subsidiary were made in reliance on Section 6.04(s).

(b)               Neither Holdings nor the Parent Borrower will, nor will they permit any other Restricted Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, except:

(i)                 payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii)               refinancings of Indebtedness to the extent permitted by Section 6.01;

(iii)             the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies or any Intermediate Parent; and

(iv)             prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, not to exceed the sum of (A) so long as no Significant Event of Default has occurred and is continuing or would result therefrom, the Available Amount that is Not Otherwise Applied plus (B) the Available Equity Amount that is Not Otherwise Applied;

(v)               prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity; provided that after giving effect to such Restricted Payment (A) on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 1.00 to 1.0 as of the most recent Test Period and (B) there is no continuing Event of Default; and

(vi)             prepayments, redemptions, purchases, defeasances and other payments in respect of any Permitted Second Priority Refinancing Debt prior to their scheduled maturity in an aggregate amount not to exceed the amount of Retained Declined Proceeds.

Notwithstanding anything in this Section 6.08(b) to the contrary, neither Holdings nor the Parent Borrower will, nor will they permit any other Restricted Subsidiary to, make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the SGH Note unless after giving effect to any such payment or other distribution on a Pro Forma Basis, the Total Leverage Ratio is less than or equal to 1.00 to 1.00 as of the most recent Test Period.

(c)                Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or Intermediate Parent to, amend or modify any documentation governing any Junior Financing in contravention of the relevant Intercreditor Agreement or Subordination Agreement, in each case if the effect of such amendment or modification (when taken as a whole) is materially adverse to the Lenders.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.08 will not prohibit the payment of any Restricted Payment or the consummation of any irrevocable redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.

SECTION 6.09.           Transactions with Affiliates(i)                 . Neither Holdings nor the Parent Borrower will, nor will they permit any Restricted Subsidiary or any Intermediate Parent to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) (A)  transactions with Holdings, the Parent Borrower, any Intermediate Parent or any Restricted Subsidiary and (B) transactions involving aggregate payments or consideration of less than $5,000,000, (ii) on terms substantially as favorable to Holdings, the Parent Borrower, such Intermediate Parent or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (iii) the payment of fees and expenses related to the Transactions, (iv) [Reserved], (v) issuances of Equity Interests of Holdings to the extent otherwise permitted by this Agreement, (vi) employment and severance arrangements between Holdings, the Parent Borrower, any Intermediate Parent and the Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 6.04(b) and 6.04(n), (vii) payments by Holdings (and any direct or indirect parent thereof), the Parent Borrower and the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), any Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Parent Borrower and the Restricted Subsidiaries, to the extent payments are permitted by Section 6.08(a)(vii)(A) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings (or any direct or indirect parent company thereof), the Parent Borrower, any Intermediate Parent and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings, any Intermediate Parent, the Parent Borrower and the Restricted Subsidiaries, (ix) transactions pursuant to permitted agreements in existence or contemplated on the Effective Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (x) Restricted Payments permitted under Section 6.08 and loans and advances in lieu thereof pursuant to Section 6.04(l), (xi) customary payments by Holdings, any Intermediate Parent, the Parent Borrower and any Restricted Subsidiaries to the Sponsors made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities

(including in connection with acquisitions, divestitures or financings), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of such Person in good faith, (xii) the issuance or transfer of Equity Interests (other than Disqualified Equity Interests) of Holdings, including to any Permitted Holder or to any former, current or future director, manager, officer, employee or consultant (or any Affiliate of any of the foregoing) of Holdings, the Parent Borrower, any of the Subsidiaries or any direct or indirect parent of any of the foregoing, (xiii) loans, advances and other transactions between or among Holdings, the Parent Borrower, any Restricted Subsidiary or any joint venture (regardless of the form of legal entity) after the initial formation of, and investment in, such joint venture in which Holdings or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of Holdings but for Holdings’ or a Subsidiary’s ownership of Equity Interests in such joint venture or Subsidiary) to the extent permitted under Article VI; (xiv) Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans and the payments and other related transactions in respect thereof; (xv) transactions undertaken pursuant to membership in a purchasing consortium and (xvi) transactions in connection with any Permitted Receivables Financing.

SECTION 6.10.           Financial Covenant. Commencing with the Test Period ending November 24, 2017, Holdings will not permit the Secured Leverage Ratio to exceed 3.50 to 1.00 as of the last day of any Test Period.

Article VII

Events of Default

SECTION 7.01.           Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a)                any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)               any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)                any representation or warranty made or deemed made by or on behalf of Holdings, the Parent Borrower or any of its Restricted Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made, and such incorrect representation or warranty (if curable) shall remain incorrect for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower;

(d)               Holdings, the Parent Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (with respect to the existence of Holdings or the Parent Borrower), 5.10 or in Article VI (other than Sections 6.03(b), 6.09 or 6.10); provided that any Event of Default under Section 6.10 is subject to cure as provided in Section 7.02;

(e)                Holdings, the Parent Borrower or any of its Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower;

(f)                Holdings, the Parent Borrower or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period); provided further that this clause (f) shall not apply to any breach or default that is (I) remedied by Holdings, the Parent Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in the case of (I) and (II), prior to the acceleration of Loans pursuant to this Section 7.01;

(g)                any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event); provided further that this clause (g) shall not apply to any breach or default that is (I) remedied by Holdings, the Parent Borrower or the applicable Restricted Subsidiary or (II) waived (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in the case of (I) and (II), prior to the acceleration of Loans pursuant to this Section 7.01

(h)               an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Holdings, the Parent Borrower, the Co-Borrower or any Significant Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Significant Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                 Holdings, the Parent Borrower, the Co-Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Parent Borrower or any Significant Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j)                 one or more enforceable judgments for the payment of money in an aggregate amount in excess of $12,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against Holdings, the Parent Borrower and any of its Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of Holdings, the Parent Borrower and its Restricted Subsidiaries, taken as a whole, to enforce any such judgment;

(k)               (i) an ERISA Event occurs that has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect;

(l)                 any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) file Uniform Commercial Code continuation statements, (iii) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Administrative Agent or any Lender;

(m)             any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n)               any Guarantees of the Loan Document Obligations by any Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents); or

(o)               a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings or the Parent Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Parent Borrower accrued hereunder (including the Prepayment Premium), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower; and in case of any event with respect to Holdings or the Parent Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Parent Borrower accrued hereunder (including the Prepayment Premium), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Parent Borrower.

SECTION 7.02.           Right to Cure.

(a)                Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Parent Borrower and the Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant as of the last day of any fiscal quarter of the Parent Borrower, at any time after the beginning of such fiscal quarter until the expiration of the 10th Business Day subsequent to the earlier of (i) the date on which a Compliance Certificate with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) is delivered in accordance with Section 5.01(d) and (ii) the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or (b), as applicable (the “Cure Expiration Date”), Holdings shall have the right to issue Qualified Equity Interests for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity or other Qualified Equity Interests (which Holdings shall contribute through its Subsidiaries of which the Parent Borrower is a Subsidiary to the Parent Borrower as cash common equity) (collectively, the “Cure Right”), and upon the receipt by the Parent Borrower of the Net Proceeds of such issuance that are Not Otherwise Applied (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:

(i)                 Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii)               if, after giving effect to the foregoing pro forma adjustment (without giving effect to any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of the Parent Borrower and its Restricted Subsidiaries, in each case, with respect to such fiscal quarter only but with giving pro forma effect to any portion of the Cure Amount actually applied to any repayment of any Indebtedness), the Parent Borrower and its Restricted Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenant, the Parent Borrower and its Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement;

(b)               Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Parent Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times and (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenants and any amounts in excess thereof shall not be deemed to be a Cure Amount. Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any available basket under Article VI of this Agreement and there shall not have been a breach of any covenant under Article VI of this Agreement by reason of having no longer included such Cure Amount in any basket during the relevant period. In connection with the exercise of the Cure Right and the recalculation of the Financial Performance Covenant contemplated in this Section 7.02, the Parent Borrower shall prepay the Term Loans with 100% of the Net Proceeds of the Cure Amount in accordance with Section 2.11(c) hereof (it being understood that notwithstanding such prepayment, Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter for purposes of measuring the Financial Performance Covenant by an amount equal to the Cure Amount).

(c)                Notwithstanding anything herein to the contrary, in the event that the Parent Borrower and the Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant as of the last day of any fiscal quarter of the Parent Borrower, from the date of breach of the Financial Performance Covenant, until (y) the receipt by the Parent Borrower of the applicable Cure Amount pursuant to Section 7.02(a) or the waiver of all Events of Default, no Borrowing of Revolving Loans or Swingline Loans shall be permitted and no Letters of Credit shall be issued.

(d)               From and after the date on which the Parent Borrower provides notice of its intention to use the Cure Right and until the earlier of ten Business Days thereafter and the occurrence of the Cure Expiration Date (the “Standstill Period”), (A) no Default or Event of Default shall be deemed to have occurred or be continuing with respect to Section 6.10 unless the Cure Amount is not paid by the end of the Standstill Period (provided that, if the Cure Amount is not paid on or before the date the Standstill Period has lapsed without exercise of the Cure Right, such Event of Default or potential Event of Default shall be deemed to exist from the date of the end of the applicable fiscal quarter) and (B) neither the Administrative Agent nor any Lender or Secured Party shall exercise any remedy under the Loan Documents or applicable law on the basis of an Event of Default caused by the failure to comply with Section 6.10 until the earlier of (x) the date the Standstill Period ends without exercise of the Cure Right and (y) the date the Parent Borrower confirms in writing that it does not intend to exercise the Cure Right. In no event shall there be more than one Standstill Period for any Test Period.

SECTION 7.03.           Application of Proceeds. After the exercise of remedies provided for in Section 7.01, any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in accordance with Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents. Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth in Section 4.02 of the Collateral Agreement and/or the similar provisions in the other Security Documents. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Obligations or Secured Swap Obligations except to the extent expressly provided herein and unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Party.

Article VIII

Administrative Agent

SECTION 8.01.           Appointment and Authority.

(a)                Each of the Lenders and the Issuing Bank hereby irrevocably appoints Barclays to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and the Parent Borrower shall not have any rights as a third party beneficiary of any of such provisions.

(b)               The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.02.           Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03.           Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)                shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)               shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;

(c)                shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d)               shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and in the last paragraph of Section 7.01) or (ii) in the absence of its own gross negligence or willful misconduct; provided that the Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by Holdings, the Parent Borrower, a Lender or the Issuing Bank;

(e)                shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

(f)                shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Lenders or for any assignment of any Loan or Commitment or for the sale of any participation, in either case, to a Disqualified Lender.

SECTION 8.04.           Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, representation, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05.           Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon 30 days’ notice to the Lenders, the Issuing Banks and the Parent Borrower. If the Administrative Agent becomes a Defaulting Lender and is not performing its role hereunder as Administrative Agent, the Administrative Agent may be removed as the Administrative Agent hereunder at the request of Holdings and the Required Lenders. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Parent Borrower’s consent (unless an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring Administrative Agent is replaced, the “Resignation Effective Date”).

If the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders and Holdings may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as Administrative Agent and, with the consent of the Parent Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Section. The fees payable by Holdings and the Parent Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between by Holdings, the Parent Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective

Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 8.06.           Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption, Incremental Facility Amendment or Refinancing Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

SECTION 8.07.           No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither any Joint Bookrunner nor any person named on the cover page hereof as a Joint Lead Arranger, a Syndication Agent, Structuring Advisor or a Documentation Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

SECTION 8.08.           Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or outstanding Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Parent Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit outstandings and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(b)               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank or in any such proceeding.

SECTION 8.09.           No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Banks or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 8.10.           Withholding Taxes. To the extent required by any applicable Requirements of Law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties pursuant to Section 2.17 and without limiting any obligation of the Loan Parties to do so pursuant to Section 2.17) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Article VIII. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations under any Loan Document. For the avoidance of doubt, the term “Lender” in this Section 8.10 shall include any Issuing Bank and Swingline Lender.

Article IX

Miscellaneous

SECTION 9.01.           Notices.

(a)                Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:

(i)                 if to Holdings, the Parent Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01; and

(ii)               if to any other Lender, to it at its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Parent Borrower), it being understood that notices relating to Loan activity shall be provided for by fax.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)               Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Parent Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Parent Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Parent Borrower, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)               Change of Address, Etc. Each of Holdings, the Parent Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Parent Borrower, the Administrative Agent, the Issuing Bank and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)                Reliance by Administrative Agent, Issuing Bank and Lenders. The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Parent Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Parent Borrower shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Parent Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

SECTION 9.02.           Waivers; Amendments.

(a)                No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under this Agreement or any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Parent Borrower or Holdings in any case shall entitle the Parent Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b)               Except as provided in Section 2.20 with respect to any Incremental Facilities Amendment or Section 2.21 with respect to any Refinancing Amendment and Section 2.24 with respect to any Permitted Amendment, neither this Agreement, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Parent Borrower, the Administrative Agent (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the Administrative Agent under this Agreement, the Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (but not the Required Lenders) (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness in principal) or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (but not the

Required Lenders) (it being understood that any change to the definition of First Lien Leverage Ratio or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Parent Borrower to pay default interest pursuant to Section 2.13(c), (iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any maturity date), or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10 or the applicable Refinancing Amendment, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders), (iv) change any of the provisions of this Section without the written consent of each Lender directly and adversely affected thereby (but not the Required Lenders); provided that any such change which is in favor of a Class of Lenders holding Loans maturing after the maturity of other Classes of Lenders (and only takes effect after the maturity of such other Classes of Loans or Commitments) will require the written consent of the Required Lenders with respect to each Class directly and adversely affected thereby, (v) change the percentage set forth in the definition of “Required Lenders”, “Required Revolving Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) (but not the Required Lenders), (vi) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Loan Documents) without the written consent of each Lender (other than a Defaulting Lender) (but not the Required Lenders) or (vii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender) (but not the Required Lenders), except as expressly provided in the Loan Documents; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Parent Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency and (C) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, Intermediate Parent, the Parent Borrower and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Parent Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, (b) upon notice thereof by Parent Borrower to the Administrative Agent with respect to the inclusion of any previously absent financial maintenance covenant, this Agreement shall be amended by an agreement in writing entered into by the Parent Borrower and the Administrative Agent without the need to obtain the consent of any Lender to include such covenant on the date of the incurrence of the applicable Indebtedness to the extent required by the terms of such definition or section, (c) amendments to or waivers of any terms or provisions relating solely to (x) the Revolving Commitments (or, subject to subclause (A) above, Swingline Commitments or Letters of Credit) will require only the written approval of the Required Revolving Lenders and the Parent

Borrower and (y) the Term Facility will require only the written approval of a Majority in Interest of the outstanding Term Loans and the Parent Borrower and (d) guarantees, collateral security documents and related documents in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement and the other Loan Documents, amended and waived with the consent of the Administrative Agent at the request of the Parent Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

(c)                In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Parent Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Parent Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including pursuant to Section 2.11(a)(i)) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower (in the case of all other amounts) and (c) unless waived, the Parent Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d)               Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments, Term Loans and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(e)                Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, if a proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Parent Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative

Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Parent Borrower.

SECTION 9.03.           Expenses; Indemnity; Damage Waiver.

(a)                The Parent Borrower shall pay, if the Effective Date occurs, (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent and the Joint Bookrunners and their respective Affiliates (without duplication), including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp (and for any such costs and expenses incurred on or prior to the Effective Date, the reasonable fees, charges and disbursements of Kirkland & Ellis LLP) and to the extent reasonably determined by the Administrative Agent to be necessary, one local counsel in each applicable jurisdiction (exclusive of any reasonably necessary special counsel) and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party, in each case for the Administrative Agent and the Joint Bookrunners, in connection with the syndication of the credit facilities provided for herein, and, with respect to the Administrative Agent, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof, (ii) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Administrative Agent, the Joint Bookrunners, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent, the Joint Bookrunners, the Issuing Banks and the Lenders, in connection with the enforcement or protection of any rights or remedies (A) in connection with the Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and such local counsel (exclusive of any reasonably necessary special counsel) as may reasonably be deemed necessary by the Administrative Agent in each relevant jurisdiction and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel per affected party and, in the case of any workout, restructuring or negotiations in respect of a material amendment to this Agreement, subject to consultation with the Parent Borrower, one additional lead counsel for the Term Lenders taken as a whole.

(b)               Each Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender, the Documentation Agents, the Syndication Agent, the Joint Bookrunners and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of one counsel and one local counsel in each applicable jurisdiction (and, in the case of a conflict of interest, where the Indemnitee affected by such conflict notifies Holdings of the existence of such conflict and thereafter retains its own counsel, one additional counsel) for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee by any third party or by such Borrower, Holdings or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings, the Parent Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, the Parent Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Parent Borrower, Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of any Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by any Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by Holdings, the Parent Borrower or any Restricted Subsidiary other than disputes between or among Indemnitees involving claims against the Administrative Agent, Joint Bookrunners, Lead Arrangers, Structuring Advisor or other Indemnitees acting in their capacities as such.

(c)                To the extent that the Parent Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Lender or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Lender or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d)               To the extent permitted by applicable law, neither Holdings nor the Parent Borrower shall assert, and each hereby waives, any claim against any Indemnitee or any Indemnitee’s Related Parties (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a material breach of the Loan Documents by, such Indemnitee or its Related Parties or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)                All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04.           Successors and Assigns.

(a)                The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Parent Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Parent Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)               Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent (except with respect to assignments to competitors of the Parent Borrower) not to be unreasonably withheld or delayed) of (A) the Parent Borrower; provided that no consent of the Parent Borrower shall be required for an assignment (x) by a Term Lender to any Lender or an Affiliate of any Lender, (y) by a Term Lender to an Approved Fund or (z) if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, unless, in the case of clause (z) only, such assignment is to a competitor of the Parent Borrower identified in writing to the Administrative Agent prior to the Effective Date; and provided further that the Parent Borrower shall have the right to withhold its consent to any assignment if in order for such assignment to comply with applicable law, the Parent Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or to the Parent Borrower or any Affiliate thereof and (C) solely in the case of Revolving Loans and Revolving Commitments, each Issuing Bank and the Swingline Lender; provided that, for the avoidance of doubt, no consent of any Issuing Bank or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if the Parent Borrower has not given the Administrative Agent written notice of its objection to such assignment of Term Loans within ten (10) Business Days after written notice to the Parent Borrower, the Parent Borrower shall be deemed to have consented to such assignment.

(i)                 Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall, in the case of Revolving Loans, not be less than $5,000,000 (and integral multiples of $1,000,000 in excess thereof) (or any other amount acceptable to the Administrative Agent) or, in the case of a

Term Loan, $1,000,000 (and integral multiples of $1,000,000 in excess thereof), unless the Parent Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Parent Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (which shall include a representation by the assignee and the assignor that the assignee is not a Disqualified Lender or an Affiliate of a Disqualified Lender (so long as the list of Disqualified Lenders has been made available to all Lenders), together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500; provided that the Administrative Agent, in its sole discretion, may elect to waive such processing and recordation fee; provided further that such recordation fee shall not be payable in a case of assignments by any Affiliate of the Joint Bookrunners; provided further that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Parent Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless the Parent Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also a Swingline Lender or an Issuing Bank may be made unless the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Swingline Loans and Letters of Credit, as applicable, hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Sections 2.04(a) and 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Parent Borrower shall be required if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing.

(ii)               Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section.

(iii)             The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Parent Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. Notwithstanding the foregoing, in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the Administrative Agent be obligated to monitor the aggregate amount of the Loans or Incremental Loans held by Affiliated Lenders. The Register shall be available for inspection by the Parent Borrower, and with respect to their own respective interests only, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In addition, the Parent Borrower shall provide to the Administrative Agent a list of Disqualified Lenders (the “Disqualified Lender List”), if any, identifying in writing those Persons designated as “Disqualified Lenders” pursuant to clauses (i), (ii) or (iii)(x) of the definition thereof, which Disqualified Lender List shall (x) become effective two days after delivery to the Administrative Agent and (y) be made available to any Lender upon request in accordance with this Agreement; provided that such Disqualified Lender List shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in the Loan. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if any Lender was a Disqualified Lender at the time of the assignment of any Loans or Commitments to such Lender, following written notice from the Parent Borrower to such Lender and the Administrative Agent:  (1) such Lender shall promptly assign all Loans and Commitments held by such Lender to an Eligible Assignee; provided that (A) the Administrative Agent shall not have any obligation to the Parent Borrower, such Lender or any other Person to find such a replacement Lender, (B) the Parent Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Parent Borrower’s consent in accordance with Section 9.04(b)(i) and (C) the assignment of such Loans and/or Commitments, as the case may be, shall be at Fair Market Value; (2) such Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of any Class), all affected Lenders (or all affected Lenders of any Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender; and (3) no Disqualified Lender is entitled to receive information provided solely to Lenders by the Administrative Agent or any Lender or will be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices or Borrowings, notices or prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II.

(iv)             Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(v)               The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)                Any Lender may, without the consent of the Parent Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other Persons (other than to a Person, that is not an Eligible Assignee; provided that for the purposes of this provision, Disqualified Lenders shall be deemed to be Eligible Assignees unless a list of Disqualified Lenders has been made available to all Lenders by Holdings, the Parent Borrower or any of the Parent Borrower’s Subsidiaries) (each such bank or other Person, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Parent Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(iii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the obligations and limitations thereof, it being understood that any tax forms required by Section 2.17(e) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(i)                 Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of each Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such Commitment, Loan, or other obligation is in registered form under Section

5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive (absent manifest error), and each Person whose name is recorded in the Participant Register pursuant to the terms hereof shall be treated as a Participant for all purposes of this Agreement, notwithstanding notice to the contrary.

(ii)               A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent Borrower’s prior written consent (not to be unreasonably withheld or delayed).

(d)               Any Lender may, without the consent of the Parent Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f)                Any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to the Affiliated Lenders (and such Affiliated Lenders may contribute the same to the Parent Borrower) subject to the following limitations:

(i)                 Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the Administrative Agent, other than the right to receives notices or Borrowings, notices or prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II; provided, however, that the foregoing provisions of this clause (i) will not apply to any Affiliated Debt Fund;

(ii)               for purposes of any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 9.02), or, subject to Section 9.02(f), any plan of reorganization pursuant to the Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender;

(iii)             Affiliated Lenders may not purchase Revolving Loans by assignment pursuant to this Section 9.04;

(iv)             the aggregate principal amount of Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 25.0% of the outstanding principal amount of all Loans plus the outstanding principal amount of all term loans made pursuant to any Incremental Facility calculated at the time such Loans are purchased (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio; and

(g)                Notwithstanding anything in Section 9.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document,

(i)                 all Term Loans held by any Affiliated Lenders that are not Affiliated Debt Funds shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(ii)               all Term Loans, Revolving Commitments and Revolving Exposure held by Affiliated Debt Funds may not account for more than 49.9% of the Term Loans, Revolving Commitments and Revolving Exposure of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 9.02.

Each Affiliated Lender by its acquisition of any Loans outstanding hereunder will be deemed to have waived any right it may otherwise have had to bring any action in connection with such Loans against the Administrative Agent, in its capacity as such, and will be deemed to have acknowledged and agreed that the Administrative Agent shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.

(h)               Assignments of Term Loans to any Purchasing Borrower Party shall be permitted through open market purchases and/or “Dutch auctions,” so long as any offer to purchase or take by assignment (other than through open market purchases) by such Purchasing Borrower Party shall have been made to all Term Lenders on a pro rata basis, through procedures (and subject to the terms) set forth in Section 2.11(a)(ii), so long as (i) the Term Loans purchased are immediately cancelled, (ii) no proceeds from any loan under the Revolving Credit Facility shall be used to fund such assignments and (iii) no Event of Default has occurred or is continuing or would result therefrom.

(i)                 Upon any contribution of Loans to a Borrower or any Restricted Subsidiary and upon any purchase of Loans by a Purchasing Borrower Party, (A) the aggregate principal amount (calculated on the face amount thereof) of such Loans shall automatically be cancelled and retired by such Borrower on the date of such contribution or purchase (and, if requested by the Administrative Agent, with respect to a contribution of Loans, any applicable contributing Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in such Loans to such Borrower for immediate cancellation) and (B) the Administrative Agent shall record such cancellation or retirement in the Register.

SECTION 9.05.           Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions and the occurrence of the Termination Date. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Parent Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or (f).

SECTION 9.06.           Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.           Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 9.08.           Right of Setoff(a)                . If an Event of Default under Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Borrower against any of and all the obligations of the Parent Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender and applicable Issuing Bank shall notify the Parent Borrower and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and each Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have. Notwithstanding the foregoing, no amount set off from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

SECTION 9.09.           Governing Law; Jurisdiction; Consent to Service of Process.

(a)                This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)               Each of Holdings and each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings, the Borrowers or their respective properties in the courts of any jurisdiction.

(c)                Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)               Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.           WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.           Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.           Confidentiality.

(a)                Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process or in connection with the exercise of remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; provided that (x) solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender and the Administrative Agent shall notify the Parent Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding and (y) in the case of clause (ii) only, each Lender and the Administrative Agent shall use commercially reasonable efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies, and provided further that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Parent Borrower or any Subsidiary of Holdings, (iii) to any other party to this Agreement, (iv) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (B) any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents or (C) any pledgee referred to in Section 9.04(d), (vi) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to investors, financing sources and prospective financing sources, in each case, of the Term Lenders, (vii) if required by any rating agency; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information or (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings or a Borrower. For the purposes hereof, “Information” means all information received from Holdings or the Parent Borrower relating to Holdings, the Parent Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, the Parent Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)               EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)                ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWERS, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13.           USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA Patriot Act.

SECTION 9.14.           Judgment Currency.

(a)                If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)               The obligations of the Borrowers in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.15.           Release of Liens and Guarantees.

(a)                A Subsidiary Loan Party (other than a Borrower, which shall not be released) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party or a designation as a Unrestricted Subsidiary), (2) upon any Subsidiary Loan Party becoming an Excluded Subsidiary or (3) upon the request of a Borrower, in connection with a transaction permitted under this Agreement, as a result of which such Subsidiary Loan Party ceases to be a Wholly Owned Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to Holdings, the Parent Borrower, the Co-Borrower or any other Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral or the release of Holdings or any Subsidiary Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents or such guarantee shall be automatically released. Upon the Termination Date, all obligations under the Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Borrower or applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Agreement. Any execution and delivery of documents pursuant to this Section 9.15 shall be without recourse to or warranty by the Administrative Agent.

(b)               The Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to subordinate its Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv), Section 6.02(xi) or Section 6.02(xx).

(c)                Each of the Lenders and the Issuing Bank irrevocably authorizes the Administrative Agent to provide any release or evidence of release, termination or subordination contemplated by this Section 9.15. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Document and this Section 9.15.

SECTION 9.16.           [Reserved].

SECTION 9.17.           No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and Holdings acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders, the Structuring Advisor and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrowers, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders, the Structuring Advisor and the Joint Lead Arrangers, on the other hand, (B) each of the Borrowers and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders, the Structuring Advisor and the Joint Lead Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrowers, Holdings, any of their respective Affiliates or any other Person and (B) none of the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders, the Structuring Advisor and the Joint Lead Arrangers has any obligation to the Borrowers, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders, the Structuring Advisor and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, Holdings and their respective Affiliates, and none of the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders, the Structuring Advisor and the Joint Lead Arrangers has any obligation to disclose any of such interests to the Borrowers, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and Holdings hereby waives and releases any claims that it may have against the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders, the Structuring Advisor and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18.           Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

SECTION 9.19.     No Fiduciary Relationship. Each of Holdings and each Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, each Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.20.     Obligation Joint and Several. The Borrowers shall have joint and several liability in respect of all Obligations in respect of the Loans (the “Loan Obligations”) hereunder and under any other Loan Document to which any Borrower is a party, without regard to any defense (other than the defense that payment in full has been made), setoff or counterclaim which may at any time be available to or be asserted by any other Loan Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers’ liability hereunder, in bankruptcy or in any other instance, and the Loan Obligations of the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Lenders or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Loan Obligations or against any Collateral or Guarantee therefor or right of offset with respect thereto. The Borrowers hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a request for borrowings under Section 2.03) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to any other Borrower hereunder and any of the amounts owing hereunder by such other Loan Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against such other Loan Parties under this Agreement or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder.

SECTION 9.21.     Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)       the effects of any Bail-in Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SMART WORLDWIDE HOLDINGS, INC., as Holdings

By:	/s/ Bruce Goldberg
Name: Bruce Goldberg
Title: Vice President, Chief Legal Officer, Chief
Compliance Officer and Secretary

SMART MODULAR TECHNOLOGIES (GLOBAL), INC., as Parent Borrower

By:	/s/ Bruce Goldberg
Name: Bruce Goldberg
Title: Vice President, Chief Legal Officer, Chief
Compliance Officer and Secretary

SMART MODULAR TECHNOLOGIES, INC., as Co-Borrower

By:	/s/ Bruce Goldberg
Name: Bruce Goldberg
Title: Vice President, Chief Legal Officer, Chief
Compliance Officer and Secretary

BARCLAYS BANK PLC, as Administrative Agent and Collateral Agent,

By:	/s/ Jeremy Hazan
Name: Jeremy Hazan
Title: Managing Director

BARCLAYS BANK PLC, as a Lender, Swingline Lender and Issuing Bank,

By:	/s/ Jeremy Hazan
Name: Jeremy Hazan
Title: Managing Director

Deutsche Bank AG New York Branch, as a Lender, Swingline Lender and Issuing Bank,

By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

Jefferies Finance LLC, as a Lender, Swingline Lender and Issuing Bank,

By:	/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

KKR Corporate Lending (CA) LLC, as a Lender,

By:	/s/ Cade Thompson
Name: Cade Thompson
Title: Authorized Signatory

Corporate Capital Trust, Inc., as a Lender,

By:	/s/ Nicole Macarchuk
Name: Nicole Macarchuk
Title: Authorized Signatory

CCT Tokyo Funding LLC, as a Lender,

By:	/s/ Nicole Macarchuk
Name: Nicole Macarchuk
Title: Authorized Signatory

Corporate Capital TRust II, as a Lender,

By:	/s/ Nicole Macarchuk
Name: Nicole Macarchuk
Title: Authorized Signatory

Schedule 1.01(a)

Excluded Subsidiaries

Each Subsidiary listed on this Schedule shall be deemed to be an Excluded Subsidiary under clause (b) of the definition of such term only for so long as such Subsidiary does not cease to be an Excluded Subsidiary.

1.	SMART Modular Technologies (SG) PTE. LTD.

2.	SMART Modular Technologies Sdn. Bhd.

3.	SMART Modular Technologies (Deutschland) GMBH

Schedule 2.01

Commitments

Lender	Term Commitments

Barclays Bank PLC	$90,831,990.30
KKR Corporate Lending (CA) LLC	$50,000,000.00
CCT Tokyo Funding LLC	$15,000,000.00
Corporate Capital Trust, Inc.	$5,823,056.97
Corporate Capital Trust II	$3,344,952.73
TOTAL	$165,000,000.00

Lender	Revolving Credit Commitments

Barclays Bank PLC	$20,680,000.00
Deutsche Bank AG New York Branch	$18,760,000.00
Jefferies Finance LLC	$9,560,000.00
Corporate Capital Trust, Inc.	$600,506.20
KKR Corporate Lending (CA) LLC	$303,030.30
Corporate Capital Trust II	$96,463.50

TOTAL	$50,000,000.00

Lender	Letter of Credit Sublimit

Barclays Bank PLC	$6,330,612.24
Deutsche Bank AG New York Branch	$5,742,857.14
Jefferies Finance LLC	$2,926,530.60

TOTAL	$15,000,000.00

Schedule 3.12

Subsidiaries

Subsidiary	Jurisdiction of Organization	Percentage Ownership
SMART Modular Technologies (DH), Inc.	Cayman Islands	100%
SMART Modular Technologies (CI), Inc.	Cayman Islands	100%
SMART Modular Technologies (DE), Inc.	Delaware	100%
SMART High Reliability Solutions LLC	Delaware	100%
SMART Modular Technologies (Latin America), Inc.	Cayman Islands	100%
SMART Modular Technologies, Inc.	California	100%
SMART Modular Technologies (Europe) Limited	United Kingdom	100%
SMART Modular Technologies (Deutschland) GmbH	Germany	100%
SMART Modular Technologies (SG), PTE. LTD.	Singapore	100%
SMART Modular Technologies (LX) S.à r.l.	Luxembourg	100%
SMART Modular Technologies Sdn. Bhd.	Malaysia	100%
SMART Modular Technologies do Brasil - Indústria e Comércio de Componentes Ltda.	Brazil	99.9% owned by SMART (LX); 0.1% owned by SMART (Latin America)
SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.	Brazil	99.9% owned by SMART (LX); 0.1% owned by SMART (Latin America)

Schedule 5.16

Certain Post-Closing Obligations

Notwithstanding any conditions precedent, representations and covenants in the Loan Documents to the contrary (each such condition, representation and covenant deemed modified to the extent necessary to effect the following, and to permit the taking of the actions described herein within the time periods described herein), the Parent Borrower shall, and shall cause each other Loan Party to, as promptly as possible, but in no event later than the number of days after the Effective Date applicable to each item set forth below, take the actions or deliver the items described below; provided, that in each case the Administrative Agent may reasonably agree in writing to extend the number of days for compliance therewith (including to reasonably accommodate circumstances unforeseen on the Effective Date).

1.       On or prior to the date that is sixty (60) days after the Effective Date, each Loan Party shall enter into, and cause each depository or securities intermediary to enter into, Control Agreements with respect to each United States deposit account or securities account maintained by such Person as of the Effective Date (other than with respect to any Excluded Deposit Accounts).

2.       On or prior to the date that is thirty (30) days after the Effective Date, the Loan Parties shall deliver (or cause to be delivered) to the Administrative Agent file stamped copies of UCC-3 termination statements terminating the (1) the UCC-1 financing statement filed with the California Secretary of State against SMART Modular Technologies, Inc. in favor of Wells Fargo Bank, N.A. on May 16, 2012, file number 127313878939 and (ii) the UCC-1 financing statement filed with the District of Columbia Recorder of Deeds against SMART MODULAR TECHNOLOGIES (EUROPE) LIMITED in favor of WELLS FARGO BANK, N.A. on May 17, 2012, file number 2012053933.

3.       On or prior to the date that is thirty (30) days after the Effective Date, the Loan Parties shall deliver (or cause to be delivered) to the Administrative Agent (i) certificates and lender’s loss payable and additional insured endorsements with respect to the insurance policies of the Loan Parties required under Section 5.07 of the Agreement, in each case, the form and substance of which shall be reasonably satisfactory to the Administrative Agent and (ii) certified copies of all insurance policies of the Loan Parties required under Section 5.07 of the Agreement.

4.       On or prior to the date that is sixty (60) days after the Effective Date, take the actions or deliver the items described below (which in each case, shall be in form and substance reasonably satisfactory to the Administrative Agent) with respect to each foreign jurisdiction referenced below:

(a) Foreign Collateral Agreements - Brazil

(i) An amendment to each of the following Foreign Collateral Agreements: (A) Amendment and Restatement to Asset Pledge Agreement dated as of April 19, 2017 (Smart Modular Technologies de Brasil Inustria e Comercia de Componentes Ltda), (B)

Amendment and Restatement to Asset Pledge Agreement dated as of April 19, 2017 (Smart Modular Technologies Industria de Componentes Electronicos Ltda.), (C) Amendment and Restatement to Quota Pledge Agreement dated as of April 19, 2017 (Smart Modular Technologies (Puerto Rico), Inc. and Smart Modular Technologies (NL) B.V.) as to Smart Modular Technologies Industria de Componentes Electronicos Ltda., (D) Amendment and Restatement to Quota Pledge Agreement dated as of April 19, 2017 (Smart Modular Technologies (Puerto Rico), Inc. and Smart Modular Technologies (NL) B.V.) as to Smart Modular Technologies de Brasil Inustria e Comercia de Componentes Ltda, (E) Credit Rights Pledge Agreement entered into among Smart Modular Technologies do Brasil Indústria e Comércio de Componentes LTDA. and Barclays Bank PLC, on February 3, 2017 and (F) Credit Rights Pledge Agreement entered into among Smart Modular Technologies Indústria de Componentes Eletrônicos LTDA. and Barclays Bank PLC, on February 3, 2017;

(ii) A release letter or deed of release with respect to each of the following Foreign Collateral Agreements: (A) Amendment and Restatement to the Intellectual Property Rights Pledge Agreement, dated as of April 19, 2017 (Smart Modular Technologies, Inc.), (B) Amendment and Restatement to Receivables Pledge Agreement dated as of April 19, 2017 (Smart Modular Technologies de Brasil Inustria e Comercia de Componentes Ltda), (C) Amendment and Restatement to Receivables Pledge Agreement dated as of April 19, 2017 (Smart Modular Technologies Industria de Componentes Electronicos Ltda.) and (D) Inventory Pledge Agreement entered into among Smart Modular Technologies Indústria de Componentes Eletrônicos LTDA. and Barclays Bank PLC, on February 3, 2017;

(iii) A written legal opinion letter of Tozzini Freire counsel to Brazilian Loan Parties; and

(iv) A customary secretary certificate for each of the Brazilian Loan Parties executed by any Responsible Officer of such Brazilian Loan Parties.

(b) Foreign Collateral Agreements - Cayman Islands

(i) Deed of Confirmation in respect of the Debenture, by and among the grantors Scheduled thereto, Barclays Bank PLC and SMART Worldwide Holdings, Inc.;

(ii) Deed of Confirmation in respect of the Share Mortgage over SMART Modular Technologies (CI), Inc.;

(iii) Deed of Confirmation in respect of the Share Mortgage over SMART Modular Technologies (DH), Inc.;

(iv) Deed of Confirmations in respect of the Share Mortgage over SMART Modular Technologies (Global), Inc.;

(v) Deed of Confirmation in respect of the Share Mortgage over SMART Modular Technologies (Latin America), Inc.;

(vi) A written legal opinion letter of Maples and Calder, counsel to Cayman Loan Parties;

(vii) Resolutions of the board of directors and/or similar governing bodies of the each of the Cayman Loan Parties approving the relevant post-closing collateral documents; and

(viii) A customary secretary certificate for each of the Cayman Loan Parties executed by any Responsible Officer of such Cayman Loan Parties.

(c) Foreign Collateral Agreements - United Kingdom

(i) A supplemental security agreement in respect of the security over shares agreement between SMART Modular Technologies (NL) B.V. and JP Morgan Chase Bank, N.A. (as assumed by Barclays Bank PLC), dated 28 October 2011;

(ii) A supplementary security agreement in respect of the debenture between SMART Modular Technologies (Europe) Limited and JP Morgan Chase Bank, N.A. (as assumed by Barclays Bank PLC), dated 28 October 2011;

(iii) An amendment and restatement of the trust agreement in respect of English Law Security Granted in Connection with a Term and Revolving Credit Agreement, between the Secured Parties party thereto and JP Morgan Chase Bank, N.A. (as assumed by Barclays Bank PLC), dated 26 August 2011;

(iv) A written legal opinion letter of Pinsent Mason, English counsel to the Guarantors;

(v) Minutes of a board meeting of SMART Modular Technologies (Europe) Limited;

(vi) Shareholder resolution of SMART Modular Technologies (Europe) Limited in respect of the reaffirmation of the master guarantee agreement and collateral agreement; and

(vii) Copies of constitutional documents of SMART Modular Technologies (Europe) Limited.

(d) Foreign Collateral Agreements - Luxembourg

(i) Luxembourg confirmation agreement in respect of the Pledge Over Shares Agreement among SMART Modular Technologies (CI) Inc. as pledgor, Barclays Bank PLC as security agent. and SMART Modular Technologies (LX) S.à r.l. as company, dated 6 August 2014, as amended and restated on 19 September 2014;

(ii) A written legal opinion letter of Elvinger Hoss, Luxembourg counsel to certain Guarantors;

(iii) A written legal opinion letter of CC Luxembourg, Luxembourg counsel to Barclays Bank PLC;

(iv) A customary secretary certificate for each of the Luxembourg Loan Parties executed by any Responsible Officer of such Luxembourg Loan Parties; and

(v) Copy of the up-to-date register of shareholders of SMART Modular Technologies (LX) S.à r.l.

(e) Foreign Collateral Agreements - Malaysia

(i) Supplemental agreement to the Amended and Restated Memorandum of Deposit of Shares dated 25 October 2015;

(ii) Blank updated pre-signed share transfer forms (based on the format prescribed by the Malaysian Companies Act 2016) to be obtained from SMART Modular Technologies (LX) S.à r.l; and

(iii) A written legal opinion letter of Shearn Delamore counsel to Borrower.

Schedule 6.01

Existing Indebtedness

1. The Brazil Facility, it being understood and agreed that the aggregate principal amount outstanding as of July 31, 2017 is, in the case of clause (a) of the definition of Brazil Facility $8,184,906 and $12,647,012 in the case of clause (b) of the definition of Brazil Facility.

2. The SGH Note.

3. $4,666,000 of due, accrued and unpaid fees in respect of that certain Investor Management Agreement which was terminated as of May 23, 2017 (to the extent that such fees are repaid within five (5) Business Days of the Effective Date).

Schedule 6.02

Existing Liens

Liens imposed pursuant to the Guarantee Agreements (i) by and between Itaú Unibanco S.A. (“Itaú Unibanco”) and SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda. (“SMART Brazil”), dated as of February 26, 2015, and (ii) Banco Itaú BBA S/A (“Banco Itaú” and together with “Itaú Unibanco”, “Itau”) and SMART Brazil, dated as of January 21, 2014, pursuant to which SMART Brazil provided restricted cash as collateral under fiduciary credit assignment agreements for the guaranties provided by Itau to the Banco Nacional de Desenvolvimento Economico e Social (BNDES). The total balance of the restricted cash as of August 1, 2017 was R$22 million. SMART Modular Technologies do Brasil – Indústria e Comércio de Componentes Ltda. (“SMART do Brasil”) is an intervening consenting party to both agreements.

Schedule 6.04(e)

Existing Investments

None.

Schedule 6.07

Existing Restrictions

Restrictions imposed pursuant to the Brazil Facility on the ability of SMART Brazil to incur additional Liens on the assets of SMART Brazil without the consent of the lenders party thereto.

Schedule 6.09

Existing Affiliate Transactions

1.	Payment to the Sponsor within five (5) Business Days of the Effective Date of up to $4,666,000 of due, accrued and unpaid fees in respect of that certain Investor Management Agreement which was terminated as of May 23, 2017 so long as at the time of payment no Event of Default has occurred and is continuing or would result therefrom.

2.	The SGH Note.

Schedule 9.01

Notices

SMART Worldwide Holdings, Inc.

c/o SMART Modular Technologies, Inc.

39870 Eureka Drive

Newark, CA 94560-4809

Attn: Legal Department

Email: bruce.goldberg@smartm.com

Parent Borrower Website: www.smartm.com

EXHIBIT A

Form of Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). It is understood and agreed that the rights and obligations of the Assignor and the Assignee hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[Assignor Name]

2.	Assignee:	[Assignee Name]
[and is an Affiliate/Approved Fund/Affiliated Debt Fund of [Lender Name]]

Assignees are Affiliated Lenders: _______

3.	Co-Borrowers:	SMART Modular Technologies (Global), Inc. and SMART Modular Technologies, Inc.

4.	Administrative Agent:	BARCLAYS BANK PLC
as the Administrative Agent under the Credit Agreement

5.	Credit Agreement	The Second Amended and Restated Credit Agreement dated as of August [__], 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company, SMART Modular Technologies, Inc., a California corporation, the Lenders party thereto and Barclays Bank PLC, as Administrative Agent and as Collateral Agent.

6.	Assigned Interest:	Facility Assigned	Aggregate amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned
		[1]	$	$
			$	$
			$ __________________	$ _________________

7.	Effective Date:[2] __________________, 20__

[1]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g., “Revolving Commitment,” “Term Commitment,” “Revolving Loan,” “Term Loan,” etc.).
[2]	To be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]3 Accepted:

BARCLAYS BANK PLC, as
Administrative Agent

By:
Name:
Title:

[Consented to:]4

[___________________], as
[___________]

By:
Name:
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added only if the consent of any of the Co-Borrowers, the Swingline Lender or any Issuing Bank is required by the terms of the Credit Agreement.

ANNEX A

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

1.1       Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assignee is not a Disqualified Lender or an Affiliate of a Disqualified Lender, (iii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Co-Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Co-Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Lender or an Affiliate of a Disqualified Lender and it satisfies all the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and to become a Lender (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) if it is a Lender that is not a United States person, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vii) if it is an Affiliated Lender, it has indicated its status as such in the space provided on the first page of this Assignment and Assumption; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments. From and after the Effective Date referred to in this Assignment and Assumption, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[Reserved]

EXHIBIT C

PERFECTION CERTIFICATE

Reference is made to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”) and SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower”, and together with the Parent Borrower, the “Borrowers”), the lending institutions from time to time parties thereto (the “Lenders”) and Barclays Bank PLC, as administrative agent and collateral agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.

The undersigned, a Responsible Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party on behalf of the Loan Parties as follows:

SECTION 1. Names.

(a)       Set forth on Schedule 1 is (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization or like document and (ii) each other legal name such Loan Party has had in the past five years, together with the date of the relevant name change.

(b)       Except as set forth on Schedule 1, no Loan Party has changed its identity or corporate structure or entered into a similar reorganization in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions of all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) a Person or other acquisitions of material assets outside the ordinary course of business, as well as any change in the form, nature or jurisdiction of organization. With respect to any such change that has occurred within the past five years, Schedules 1 and 2 set forth the information required by Sections 1(a) and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.

SECTION 2. Jurisdictions and Locations. Set forth on Schedule 2 is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned by such jurisdiction and (iii) the address (including, in the case of Loan Parties incorporated or organized in the United States, the county) of the chief executive office of such Loan Party or the registered office of such Loan Party, if applicable.

SECTION 3. Unusual Transactions. Except for Inventory or Accounts acquired pursuant to mergers, consolidations or acquisitions listed in Section 1(b) hereof, all Accounts have been originated by the Loan Parties and all Inventory with an aggregate value in excess of $5,000,000 has been acquired by the Loan Parties in the ordinary course of business.

SECTION 4. UCC Filings. Set forth on Schedule 4 is a true and correct list of each Uniform Commercial Code filing office in which such filing have to be made as to each Loan Party.

SECTION 5. Stock Ownership and other Equity Interests. Set forth on Schedule 5 is a true and correct list, for each Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests owned, beneficially or of record, by such Loan Party, specifying the issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such Equity Interests.

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SECTION 6. Debt Instruments. Set forth on Schedule 6 is a true and correct list, for each Loan Party, of all promissory notes and other evidence of indebtedness (other than checks to be deposited in the ordinary course of business) owned by such Loan Party that are required to be pledged under the Credit Agreement and the Security Documents, including all intercompany notes between or among Holdings, the Borrower and the other Subsidiaries in excess of the US Dollar Equivalent of $5,000,000 in aggregate principal amount, and to the extent applicable, specifying the creditor and debtor thereunder and the outstanding principal amount thereof.

SECTION 7. Real Property. No Loan Party owns any real property as of the Effective Date.

SECTION 8. Intellectual Property.

(a)       Set forth on Schedule 8(a) is a true and correct list, with respect to each Loan Party, of all patents and patent applications owned by such Loan Party (except, for the avoidance of doubt, as otherwise indicated on Schedule 8(a)), including the name of the owner, title, registration or application number of any registrations or applications and, if the “national phase” has been entered into by the owner of any patent application (including, for the avoidance of doubt, with respect to patent applications filed with the World Intellectual Property Organization under the Patent Cooperation Treaty), the corresponding application number applicable to such patent application.

(b)       Set forth on Schedule 8(b) is a true and correct list, with respect to each Loan Party, of all trademarks registrations and applications owned by such Loan Party, including the name of the registered owner and the registration or application number of any registrations and applications.

(c)       Set forth in Schedule 8(c) is a true and correct list, with respect to each Loan Party, of all registered designs and design applications owned by such Loan Party including the name of the registered owner and the registration and/or application number of any registrations or applications.

(d)       Set forth on Schedule 8(d) is a true and correct list, with respect to each Loan Party, of all copyrights registrations owned by such Loan Party, including the name of the registered owner, title and the registration or serial number of any copyright registrations.

(e)       Set forth on Schedule 8(e) is a true and correct list, with respect to each Loan Party, of all exclusive Copyright Licenses under which such Loan Party is a licensee, including the name and address of the licensor under such exclusive Copyright License and the name of the registered owner, title and the registration or serial number of any copyright registration to which such exclusive Copyright License relates.

(f)       All patents and patent applications, trademark registrations and applications and copyright registrations and applications and all exclusive Copyright Licenses under which a Subsidiary is a licensee owned or to be owned by any Subsidiary on or immediately following the Effective Date are listed on Schedules 8(a), 8(b), 8(c), 8(d), and 8(e) hereto.

SECTION 9. Commercial Tort Claims. Set forth on Schedule 9 is a true and correct list of commercial tort claims in excess of $5,000,000 (or its equivalent) held by any Loan Party, including a brief description thereof.

Section 10. Deposit Accounts and Securities Accounts. Set forth on Schedule 10(a) is a true and correct list of all U.S. deposit accounts owned by, maintained in the name of, or held for the

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benefit of any Loan Party . Set forth on Schedule 10(b) is a true and correct list of all U.S. securities accounts owned by, maintained in the name of, or held for the benefit of any Loan Party.

SECTION 11. Other Collateral. Set forth on Schedule 11 is a true and correct list of all the fixed assets, goods and machinery located in Brazil with a fair market value in excess of $5,000,000 (or its equivalent) that is held by any Loan Party, including a brief description thereof.

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IN WITNESS WHEREOF, the undersigned has duly executed this certificate on this 8th day of August 2017.

EXECUTED AS A DEED BY SMART Modular Technologies (Global), Inc.

Name:
Title:

Witness
Name:
Title:

SMART Modular Technologies, Inc.

Name:
Title:

Schedule 1

Loan Party Legal Names

Loan Party’s Exact Legal Name	Other Legal Names (including date of change)
SMART Modular Technologies (Global), Inc.	Modular (Cayman II) Inc. (July 6, 2004);
SMART Modular Technologies, Inc.	N/A
SMART Worldwide Holdings, Inc.	SMART Modular Technologies (WWH), Inc. (March 13, 2012)
SMART Modular Technologies (DH), Inc.	Modular (Cayman III) Inc. (July 1, 2004)
SMART Modular Technologies (DE), Inc.	Modular, Inc. (April 25, 2005)
SMART Modular Technologies (CI), Inc.	Modular Cayman (IV) Inc. (July 7, 2004)
SMART Modular Technologies (LX), S.à r.l.	N/A
SMART Modular Technologies (Latin America), Inc.	SMART Modular Technologies (Puerto Rico), Inc. (February 17, 2012) SMART Modular Technologies (PR) Inc.
SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.	Modular Brasil Participações Ltda. (merged into SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda. on 12/30/2008)
SMART Modular Technologies do Brasil – Indústria e Comércio de Componentes Ltda.	N/A
SMART Modular Technologies (Europe) Limited	N/A
SMART High Reliability Solutions LLC	SMART High Reliability Solutions, Inc. (converted from a corporation to an LLC December 1, 2014.)

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Schedule 2

Loan Party Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Chief Executive Office or Registered Office Address (including county)
SMART Modular Technologies (Global), Inc.	Cayman Islands	Exempt corporation	132900	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
SMART Modular Technologies, Inc.	California	Corporation	C1621485	39870 Eureka Drive Newark, CA 94560 Alameda county
SMART Worldwide Holdings, Inc.	Cayman Islands	Exempt corporation	132367	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
SMART Modular Technologies (DH), Inc.	Cayman Islands	Exempt corporation	132907	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
SMART Modular Technologies (DE), Inc.	Delaware	Corporation	3755981	Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 County of Newcastle
SMART Modular Technologies (CI), Inc.	Cayman Islands	Exempt Corporation	132913	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
SMART Modular Technologies (LX), S.à r.l.	Luxembourg	Limited Liability Company (société à responsabilité limitée)	B 187.024	63, rue de Rollingergrund L-2440 Luxembourg
SMART Modular Technologies (Latin America), Inc.	Cayman Islands	Exempt Corporation	73698	PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.	Brazil	Private limited company	CNPJ: 06.103.827/0001-07	Avenida Tegula, No. 888 Edificio Cristal – Centro Empresarial Atibaia (CEA), Bairro Ponte Alta – Atibaia/SP Brazil Zip Code 12.952-820
SMART Modular Technologies do Brasil – Indústria e Comércio de Componentes Ltda.	Brazil	Private limited company	CNPJ: 11.576.445/0001-30	Avenida Tegula, No. 888 Módulos 2 (mezanino) e 3 – Edifício Ametista – Centro Empresarial Atibaia (CEA), Bairro Ponte Alta – Atibaia/SP – Brazil Zip Code 12.952-820
SMART Modular Technologies (Europe) Limited	England and Wales	Private Limited Company	02837911	c/o Tricor Services Europe LLP 4TH Floor 50 Mark Lane London United Kingdom EC3R 7QR

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SMART High Reliability Solutions LLC	Delaware	Limited Liability Company	5364192	39870 Eureka Drive, Newark, CA 94560

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Schedule 4

UCC Filing Locations

Loan Party	UCC Filing Office/County Recorder’s Office
SMART Modular Technologies (Global), Inc.	D.C. Recorder of Deeds
SMART Modular Technologies, Inc.	California Secretary of State/Alameda County
SMART Worldwide Holdings, Inc.	D.C. Recorder of Deeds
SMART Modular Technologies (DH), Inc.	D.C. Recorder of Deeds
SMART Modular Technologies (DE), Inc.	Delaware Secretary of State/Newcastle County
SMART Modular Technologies (CI), Inc.	D.C. Recorder of Deeds
SMART Modular Technologies (LX), S.à r.l.	D.C. Recorder of Deeds
SMART Modular Technologies (Latin America), Inc.	D.C. Recorder of Deeds
SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.	D.C. Recorder of Deeds
SMART Modular Technologies do Brasil – Indústria e Comércio de Componentes Ltda.	D.C. Recorder of Deeds
SMART Modular Technologies (Europe) Limited	D.C. Recorder of Deeds
SMART High Reliability Solutions LLC	Delaware Secretary of State/Newcastle County

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Schedule 5

Stock Ownership and Other Equity Interests

Loan Party	Issuer	Certificate Number	Number of Equity Interests	Percentage of Ownership
SMART Worldwide Holdings, Inc.	SMART Modular Technologies (Global), Inc.	002	7	100%
SMART Modular Technologies (Global), Inc.	SMART Modular Technologies (CI), Inc.	001, 002	4 (2 of which are uncertificated)	100%
SMART Modular Technologies (Global), Inc.	SMART Modular Technologies (DH), Inc.	001, 002	6 (4 of which are uncertificated)	100%
SMART Modular Technologies (DH), Inc.	SMART Modular Technologies (DE), Inc.	4, 5	2,000	100%
SMART Modular Technologies (DE), Inc.	SMART Modular Technologies, Inc.	4	1,000	100%
SMART Modular Technologies (LX), S.à r.l.	SMART Modular Technologies (Europe) Limited	11	25,000 ordinary shares	100%
SMART Modular Technologies (CI), Inc.	SMART Modular Technologies (LX), S.à r.l.	Uncertificated	20,000 Class A 20,000 Class B 20,000 Class C 20,000 Class D 20,000 Class E 20,000 Class F 20,000 Class G	100%
SMART Modular Technologies (LX), S.à r.l.	SMART Modular Technologies (Deutschland) GmbH	Uncertificated	1 share 25,564.59 EUR	100%
SMART Modular Technologies (LX), S.à r.l.	SMART Modular Technologies (SG) PTE, Ltd.	3	1	100%
SMART Modular Technologies (LX), S.à r.l.	SMART Modular Technologies (Latin America), Inc.	7 Uncertificated	50,000 1	100%
SMART Modular Technologies (LX), S.à r.l.	SMART Modular Technologies Sdn. Bhd.	014, P006	11,650,000 common shares and 50,000 preferred shares	100%
SMART Modular Technologies (LX), S.à r.l.	SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.	Uncertificated	29,153,648	99.9999%

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Loan Party	Issuer	Certificate Number	Number of Equity Interests	Percentage of Ownership
SMART Modular Technologies (LX), S.à r.l.	SMART Modular Technologies do Brasil – Indústria e Comércio de Componentes Ltda.	Uncertificated	18,744,367	99.9999%
SMART Modular Technologies (Latin America), Inc.	SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.	Uncertificated	1	0.0001%
SMART Modular Technologies (Latin America), Inc.	SMART Modular Technologies do Brasil – Indústria e Comércio de Componentes Ltda.	Uncertificated	2	0.0001%
SMART Modular Technologies (DE), Inc.	SMART High Reliability Solutions LLC	Uncertificated	N/A	100%

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Schedule 6

Debt Instruments

Agreement	Date	Loan Party	Lender	Amount Outstanding
Loan Agreement	November 26, 2012	SMART Modular Technologies (Global), Inc.	SMART Modular Technologies (Europe) Limited	USD 1,500,000
Loan Agreement	22-Feb-13	SMART Modular Technologies (Global), Inc.	SMART Modular Technologies (Europe), Ltd.	USD 6,500,000
Note Payable	23-Jan-15	SMART Modular Technologies (DE), Inc.	SMART Global Holdings, Inc.	USD 3,500,111
Loan Agreement	28-Aug-15	SMART Modular Technologies (Global), Inc.	SMART Modular Technologies, Inc.	USD 9,852,909.21
Loan Agreement	21-Nov-16	SMART Modular Technologies (Global), Inc.	SMART Modular Technologies (LX). S.a r.l.	USD 14,000,000
Loan Agreement	20-Jan-17	SMART Modular Technologies, Inc.	SMART Modular Technologies (LX). S.a r.l.	USD 10,000,000
Loan Agreement	10-Feb-17	SMART Modular Technologies, Inc.	SMART Modular Technologies (LX). S.a r.l.	USD 8,500,000
Loan Agreement	13- Apr-17	SMART Modular Technologies, Inc.	SMART Modular Technologies (LX). S.a r.l.	USD 4,950,809
Loan Agreement	14-Apr-17	SMART Modular Technologies, Inc.	SMART Modular Technologies (LX). S.a r.l.	USD 7,500,000
Loan Agreement	2-May-17	SMART Modular Technologies, Inc.	SMART Modular Technologies (LX). S.a r.l.	USD 3,456,113
Loan Agreement	14-Jul-17	SMART Modular Technologies, Inc.	SMART Modular Technologies (LX). S.a.r.l.	USD 11,000,000

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Schedule 8(a)

Intellectual Property

Patents and Patent Applications

Loan Party	TITLE	Inventor(s) Names	Application #	Jurisdiction	Number
SMART Modular Technologies, Inc.	DATA STORAGE SYSTEM WITH INFORMATION EXCHANGE MECHANISM AND METHOD OF OPERATION THEREOF	Lin, Fong-Long and Rubino, Michael	14/512,624	USA
SMART Modular Technologies, Inc.	INTEGRATED CIRCUIT DEVICE SYSTEM WITH ELEVATED CONFIGURATION AND METHOD OF MANUFACTURE THEREOF	Iyer , Satyanarayan Shivkumar Chang, Reuben J. Mahran, Victor	14/077,908	USA	9,603,252
SMART Modular Technologies, Inc.	INTEGRATED CIRCUIT DEVICE SYSTEM WITH ELEVATED CONFIGURATION AND METHOD OF MANUFACTURE THEREOF	Iyer , Satyanarayan Shivkumar Chang, Reuben J. Mahran, Victor	15/462,885	USA
SMART Modular Technologies, Inc.	DYNAMIC BACK-UP STORAGE SYSTEM WITH RAPID RESTORE AND METHOD OF OPERATION THEREOF	Marino , Kelvin Rubino, Michael Amidi, Mike H.	12/878,008	USA	8,423,724
SMART Modular Technologies, Inc.	NON-VOLATILE DYNAMIC RANDOM ACCESS MEMORY SYSTEM WITH NON-DELAY-LOCK-LOOP MECHANISM AND METHOD OF OPERATION THEREOF	Amidi, Mike H.; Marino, Kelvin	13/207,503	USA	8,767,463
SMART Modular Technologies, Inc.	MEMORY MODULES WITH ERROR DETECTION AND CORRECTION	Amidi , Mike H.	11/643,100	USA	7,937,641
SMART Modular Technologies, Inc.	CLOCK AND POWER FAULT DETECTION FOR MEMORY MODULES	Amidi , Mike H. Kolli, Satyadev	11/552,949	USA	7,724,604
SMART Modular Technologies, Inc.	CLOCK AND POWER FAULT DETECTION FOR MEMORY MODULES	Amidi , Mike H. Kolli, Satyadev	12/770,576	USA	8,644,105
SMART Modular Technologies, Inc.	CLOCK AND POWER FAULT DETECTION FOR MEMORY MODULES	Amidi , Mike H. Kolli, Satyadev	12/770,610	USA	8,068,378
SMART Modular Technologies, Inc.	PORTABLE UNIVERSAL SERIAL BUS MEMORY DEVICES AND METHODS FOR USING SUCH DEVICES	Lambert, Grady D.; Chowdhury, Joydeep; Stuart, Carson R.; McDaniel, Ryan C.	11/640,527	USA	7,555,582

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SMART Modula Technologies, Inc.	MULTI-RANK MEMORY MODULE THAT EMULATES A MEMORY MODULE HAVING A DIFFERENT NUMBER OF RANKS	Amidi, Marino, Kolli	10/752,151	USA	8,250,295
SMART Modular Technologies, Inc.	MULTI-RANK MEMORY MODULE THAT EMULATES A MEMORY MODULE HAVING A DIFFERENT NUMBER OF RANKS	Amidi, Marino, Kolli	12/902,073	USA
SMART Modular Technologies, Inc.	MULTI-RANK MEMORY MODULE THAT EMULATES A MEMORY MODULE HAVING A DIFFERENT NUMBER OF RANKS	Amidi, Marino, Kolli	13/568,694	USA	8,990,489
SMART Modular Technologies, Inc.	MULTI-RANK MEMORY MODULE THAT EMULATES A MEMORY MODULE HAVING A DIFFERENT NUMBER OF RANKS	Amidi, Marino, Kolli	13/972,337	USA	8,626,998
SMART Modular Technologies, Inc.	COMPUTING SYSTEM WITH BACKUP AND RECOVERY MECHANISM AND METHOD OF OPERATION THEREOF	Shen , Frey, Marino	13/940,118	USA
SMART Modular Technologies, Inc.	Memory Module with Vertically Accessed Interposer Assemblies	Mike Amidi; Robert Pauley and Satya Iyer	12/465,560	USA	8,379,391
SMART Modular Technologies, Inc.	EXTENDED UNIVERSAL SERIAL BUS CONNECTIVITY	Lambert, Grady D. McDaniel, Ryan Cartland	11/075,407	USA	7,623,355
SMART Modular Technologies, Inc.	COMPUTING SYSTEM WITH NON-DISRUPTIVE FAST MEMORY RESTORE MECHANISM AND METHOD OF OPERATION THEREOF	Frey , Robert Tower Brooks, Joshua Harris	13/277,720	USA	9,684,520
SMART Modular Technologies, Inc.	EXTENDED CAPACITY MEMORY SYSTEM WITH LOAD RELIEVED MEMORY AND METHOD OF MANUFACTURE THEREOF	Mahran , Victor Pauley Jr., Robert S.	13/633,074	USA	9,204,550
SMART Modular Technologies, Inc.	EXTENDED CAPACITY MEMORY SYSTEM WITH LOAD RELIEVED MEMORY AND METHOD OF MANUFACTURE THEREOF	Mahran , Victor Pauley Jr., Robert S.	14/942,787	USA
SMART Modular Technologies, Inc.	MEMORY MANAGEMENT SYSTEM WITH BACKUP SYSTEM AND METHOD OF OPERATION THEREOF	Alavi, Amir	14/994,065	USA
SMART Modular Technologies, Inc.	MEMORY MODULE WITH POWER MANAGEMENT SYSTEM AND METHOD OF OPERATION THEREOF	Mahran, Victor Gabrielli, Kent James Chang, Reuben J.	14/884,369	USA	9,576,615

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SMART Modular Technologies, Inc.	SYSTEM AND METHOD FOR TRANSLATION OF SDRAM AND DDR SIGNALS	Amidi, Hossein, Marino	10/097,687	USA	6,707,756
SMART Modular Technologies, Inc.	NON-VOLATILE MEMORY PACKAGING SYSTEM WITH CACHING AND METHOD OF OPERATION THEREOF	Amidi , Mike H. Rubino, Michael Fin, Alessandro	13/303,818	USA	9,424,188
SMART Modular Technologies, Inc.	APPARATUS AND METHOD FOR BLOCK-BASED DATA STRIPING TO SOLID-STATE MEMORY MODULES WITH OPTIONAL DATA FORMAT PROTOCOL TRANSLATION	McDaniel , Ryan Cartland	12/702,998	USA	8,156,252
SMART Modular Technologies, Inc.	MEMORY MANAGEMENT SYSTEM WITH POWER SOURCE AND METHOD OF MANUFACTURE THEREOF	Shen , Jingying Frey, Robert Tower Marino, Kelvin Brooks, Joshua Harris	13/303,863	USA
SMART Modular Technologies , Inc.	MULTI-CHIP PACKAGE	Park, Bum Wook	12/416,339	USA	7,956,450
SMART Modular Technologies , Inc.	MULTI-CHIP PACKAGE	Park, Bum Wook	10-2008-0098218	KOREA	1000479
SMART Modular Technologies, Inc.	Method for forming bump of semiconductor package	Park, Bum Wook	10-2016-0171482	KOREA
SMART Modular Technologies, Inc.	INTEGRATED CIRCUIT DEVICE SYSTEM WITH ELEVATED STACKED CONFIGURATION AND METHOD OF MANUFACTURE THEREOF	Iyer , Satyanarayan Shivkumar, Pauley Jr., Robert S., J. Mahran, Victor	14/231,622	USA	9,648,754
SMART Modular Technologies, Inc.	SUPERMODULO DE MEMORIA DE SISTEMA DE COMPUTADOR	Alan Michael Gulachenski / Satydev Kolli / Jan Hendrik Helbers	PI 0605071-9	BRAZIL
SMART Modular Technologies Indústria de Componentes Eletronicos Ltda.	HARDWARE CACHE MEMORY ADAPTATIVE SYSTEM (“Sistema adaptativo de memória cache em hardware)	Antonio Augusto Giacomelli de Oliveira (Instituto Eldorado de Tecnologia)	BR 10 2013 031479-0	BRAZIL
SMART Modular Technologies Indústria de Componentes Eletronicos Ltda.	APARELHO DE MICROSSOLDADURA E METODO DE MICROSSOLDAGEM	Bum Wook Park (ESTECom Co. Ltd.)	PI 1002481-6	BRAZIL
SMART Modular Technologies Indústria de Componentes Eletronicos Ltda.	EMBALAGEM MULTICHIP	Bum Wook Park (ESTECom Co. Ltd.)	PI 1002473-5	BRAZIL
SMART Modular Technologies Indústria de Componentes Eletronicos Ltda.	EMBALAGEM PARA SENSOR DE IMAGEM	Bum Wook Park (ESTECom Co. Ltd.)	PI 1002471-9	BRAZIL

11

SMART Modular Technologies Indústria de Componentes Eletronicos Ltda.	PACOTE MULTI-CHIP	Bum Wook Park (ESTECom Co. Ltd.)	PI 0903579-6	BRAZIL
SMART High Reliability Solutions LLC	Solid state drive architecture	Ajoy Aswadhati	13/280,206	USA	9,009,391
SMART High Reliability Solutions LLC	Fabric-based solid state drive architecture	Ajoy Aswadhati	13/831,816	USA	9,606,863
SMART High Reliability Solutions LLC	Compute engine in a smart SSD exploiting locality of data	Ajoy Aswadhati, Vijay Aswadhati	14/147,462	USA	8,935,463
SMART High Reliability Solutions LLC	Enhanced Interface to firmware operating in a solid state drive	Ajoy Aswadhati, Vijay Aswadhati	14/591,887	USA	9,141,292
SMART High Reliability Solutions LLC	Enhanced Interface to firmware operating in a solid state drive	Ajoy Aswadhati, Vijay Aswadhati	14/860,605	USA	9,335,935
SMART Modular Technologies, Inc.	MEMORY MANAGEMENT SYSTEM WITH MULTIPLE BOOT DEVICES AND METHOD OF OPERATION THEREOF	Robert T. Frey	15/055,448	USA
SMART Modular Technologies, Inc.	MEMORY MANAGEMENT SYSTEM WITH MULTIPLE BOOT DEVICES AND METHOD OF OPERATION THEREOF	Robert T. Frey	PCT/US17/18762	PCT
SMART Modular Technologies, Inc.	MEMORY MODULE REPAIR SYSTEM WITH FAILING COMPONENT DETECTION AND METHOD OF OPERATION THEREOF	Reuben J. Chang, Satyanarayan S. Iyer, Michael Rubino	15/066,728	USA
SMART Modular Technologies, Inc.	SOLID STATE STORAGE SYSTEM WITH LATENCY MANAGEMENT MECHANISM AND METHOD OF OPERATION THEREOF	Fong-Long Lin, Shu-Cheng Lin	15/076,433	USA
SMART Modular Technologies, Inc.	SOLID STATE STORAGE SYSTEM WITH LATENCY MANAGEMENT MECHANISM AND METHOD OF OPERATION THEREOF	Fong-Long Lin, Shu-Cheng Lin	PCT/US17/22608	PCT
SMART Modular Technologies, Inc.	INTERCONNECTED MEMORY SYSTEM AND METHOD OF OPERATION THEREOF	Rajesh Ananthanarayanan	15/141,757	USA
SMART Modular Technologies, Inc.	INTERCONNECTED MEMORY SYSTEM AND METHOD OF OPERATION THEREOF	Rajesh Ananthanarayanan	PCT/US17/29001	PCT
SMART Modular Technologies, Inc.	HIGH DENSITY MEMORY MODULE SYSTEM	Satyanarayan S. Iyer, Robert S. Pauley Jr.	15/273,385	USA
SMART Modular Technologies, Inc.	MEMORY CONTROLLER FOR HIGH LATENCY MEMORY DEVICES	Rajesh Ananthanarayanan, Jingying Shen, Amir Alavi	15/285,305	USA

12

SMART Modular Technologies, Inc.	FLASH-BASED BLOCK STORAGE SYSTEM WITH TRIMMED SPACE MANAGEMENT AND METHOF OF OPERATION THEREOF	Victor Y. Tsai, Robert Fillion	15/294,678	USA
SMART Modular Technologies, Inc.	VIRTUAL TIMER FOR DATA RETENTION	Shu-Cheng Lin	15/388,704	USA
SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.	Hardware Cache Memory Adaptative System (“Sistema adaptativo de memória cache em hardware”)	Antonio Augusto Giacomelli de Oliveira (Instituto Eldorado de Tecnologia)	20140104537 (in connection with Brazil application BR 10 2013 031479-0)	Argentina
SMART Modular Technologies Indústria de Componentes Eletrônicos Ltda.	UFD Failure Indicator System (“Sistema de separação de rejeitos para unidades flash”)	André Brustoloni Rusconi and Marco Tadashi Kanekiyo (Flextronics Instituto de Tecnologia)	BR 10 2016 012293-7	Brazil
SMART Modular Technologies, Inc.	Memory Module Test Adapter	Jinyin Shen	15/659,420	USA

13

Schedule 8(b)

Intellectual Property

Trademarks and Trademark Applications

USA:

Loan Party	Registered Owner	Mark	Registration / Application Number
SMART Modular Technologies, Inc.	SMART Modular Technologies, Inc.	SMART Modular Technologies	2121371
SMART Modular Technologies, Inc.	SMART Modular Technologies, Inc.	SAFESTOR	4703972
SMART Modular Technologies, Inc.	SMART Modular Technologies, Inc.	M-HUB	2936255
SMART Modular Technologies, Inc.	SMART Modular Technologies, Inc.	SMART (stylized S)	1907151
SMART Modular Technologies, Inc	SMART Modular Technologies, Inc	SafeDATA	5237547

Brazil:

Application / Registration Number	Trademark	Logotype	Class	Loan Party
826509452 Registered 3/10/2008	"DEVICE"		09 ( NCL )	Smart Modular Technologies, Inc.
826509487 Registered 3/10/2008	"DEVICE"		35 ( NCL )	Smart Modular Technologies, Inc.
826509517 Registered 3/10/2008	"DEVICE"		37 ( NCL )	Smart Modular Technologies, Inc.

14

Application / Registration Number	Trademark	Logotype	Class	Loan Party
828837597 Registered 01/19/2010	“DESIGN”		09 ( NCL )	Smart Modular Technologies, Inc.
828837589 Registered 10/05/2010	"MEMORY WAY"		09 ( NCL )	Smart Modular Technologies, Inc.
825073324 PENDING	"SMART MODULAR TECHNOLOGIES"		09 ( NCL )	Smart Modular Technologies, Inc.
825073332 Registered 3/8/2016	"SMART MODULAR TECHNOLOGIES"		37 ( NCL )	Smart Modular Technologies, Inc.
825073367 PENDING	"SMART MODULAR TECHNOLOGIES"	word mark	09 ( NCL )	Smart Modular Technologies, Inc.

15

Application / Registration Number	Trademark	Logotype	Class	Loan Party
825073375 Registered 3/8/2016	"SMART MODULAR TECHNOLOGIES"	word mark	37 ( NCL )	Smart Modular Technologies, Inc.
826509444 PENDING	"SMART MODULAR TECHNOLOGIES"		09 ( NCL )	Smart Modular Technologies, Inc.
826509479 PENDING	"SMART MODULAR TECHNOLOGIES"		35 ( NCL )	Smart Modular Technologies, Inc.
826509509 Registered 6/14/2016	"SMART MODULAR TECHNOLOGIES"		37 ( NCL )	Smart Modular Technologies, Inc.
903987325 (Approved 01/24/2017)	SMART AROMA		35	Smart Modular Technologies, Inc.

16

Application / Registration Number	Trademark	Logotype	Class	Loan Party

903987384 Registered 4/11/2017	AROMA	09	Smart Modular Technologies, Inc.
903987635 Registered 11/18/2014	SMART AROMA	09	Smart Modular Technologies, Inc.
904115402 Registered 12/9/2014	SMART AROMA CHOCOLATE SMART	09	Smart Modular Technologies, Inc.
904115461 Registered 12/9/2014	SMART AROMA MENTA SMART	09	Smart Modular Technologies, Inc.
904115593 Registered 12/9/2014	SMART AROMA MORANGO SMART	09	Smart Modular Technologies, Inc.

17

Application / Registration Number	Trademark	Logotype	Class	Loan Party

828649278 Pending	XCEEDNP	09	Smart Modular Technologies, Inc.
828649286 Pending	XCEEDNP	35	Smart Modular Technologies, Inc.
828649308 Pending	XCEEDEC	09	Smart Modular Technologies, Inc.
828649316 Pending	XCEEDEC	35	Smart Modular Technologies, Inc.

18

Application / Registration Number	Trademark	Logotype	Class	Loan Party
828649324 Registered 5/17/2011	XCEEDEC	37	Smart Modular Technologies, Inc.
828649332 Pending	XCEEDPC	09	Smart Modular Technologies, Inc.
828649340 Pending	XCEEDPC	35	Smart Modular Technologies, Inc.
828649359 Registered 05/17/2011	XCEEDPC	37	Smart Modular Technologies, Inc.

19

Schedule 8(c)

Intellectual Property

Registered Designs and Design Applications

None.

20

Schedule 8(d)

Intellectual Property

Copyrights and Copyright Applications

None.

21

Schedule 8(e)

Intellectual Property

Exclusive Copyright Licenses

None.

22

Schedule 9

Commercial Tort Claims

Loan Party/Plaintiff	Defendant	Description
None.

23

Schedule 10(a)

Deposit Accounts

Loan Party	Bank	Account Number	Amount
SMART Modular Technologies, Inc. [Concentration]	Bank of America	1416310851	$2,000,000 - $3,000,000
SMART Modular Technologies, Inc. [Collateral]	Bank of America	1416310837	$100,000
SMART Modular Technologies, Inc. [Payroll]	Bank of America	1416310856	$0
SMART High Reliability Solutions, LLC [Concentration]	Bank of America	1416310832	$100,000 - $200,000
SMART High Reliability Solutions, LLC [Payroll/ ZBA]	Bank of America	1416310912	$0
SMART Worldwide Holdings, Inc. [General Checking]	Bank of America	1416310813	$0
SMART Modular Technologies (Global), Inc. [General Checking]	Bank of America	1416310894	$0 - $50,000
SMART Modular Technologies (CI), Inc. [General Checking]	Bank of America	1416310875	$0
SMART Modular Technologies (DE), Inc. [General Checking]	Bank of America	1416310870	$0
SMART Modular Technologies (LX) S.a.r.l [General Checking]	Bank of America	1416310917	$0 - $50,000

24

Schedule 10(b)

Securities Accounts

None.

25

Schedule 11

Fixed Assets located in Brazil

Type of Collateral	Location of Collateral
None.

26

EXHIBIT D-1

Form of Borrowing Request

BARCLAYS BANK PLC
as Administrative Agent under the
Credit Agreement referred to below

Attention:	Date: ______, 20__

Re:	SMART Modular Technologies (Global), Inc. (the “Parent Borrower”)

Reference is made to the Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMART Worldwide Holdings, Inc., the Parent Borrower, SMART Modular Technologies, Inc., the Lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent for such Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Parent Borrower hereby gives you irrevocable notice, pursuant to Section 2.03 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

1.       The date of the Proposed Borrowing is __________, ____ (the “Funding Date”).

[2. The aggregate principal amount of Revolving Loans is $_________, of which $________ consists of ABR Loans and $________ consists of Eurocurrency Loans having an initial Interest Period of ______ months.]

[2. The aggregate principal amount of Term Loans is $_______, of which $________ consists of ABR Loans and $________ consists of Eurocurrency Loans having an initial Interest Period of ______ months.]

3.       The location and number of the Parent Borrower’s account to which the funds of the Proposed Borrowing are to be disbursed is:

__________________________

__________________________.

The undersigned hereby certifies, solely in [his/her] capacity as an officer of the Parent Borrower and not in any individual capacity whatsoever, that the following statements are true:

(i)       the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects on and as of the Funding Date, provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Funding Date or on such earlier date, as the case may be; and

(ii)       at the time of and immediately after giving effect to the Proposed Borrowing, no Default or Event of Default has occurred and is continuing.

SMART Modular Technologies (Global), Inc.

By:
Name:
Title:

3

EXHIBIT D-2

Form of Conversion/Continuation

BARCLAYS BANK PLC
as Administrative Agent under the
Credit Agreement referred to below

Attention:	Date: ______, 20__

Re:	SMART Modular Technologies (Global), Inc. (the “Parent Borrower”)

Reference is made to the Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMART Worldwide Holdings, Inc., the Parent Borrower, SMART Modular Technologies, Inc., the Lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent for such Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The Parent Borrower hereby gives you irrevocable notice, pursuant to Section 2.07 of the Credit Agreement of its request for the following:

[(i) a continuation, on ________, ____, as Eurocurrency Loans having an Interest Period of ___ months of [Revolving Loans] [Term Loans] in an aggregate outstanding principal amount of $____________ having an Interest Period ending on the proposed date for such continuation;]

[(ii) a conversion, on ________, ____, to Eurocurrency Loans having an Interest Period of ___ months of [Revolving Loans] [Term Loans] in an aggregate outstanding principal amount of $_________;] [and]

[(iii) a conversion, on ________, ____, to ABR Loans, of [Revolving Loans] [Term Loans] in an aggregate outstanding principal amount of $_________.]

[In connection herewith, the undersigned hereby certifies, solely in [his/her] capacity as an officer of the Parent Borrower and not in any individual capacity whatsoever, that no Event of Default is continuing on the date hereof, both before and after giving effect to the date for any proposed conversion or continuation set forth above.]5

[5]	Bracketed language to be included only in a Notice of Conversion/Continuation where the resulting loan is a Eurocurrency Loan.

SMART Modular Technologies (Global), Inc.

By:
Name:
Title:

2

EXHIBIT D-3

Form of Repayment Notice

Barclays Bank PLC

as Administrative Agent

Ladies and Gentlemen:	Date: ______, 20__

Reference is made to the Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMART Worldwide Holdings, Inc., SMART Modular Technologies (Global), Inc., SMART Modular Technologies, Inc., the Lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent for such Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby gives you notice pursuant to Section 2.11(f) of the Credit Agreement that it requests a prepayment under the Credit Agreement, and in that connection sets forth below the terms on which such request is made:

1.	Date of prepayment ________/________/________.

Aggregate amount of prepayment of $_________________ under the [Revolving Credit Facility][Term Facility] in accordance with the following:

ABR Loan of $____________________________

Eurocurrency Loan of $____________________________

The prepayment requested herein complies with the provision in the Section 2.11(f) of the Credit Agreement.

SMART Modular Technologies (Global), Inc.

By:
Name:
Title:

EXHIBIT E

Form of First Lien Collateral Agreement

[Provided under separate cover]

EXHIBIT F

[Reserved]

EXHIBIT G

[FORM OF]

FIRST LIEN INTERCREDITOR AGREEMENT

among

SMART WORLDWIDE HOLDINGS, INC.,

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.,

SMART MODULAR TECHNOLOGIES, INC.,

THE OTHER GRANTORS PARTY HERETO,

BARCLAYS BANK PLC
as Collateral Agent for the Credit Agreement Secured Parties,

[INSERT NAME],
as the Initial Additional Agent,

and

each Additional Agent from time to time party hereto

dated as of [       ], 20[   ]

FIRST LIEN INTERCREDITOR AGREEMENT dated as of [       ], 20[    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company ( “Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the other Grantors (as defined below) party hereto, Barclays Bank PLC, as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “First Lien Collateral Agent”), [INSERT NAME], as agent for the Initial Additional First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Agent”) and each Additional Agent from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Agent (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each Additional Agent (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Agent” means the collateral agent and the administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional First Lien Documents, in each case, together with its successors in such capacity.

“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 5.13 of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that the Credit Agreement shall not constitute an Additional First Lien Debt Facility at any time.

“Additional First Lien Documents” means, with respect to any Series of Additional First Lien Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Additional First Lien Documents, and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.

“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of, and interest, fees, and expenses (including, without limitation, any interest, fees, expenses, and other amounts which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Debt Facility, (b) all other amounts payable to the related

Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals of extensions of the foregoing.

“Additional First Lien Secured Party” means, with respect to any Series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by any Borrower or any Guarantor under any related Additional First Lien Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Holdings or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Borrower” or “Borrowers” has the meaning assigned to such terms in the preamble hereto.

“Co-Borrower” has the meaning assigned to such term in the preamble hereto.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the First Lien Collateral Agent, (ii) in the case of the Initial Additional First Lien Obligations, the Initial Additional Agent, and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Agent named for such Series in the applicable Joinder Agreement.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the First Lien Collateral Agent and (ii) from and after the earlier of (x) the Discharge of First Lien Obligations that are Credit Agreement Obligations and (y) the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Collateral Agent is the Controlling Collateral Agent for such Shared Collateral.

“Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017, as amended, restated, supplemented, increased or otherwise modified, refinanced or replaced from time to time, among Holdings, Parent Borrower, the Co-Borrower, the lenders party thereto, and Barclays Bank PLC, as administrative agent and as collateral agent.

“Credit Agreement Obligations” means the “Secured Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means, with respect to any Shared Collateral, the Discharge of the applicable First Lien Obligations with respect to such Shared Collateral; provided that a Discharge of First Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of such First Lien Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the applicable Collateral Agent (under the Secured Credit Document so Refinanced) or by the Borrowers, in each case, to each other Collateral Agent as a “First Lien Obligation” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or any other similarly defined term) as defined in any Secured Credit Document.

“First Lien Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (i) the Credit Agreement Secured Parties, (ii) the Initial Additional First Lien Secured Parties and (iii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Documents” means the Security Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of any Collateral Agent for the purpose of securing any Series of First Lien Obligations.

“Grantors” means Holdings, the Co-Borrower and each other Subsidiary of Holdings which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (including any Subsidiary which becomes a party to this Agreement as contemplated by Section 5.16). The Grantors existing on the date hereof are set forth in Annex I hereto.

“Holdings” has the meaning assigned to such term in the preamble hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Agent” has the meaning assigned to such term in the preamble hereto.

“Initial Additional First Lien Documents” means that certain [[Indenture] dated as of [  ], 20[  ], among the Borrowers, [the Guarantors identified therein,] [     ], as [trustee], and [     ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional First Lien Obligation.

“Initial Additional First Lien Obligations” the “[Obligations]” as defined in the Initial Additional First Lien Documents.

“Initial Additional First Lien Secured Parties” means the “[Secured Parties]” as defined in the Initial Additional First Lien Documents.

“Insolvency or Liquidation Proceeding” means:

(1)       any case or proceeding commenced by or against any Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to any Borrower or any other Grantor or any similar case or proceeding relative to any Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)       any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)       any other proceeding of any type or nature in which substantially all claims of creditors of any Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Additional Agent to the Controlling Collateral Agent pursuant to Section 5.13 hereto in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent (other than the First Lien Collateral Agent) of the Series of First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations (excluding the Series of Credit Agreement Obligations) with respect to such Shared Collateral, but solely to the extent that such Series of First Lien Obligations has a larger aggregate principal amount than the Series of Credit Agreement Obligations then outstanding.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Collateral Agent” means, at any time with respect to any Shared Collateral, any Collateral Agent that is not the Controlling Collateral Agent at such time with respect to such Shared Collateral.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 180 days (throughout which 180 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (i) an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and (ii) the Controlling Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Parent Borrower” has the meaning assigned to such term in the preamble hereto.

“Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement, among the Administrative Agent and one or more Senior Representatives for holders of Permitted Second

Priority Refinancing Debt, with such modifications thereto as the Administrative Agent, the Required Lenders and the Borrowers may reasonably agree.

“Secured Credit Document” means (i) the Credit Agreement and each other Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional First Lien Document and (iii) each Additional First Lien Document.

“Security Agreement” means the “Collateral Agreement” as defined in the Credit Agreement.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Security Documents.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Collateral Agent (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Debt Facility or any related Additional First Lien Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Collateral Agent (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Collateral Agents) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to Mortgaged Properties (as defined in the Credit Agreement) which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a)       Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Borrower or any other Grantor (including any adequate protection payments) or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Collateral Agent or any First Lien Secured Party

and proceeds of any such distribution (all payments, distributions, proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each Series Secured by a valid and perfected Lien on such Shared Collateral on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents); provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely as among the holders of First Lien Obligations and solely for purposes of this clause SECOND and not any Secured Credit Documents, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest on the First Lien Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding; and (iii) THIRD, after the Discharge of all First Lien Obligations, to the Borrowers and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same pursuant to the Second Lien Intercreditor Agreement, if in effect, or otherwise, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, after giving effect to the Second Lien Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a).

(b)       It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c)       Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that (i) the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority and (ii) the benefits and proceeds of the Shared Collateral shall be shared among the First Lien Secured Parties as provided herein.

(d)       Notwithstanding anything in this Agreement or any other First Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit

Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Collateral Agent pursuant to Section 2.05(j), 2.11(b) or 2.22(a)(iv) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)       With respect to any Shared Collateral, (i)  only the Controlling Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and (ii) no Non-Controlling Collateral Agent or other Non-Controlling Secured Party shall or shall instruct the Controlling Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any Collateral Agent or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to the First Lien Secured Parties; (ii) any Collateral Agent or any other First Lien Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Collateral Agent or any other First Lien Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens on the Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or Controlling Secured Party or any other exercise by the Controlling Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party or Collateral Agent with respect to any Collateral not constituting Shared Collateral.

(b)       Each Collateral Agent and the First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement.

(c)       Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a)       Each First Lien Secured Party agrees that (i) it will not challenge, or support any other Person in challenging, in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Controlling Collateral Agent, (iii) it will not institute in any Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (iv) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (v) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b)       Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties that have a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a)       If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b)       Each First Lien Secured Party agrees that each Collateral Agent may enter into any amendment to any First Lien Security Document that does not violate this Agreement.

(c)       Each Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)       This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding under the Bankruptcy Code, any other Bankruptcy Law, or similar law by or against Holdings or any of its Subsidiaries.

(b)       If any Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other applicable Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral unless the Controlling Collateral Agent, shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection with respect to First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Collateral Agent that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing and/or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference or fraudulent transfer under the Bankruptcy Code, any other applicable Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07. Insurance. As between the First Lien Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)       The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time after the Discharge of the First Lien Obligations of the Series for which the Controlling Collateral Agent is acting, the Controlling Collateral Agent shall (at the sole cost and expense of the Grantors), promptly deliver all Possessory Collateral to the Controlling Collateral Agent (after giving effect to the Discharge of such First Lien Obligations) together with any necessary endorsements reasonably requested by the Controlling Collateral Agent (or make such other arrangements as shall be reasonably requested by the Controlling Collateral Agent to allow the Controlling Collateral Agent to obtain control of such Possessory Collateral). Each Collateral Agent shall deliver or cause to be delivered to the Controlling Collateral Agent, to the extent that it is legally permitted to do so, all Possessory Collateral held or controlled by such Collateral Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Possessory Collateral, together with any necessary endorsements. Pending delivery to the Controlling Collateral Agent, each other Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)       The duties or responsibilities of the Controlling Collateral Agent and each other Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Collateral

Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrowers. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other Person as a result of such determination.

ARTICLE IV

The Controlling Collateral Agent

SECTION 4.01. Appointment and Authority.

(a)       Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties also authorizes the Controlling Collateral Agent, at the request of the Borrowers, to execute and deliver the Second Lien Intercreditor Agreement, if applicable, in the capacity as “Designated Senior Representative,” or the equivalent agent, however referred to for the First Lien Secured Parties under such agreement and authorizes the Controlling Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Designated Senior Representative by the terms of the Second Lien Intercreditor Agreement, if in effect, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Secured Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder or under the Second Lien Intercreditor Agreement, if in effect, at the direction of the Controlling Collateral Agent, shall be entitled to the benefits of all provisions of this Article IV and Article VIII of the Credit Agreement and the equivalent provision of any Initial Additional First Lien Document and any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article IV, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

(b)       Each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Controlling Collateral Agent or the Collateral Agent for any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions that do not violate this Agreement which any Collateral Agent or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations, in any Insolvency or Liquidation Proceeding, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

SECTION 4.02. Rights as a First Lien Secured Party.

(a)       The Person serving as the Controlling Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Controlling Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties,” “Initial Additional First Lien Secured Party,” “Initial Additional First Lien Secured Parties,” “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Controlling Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Controlling Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03. Exculpatory Provisions. The Controlling Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(i)       shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)       shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii)       shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(iv)       shall not be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate of an authorized officer of Holdings stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event Default and referencing applicable agreement is given to the Controlling Collateral Agent;

(v)       shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (5) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and

(vi)       need not segregate money held hereunder from other funds except to the extent required by law. The Controlling Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

SECTION 4.04. Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the applicable Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Borrowers stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Controlling Collateral Agent herein by the First Lien Secured Parties) shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)       if to Holdings, to it at SMART Worldwide Holdings, Inc., [         ], Attention: [          ], Fax: [         ], Email: [         ];

(b)       if to the Parent Borrower or any Grantor, to the Parent Borrower, at its address at: [          ], Attention: [          ], Fax: [          ], Email: [          ];

(c)       if to the First Lien Collateral Agent, to it at Barclays Bank PLC, [          ], Attention: [          ], Fax: [          ], Email: [          ];

(d)       if to any other Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Controlling Collateral Agent and each other Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02. Waivers; Amendment; Joinder Agreements.

(a)       No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)       Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrowers’ consent or which increases the obligations or reduces the rights of the Borrowers or any other Grantor, with the consent of the Borrowers).

(c)       Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Additional Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Additional Agent and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Additional Agent is acting shall be subject to the terms hereof.

(d)       Notwithstanding the foregoing, without the consent of any other Collateral Agent or First Lien Secured Party, the Controlling Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Credit Agreement, any Initial Additional First Lien Documents and any Additional First Lien Documents.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First Lien Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Additional Agent represents and warrants that this Agreement is binding upon the Initial Additional First Lien Secured Parties.

SECTION 5.08. Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)       consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Collateral Agent) at the address referred to in 5.01;

(d)       agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e)       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)       THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B)       EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Security Documents or Additional First Lien Documents, the provisions of this Agreement shall control.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Borrowers, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05 or 2.09) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional First Lien Documents), and none of the Borrowers or any other Grantor may rely on the terms hereof (other than Section 2.04, 2.05 or 2.09). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Additional First Lien Obligations. To the extent, but only to the extent permitted by the provisions of the Credit Agreement, the Initial Additional First Lien Documents and the Additional First Lien Documents then in effect, the Borrowers may incur Additional First Lien Obligations. Any such additional class or series of Additional First Lien Obligations (the “Senior Class Debt”) may be secured by a Lien and may be guaranteed by the Grantors on a pari passu basis, in each case under and pursuant to the First Lien Security Documents, if and subject to the condition that the Collateral Agent of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Collateral Agent and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i)       such Senior Class Debt Representative, the Controlling Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Controlling Collateral Agent and such Senior Class Debt Representative) pursuant to which such Senior Class Debt Representative becomes a Collateral Agent and Additional Agent hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Collateral Agent and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii)       the Borrowers shall have delivered to the Controlling Collateral Agent true and complete copies of each of the Additional First Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Borrowers;

(iii)       the Borrowers shall have delivered to the Controlling Collateral Agent an Officer’s Certificate stating that such Additional First Lien Obligations are permitted by each applicable Secured Credit Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional First Lien Obligations under any Secured Credit Document, each Grantor has obtained the requisite consent; and

(iv)       the Additional First Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Controlling Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the entire agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 5.15 Information Concerning Financial Condition of the Borrowers and the other Grantors. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and the other Grantors and all endorsers or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. The Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Controlling Collateral Agent, any other Collateral Agent or any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and Controlling Collateral Agent, the other Collateral Agents and the Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 5.16. Additional Grantors. The Borrowers agree that, if any Subsidiary of Holdings shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III hereto. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Controlling Collateral Agent.

The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.17. Further Assurances. Each Collateral Agent, on behalf of itself and each First Lien Secured Party under the applicable Credit Agreement, Initial Additional First Lien Documents or Additional First Lien Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 5.18. Term Loan Collateral Agent and Notes Collateral Agent. It is understood and agreed that (a) the First Lien Collateral Agent is entering into this Agreement in its capacity as administrative agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to it as administrative agent thereunder shall also apply to it as Controlling Collateral Agent hereunder and (b) the Initial Additional Agent is entering in this Agreement in its capacity as Collateral Agent under the Initial Additional First Lien Documents and the provisions of the Initial Additional First Lien Documents granting or extending any rights, protections, privileges, indemnities and immunities to the Collateral Agent thereunder shall also apply to the Initial Additional Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the First Lien Collateral Agent or Initial Additional Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BARCLAYS BANK PLC,
as First Lien Collateral Agent and Controlling Collateral Agent

By:
Name:
Title:

[ ]
as Initial Additional Agent

By:
Name:
Title:

SMART WORLDWIDE HOLDINGS, INC.

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

[Signature Page to First Lien Intercreditor Agreement]

By:
Name:
Title:

[Signature Page to First Lien Intercreditor Agreement]

ANNEX I

Grantors

ANNEX II

[FORM OF] JOINDER NO. [ ] dated as of [     ], 20[ ] (this “Joinder”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (the “First Lien Intercreditor Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company ( “Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the other Grantors party thereto, Barclays Bank PLC, as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “First Lien Collateral Agent”) and [INSERT NAME], as agent for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Agent”) and each Additional Agent from time to time party thereto.

A.       Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.       As a condition to the ability of the Borrowers or any Subsidiaries of Holdings to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional First Lien Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Collateral Agent under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Collateral Agent under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, upon the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Collateral Agent”) is executing this Joinder in accordance with the requirements of the First Lien Intercreditor Agreement.

Accordingly, the Controlling Collateral Agent and the New Collateral Agent agree as follows:

SECTION 1. In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Collateral Agent by its signature below becomes a Collateral Agent and Additional Agent under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Collateral Agent had originally been named therein as a Collateral Agent, and the New Collateral Agent, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Collateral Agent and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to a “Collateral Agent” or an “Additional Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Collateral Agent represents and warrants to the Controlling Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon the New Collateral Agent’s entry into this Agreement, the

Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

IN WITNESS WHEREOF, the New Collateral Agent and the Controlling Collateral Agent have duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW COLLATERAL AGENT], as
[ ] for the holders of
[ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:

[___________________],
as Controlling Collateral Agent

By:
Name:
Title:

SMART WORLDWIDE HOLDINGS, INC.

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

By:
Name:
Title:

Schedule I to the
Joinder to the
First Lien Intercreditor Agreement

Grantors

[                  ]

ANNEX III

SUPPLEMENT NO. dated as of , 20 (this “Supplement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [ ], 20[ ] (the “First Lien Intercreditor Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company ( “Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the other Grantors party thereto, Barclays Bank PLC, as collateral agent for the Credit Agreement Secured Parties (in such capacity, the “C Collateral Agent”) and [INSERT NAME], as agent for the Initial Additional First Lien Secured Parties(in such capacity and together with its successors in such capacity, the “Initial Additional Agent”) and each Additional Agent from time to time party thereto.

A.       Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.       The Grantors have entered into the First Lien Intercreditor Agreement. Pursuant to certain Secured Credit Documents, certain newly acquired or organized Subsidiaries of Holdings are required to enter into the First Lien Intercreditor Agreement. Section 5.16 of the First Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Initial Additional First Lien Documents and Additional First Lien Documents.

Accordingly, the Controlling Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 5.16 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Controlling Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrowers as specified in the First Lien Intercreditor Agreement.

SECTION 8. The Borrowers agree to reimburse the Controlling Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Controlling Collateral Agent.

IN WITNESS WHEREOF, the New Grantor, and the Controlling Collateral Agent have duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],
By:
Name:
Title:

Acknowledged by:

[_________________], as Controlling Collateral Agent,

By:
Name:
Title:

EXHIBIT H

[FORM OF]

SECOND LIEN INTERCREDITOR AGREEMENT

among

SMART WORLDWIDE HOLDINGS, INC.,

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.,

SMART MODULAR TECHNOLOGIES, INC.,

THE OTHER GRANTORS PARTY HERETO,

BARCLAYS BANK PLC
as the Senior Collateral Agent for the Senior Secured Parties,

[INSERT NAME]
as Junior Collateral Agent for the Junior Secured Parties,

and

each Additional Senior Agent and Additional Junior Agent from time to time party hereto dated as of ______ __, 20[__]

SECOND LIEN INTERCREDITOR AGREEMENT dated as of _______ __, 20[__] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company ( “Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the other Grantors (as defined below) party hereto, Barclays Bank PLC, as collateral agent for the Senior Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Senior Collateral Agent”), [INSERT NAME], as collateral agent for the Initial Junior Debt Secured Parties (in such capacity and together with its successors in such capacity, the “Junior Collateral Agent”) and each Additional Senior Agent and each Additional Junior Agent that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Collateral Agent (for itself and on behalf of the Senior Credit Agreement Secured Parties), the Junior Collateral Agent (for itself and on behalf of the Junior Secured Parties), each Additional Senior Agent (for itself and on behalf of the Additional Senior Secured Parties under the applicable Additional Senior Debt Facility) and each Additional Junior Agent (for itself and on behalf of the Additional Junior Secured Parties under the applicable Additional Junior Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.10 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Senior Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Junior Agent” means the collateral agent, administrative agent and/or trustee (as applicable) or any other similar agent or Person under any Additional Junior Debt Documents, in each case, together with its successors in such capacity.

“Additional Junior Debt” means any Indebtedness of the Borrowers or any other Grantor (other than Indebtedness constituting Initial Junior Debt Obligations) guaranteed by the Guarantors (and not guaranteed by any other Person) which Indebtedness and Guarantees are secured by the Junior Collateral (or a portion thereof) on a pari passu basis or junior priority basis (but without regard to control of remedies) with the Initial Junior Debt Obligations (and not secured by Liens on any other assets of the Borrowers or any Guarantor); provided, however, that, (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Additional Junior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Junior Debt Documents” means, with respect to any Series of Additional Junior Debt Obligations, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Junior Debt Obligations and each other agreement entered into for the purpose of securing such Additional Junior Debt Obligations.

“Additional Junior Debt Facility” means each debt facility, credit agreement, indenture or other governing agreement with respect to any Additional Junior Debt.

“Additional Junior Debt Obligations” means, with respect to any Series of Additional Junior Debt, (a) all principal of, and interest, fees, expenses and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Junior Debt, (b) all other amounts payable to the related Additional Junior Secured Parties under the related Additional Junior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Junior Secured Parties” means, with respect to any Series of Additional Junior Debt Obligations, the holders of such Additional Junior Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrowers or any Guarantor under any related Additional Junior Debt Documents.

“Additional Senior Agent” means the collateral agent, administrative agent and/or trustee (as applicable) under any Additional Senior Debt Documents, in each case, together with its successors in such capacity.

“Additional Senior Debt” means any Indebtedness of the Borrowers or any other Grantor (other than Indebtedness constituting Senior Credit Agreement Obligations) guaranteed by the Guarantors (and not guaranteed by any other Subsidiary) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis or a junior priority basis (but without regard to control of remedies) with the Senior Credit Agreement Obligations (and not secured by Liens on any other assets of the Borrowers or any Subsidiary), but in either case on a senior priority basis to the Junior Obligations; provided, however, that, (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in Section 5.13 thereof. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor; provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Borrower, then the Guarantors, the Senior Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement.

“Additional Senior Debt Documents” means, with respect to any Series of Additional Senior Debt, the notes, credit agreements, indentures, security documents and other operative agreements evidencing or governing such Additional Senior Debt and each other agreement entered into for the purpose of securing such Additional Senior Debt Obligations.

“Additional Senior Debt Facility” means each debt facility, credit agreement, indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any Series of Additional Senior Debt, (a) all principal of, and interest, fees, expenses and other amounts (including, without limitation, any interest, fees, and expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional

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Senior Secured Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Secured Parties” means, with respect to any Series of Additional Senior Debt Obligations, the holders of such Additional Senior Debt Obligations, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrowers or any Guarantor under any related Additional Senior Debt Documents.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of Holdings or any of its Subsidiaries, or similar law affecting creditors’ rights generally.

“Borrower” or “Borrowers” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Co-Borrower” has the meaning assigned to such term in the preamble hereto.

“Collateral” means the Senior Collateral and the Junior Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Collateral Documents.

“Debt Facility” means any Senior Debt Facility and any Junior Debt Facility.

“Designated Junior Representative” means (i) the Junior Collateral Agent until such time as the Junior Debt Facility under the Initial Junior Debt Documents ceases to be the only Junior Debt Facility under this Agreement and (ii) thereafter, the Junior Representative designated by all then existing Junior Representatives in a notice to the Designated Senior Representative.

“Designated Senior Representative” means (i) the “Controlling Collateral Agent” as defined in the First Lien Intercreditor Agreement or any comparable designated entity under any successor agreement to the First Lien Intercreditor Agreement or (ii) in the case that no First Lien Intercreditor Agreement or any successor thereto is then in effect, the remaining Senior Representative.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

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“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Obligations thereunder, as the case may be, are no longer secured by Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Senior Credit Agreement Obligations” means with respect to the Shared Collateral, (a) payment in full in cash of the principal of, and interest, fees and expenses (including interest, fees and expenses accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the Senior Credit Agreement, whether or not such interest, fees and expenses would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all of the outstanding Senior Credit Agreement Obligations, (b) payment in full in cash of all other Senior Credit Agreement Obligations that are due and payable, or otherwise accrued and owing, at or prior to the time such principal and interest, fees and expenses are paid and (c) termination of all commitments under the Senior Credit Agreement; provided that the Discharge of Senior Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Senior Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the administrative agent under the Senior Credit Agreement so refinanced to the Designated Second Priority Representative as the “Senior Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of Senior Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“First Lien Intercreditor Agreement” has the meaning assigned to such term in the Senior Credit Agreement.

“Grantors” means Holdings, Parent Borrower, the Co-Borrower and each other Subsidiary of Holdings which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Subsidiaries of Holdings that are Grantors existing on the date hereof are the Borrowers and those entities set forth in Annex I hereto.

“Guarantors” has the meaning assigned to such term in the Senior Credit Agreement.

“Holdings” has the meaning assigned to such term in the preamble hereto.

“Initial Junior Debt Documents” means the that certain [Credit Agreement][Indenture] dated as of [ ], 20[ ], among the Borrowers, [the Guarantors identified therein,] [and] [ ], as [administrative agent][trustee][, and [ ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Junior Debt Obligations.

“Initial Junior Debt Obligations” means the Junior Debt Obligations arising pursuant to the Initial Junior Debt Documents.

“Initial Junior Debt Secured Parties” means the holders of any Initial Junior Debt Obligations and the Junior Collateral Agent.

“Insolvency or Liquidation Proceeding” means:

(1)       any case or proceeding commenced by or against the Borrowers or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrowers or any other Grantor, any

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receivership or assignment for the benefit of creditors relating to the Borrowers or any other Grantor or any similar case or proceeding relative to the Borrowers or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)       any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrowers or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)       any other proceeding of any type or nature in which substantially all claims of creditors of the Borrowers or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the Senior Credit Agreement Security Agreement.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Designated Senior Representative and the Designated Junior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Junior Secured Parties, as the case may be, under such Debt Facility.

“Junior Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Junior Collateral” means any “Collateral” as defined in any Junior Debt Document or any other assets of the Borrowers or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Collateral Document as security for any Junior Obligation.

“Junior Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Junior Collateral Documents” means the Initial Junior Security Documents, this Agreement and each of the security agreements and other instruments and documents executed and delivered by the Borrowers or any Grantor for purposes of providing collateral security for any Junior Obligation.

“Junior Debt Documents” means (a) the Initial Junior Debt Documents and (b) any Additional Junior Debt Documents.

“Junior Debt Facility” means the Initial Junior Debt Documents and any Additional Junior Debt Facilities.

“Junior Enforcement Date” means, with respect to any Junior Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Junior Representative that (x) such Junior Representative is the Designated Junior Representative and that

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an Event of Default under and as defined in the Junior Debt Document for which such Junior Representative has been named as Representative has occurred and is continuing and (y) all of the outstanding Junior Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Debt Documents; provided that the Junior Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral or (2) at any time any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Obligations” means (a) the Initial Junior Debt Obligations and (b) any Additional Junior Debt Obligations.

“Junior Representative” means (i) in the case of the Initial Junior Debt Documents covered hereby, the Junior Collateral Agent and (ii) in the case of any Additional Junior Debt Facility and the Additional Junior Secured Parties thereunder, each Additional Junior Agent in respect of such Additional Junior Debt Facility that is named as such in the applicable Joinder Agreement.

“Junior Secured Parties” means the Initial Junior Debt Secured Parties and any Additional Junior Secured Parties.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Parent Borrower” has the meaning assigned to such term in the preamble hereto.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral, any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Secured Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“Recovery” has the meaning assigned to such term in Section 6.04.

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“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Junior Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Secured Obligations” means the Senior Obligations and the Junior Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Secured Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Senior Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Borrowers or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligation.

“Senior Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Senior Collateral Documents” means the Senior Credit Agreement Security Agreement and the other “Security Documents” as defined in the Senior Credit Agreement, the First Lien Intercreditor Agreement and each of the security agreements and other instruments and documents executed and delivered by the Borrowers or any Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017, as amended, restated, supplemented, increased or otherwise modified, refinanced or replaced from time to time, among Holdings, Parent Borrower, the Co-Borrower, the lenders party thereto, and Barclays Bank PLC, as administrative agent and as collateral agent.

“Senior Credit Agreement Loan Documents” means the Senior Credit Agreement and the other “Loan Documents” as defined in the Senior Credit Agreement.

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“Senior Credit Agreement Obligations” means the “Secured Obligations” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Senior Credit Agreement.

“Senior Credit Agreement Security Agreement” means the “Collateral Agreement” as defined in the Senior Credit Agreement.

“Senior Debt Documents” means (a) the Senior Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Debt Facilities” means the Senior Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Senior Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Senior Credit Agreement Obligations or the Senior Credit Agreement Secured Parties, the Senior Collateral Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Secured Parties thereunder, each Additional Senior Agent in respect of such Additional Senior Debt Facility that is named as such in the applicable Joinder Agreement.

“Senior Secured Parties” means the Senior Credit Agreement Secured Parties and any Additional Senior Secured Parties.

“Series” means (a) (x) with respect to the Senior Secured Parties, each of (i) the Senior Credit Agreement Secured Parties (in their capacities as such) and (ii) the Additional Senior Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Additional Senior Secured Parties) and (y) with respect to the Junior Secured Parties, each of (i) the Initial Junior Debt Secured Parties (in their capacity as such) and (ii) the Additional Junior Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Additional Junior Secured Parties) and (b) (x) with respect to any Senior Obligations, each of (i) the Senior Credit Agreement Obligations and (ii)  the Additional Senior Debt Obligations incurred pursuant to any Additional Senior Debt Facility and or any Additional Senior Debt Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Additional Senior Debt Obligations) and (y) with respect to any Junior Obligations, each of (i) the Initial Junior Debt Obligations and (ii) the Additional Junior Debt Obligations incurred pursuant to any Additional Junior Debt Facility and the related Additional Junior Debt Documents, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Additional Junior Debt Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Debt Facility and the holders of Junior Obligations under at least one Junior Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Debt Facilities, are deemed to hold a security interest pursuant to Section 2.04). If, at any time,

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any portion of the Senior Collateral under one or more Senior Debt Facilities does not constitute Junior Collateral under one or more Junior Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Debt Facilities for which it constitutes Junior Collateral and shall not constitute Shared Collateral for any Junior Debt Facility which does not have a security interest in such Collateral at such time.

“Uniform Commercial Code” or “UCC” means the New York UCC, or the Uniform Commercial Code (or any similar or comparable legislation) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination.

(a)       Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Representative or any Junior Secured Parties on the Shared Collateral or of any Liens granted to any Senior Representative or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees that any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations now or hereafter held by or on behalf of any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Obligations; and

(b)       any Lien on the Shared Collateral securing or purporting to secure any Junior Obligations now or hereafter held by or on behalf of any Junior Secured Parties or any Junior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on

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the Shared Collateral securing or purporting to secure any Senior Obligations. All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. Nature of Senior Lender Claims. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased in the manner permitted under the Senior Debt Documents and the Junior Debt Documents, in each case, without notice to or consent by the Junior Representatives or the Junior Secured Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Obligations, or any portion thereof. As between the Borrowers and the other Grantors and the Junior Secured Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrowers and the Grantors contained in any Junior Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition on Contesting Liens. Each of the Junior Representatives, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or any claims asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Designated Senior Representative and each other Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, allowability, priority or enforceability of any Lien securing, or any claims asserted with respect to, any Junior Obligations held (or purported to be held) by or on behalf of any of any Junior Representative or any of the Junior Secured Parties in the Junior Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Designated Senior Representative or any other Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Junior Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Junior Representative or any Junior Secured Party shall hold any Lien on any assets or property of any Grantor securing any Junior Obligations that are not also subject to the senior-priority Liens securing Senior Obligations under the Senior Collateral Documents, such Junior Representative or Junior Secured Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Senior Representatives as security for the Senior Obligations, shall assign such Lien to

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the Senior Representatives as security for the Senior Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Representatives, shall be deemed to also hold and have held such Lien for the benefit of the Senior Representatives as security for the Senior Obligations. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds or payment from or as a result of any Liens granted in contravention of this Section 2.04, it shall pay such proceeds or payments over to the Designated Senior Representative in accordance with the terms of Section 4.02.

SECTION 2.05. Perfection of Liens. Except for the agreements of the Designated Senior Representative pursuant to Section 5.05 hereof, none of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Representatives or the Junior Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Secured Parties and shall not impose on the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives, the Junior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Junior Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Senior Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Senior Collateral Agent pursuant to Section 2.05(j), 2.11(b) or 2.22(a)(iv) of the Senior Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Senior Credit Agreement and will not constitute Shared Collateral.

SECTION 2.07. Refinancings. The Senior Credit Agreement Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Senior Debt Document) of any party hereto, all without affecting the priorities provided for herein or the other provisions hereof; provided that the collateral agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness and such collateral agent and Grantors shall have complied with Section 8.09 with respect to such Indebtedness.

ARTICLE III

Enforcement

SECTION 3.01 Exercise of Remedies.

(a)       So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrowers or any other Grantor, (i) neither any Junior Representative nor any Junior Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Designated

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Senior Representative, any other Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Designated Senior Representative, any other Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment, and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Junior Representative or any Junior Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrowers or any other Grantor, any Junior Representative may file a claim, proof of claim, or statement of interest with respect to the Junior Obligations under its Junior Debt Facility, (B) any Junior Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) to the extent not otherwise inconsistent with, or prohibited by, this Agreement, any Junior Representative and the Junior Secured Parties may exercise their rights and remedies as unsecured creditors, to the extent as provided in Section 5.04, (D) any Junior Representative may exercise the rights and remedies provided for in Section 6.03 and may vote on a proposed Plan of Reorganization in any Insolvency or Liquidation Proceeding of the Borrowers or any other Grantor in accordance with the terms of this Agreement (including Section 6.12), (E) any Junior Representative and the Junior Secured Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Parties, including any claims secured by the Junior Collateral, in each case in accordance with the terms of this Agreement and (F) from and after the Junior Enforcement Date, the Designated Junior Representative or any person authorized by it may exercise or seek to exercise any rights or remedies with respect to any Shared Collateral in respect of any Junior Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), in each case (A) through (F) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement. In exercising rights and remedies with respect to the Senior Collateral, the Designated Senior Representative, the other Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b)       So long as the Discharge of Senior Obligations has not occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Junior Obligations. Without limiting the generality of the foregoing, unless and

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until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in Section 3.01(a) and in Article VI, the sole right of the Junior Representatives and the Junior Secured Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Obligations pursuant to the Junior Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)       Subject to the proviso in Section 3.01(a), (i) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that neither such Junior Representative nor any such Junior Secured Party will take any action that would hinder or interfere with any exercise of remedies undertaken by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives any and all rights it or any such Junior Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Secured Parties.

(d)       Each Junior Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Debt Document shall be deemed to restrict in any way the rights and remedies of the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)       Subject to the proviso in Section 3.01(a), until the Discharge of Senior Obligations, the Designated Senior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Junior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Collateral and shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Secured Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Representatives, or for the taking of any other action authorized by the Junior Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Junior Representative or other agent or trustee acting on behalf of the Junior Secured Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Secured Parties or the Junior Obligations.

SECTION 3.02. Cooperation. Subject to the proviso in Section 3.01(a), each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Designated Senior Representative upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Debt Documents or otherwise in respect of the Junior Obligations.

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SECTION 3.03. Actions upon Breach. Should any Junior Representative or any Junior Secured Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Designated Senior Representative or any other Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Borrowers or any other Grantor) or any Borrower may obtain relief against such Junior Representative or such Junior Secured Party by injunction, specific performance or other appropriate equitable relief. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Junior Representatives or any Junior Secured Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Designated Senior Representative, any other Senior Representative or any Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies or in any Insolvency or Liquidation Proceeding shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the First Lien Intercreditor Agreement and the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred (together with, in the case of repayment of any revolving credit or similar loans, a permanent reduction in the commitments thereunder). Upon the Discharge of Senior Obligations, the Designated Senior Representative shall deliver promptly to the Designated Junior Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Representative to the Junior Obligations in such order as specified in the relevant Junior Debt Documents.

SECTION 4.02. Payments Over. Any Shared Collateral or Proceeds thereof received by any Junior Representative or any Junior Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment), (except as otherwise set forth in Article VI) in any Insolvency or Liquidation Proceeding, or otherwise relating to the Shared Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Representatives or any such Junior Secured Party. This authorization is coupled with an interest and is irrevocable.

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ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a)       Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of Holdings), the Liens granted to the Junior Representatives and the Junior Secured Parties upon such Shared Collateral to secure Junior Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations (but shall attach to the proceeds of such sale, transfer, or other disposition subject to the priorities set forth herein and to the provisions of Section 5.01(c)). Upon delivery to a Junior Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Secured Parties and the Junior Representatives) and any necessary or proper instruments of termination or release prepared by the Borrowers or any other Grantor, such Junior Representative will promptly execute, deliver or acknowledge, at the Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Representative, for itself and on behalf of the Junior Secured Parties under its Junior Debt Facility, to release the Liens on the Junior Collateral as set forth in the relevant Junior Debt Documents.

(b)       Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby irrevocably constitutes and appoints each Senior Representative and any officer or agent of each Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Representative or such Junior Secured Party or in such Senior Representative’s own name, from time to time in such Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)       Unless and until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Representatives or the Junior Secured Parties to receive proceeds in connection with the Junior Obligations not otherwise in contravention of this Agreement.

(d)       Notwithstanding anything to the contrary in any Junior Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of

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Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both any Designated Senior Representative and any Junior Representative or Junior Secured Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

SECTION 5.02 Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Representative for the benefit of the Junior Secured Parties pursuant to the terms of the applicable Junior Debt Documents and (iii) third, if no Junior Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Representative or any Junior Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to Junior Collateral Documents.

(a)       Without the prior written consent of the Designated Senior Representative, no Junior Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Borrowers agree to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Collateral Documents and (ii) any new Junior Collateral Documents promptly after effectiveness thereof. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that each Junior Collateral Document under its Junior Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Junior Representative pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to (A) Barclays Bank PLC, as collateral agent, pursuant to or in connection with the Senior Credit Agreement dated as of August [__], 2017 (as amended, restated, supplemented or otherwise modified

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from time to time), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company, SMART Modular Technologies, Inc., a California corporation, the Lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and as collateral agent and (B) [INSERT NAME], as [INSERT CAPACITY], pursuant to or in connection with the [Additional Senior Debt Document] (as amended, restated, supplemented or otherwise modified from time to time), among [INSERT NAME] and the other parties thereto, and (ii) the exercise of any right or remedy by the Junior Representative hereunder is subject to the limitations and provisions of the Second Lien Intercreditor Agreement dated as of _________ __, 20[__] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Barclays Bank PLC, as Senior Collateral Agent, [INSERT NAME], as Junior Collateral Agent, the other agents and representatives party thereto, SMART Worldwide Holdings, Inc., a Cayman Islands exempted company, SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company, SMART Modular Technologies, Inc., a California corporation and its other subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b)       In the event that any Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Designated Senior Representative, the Senior Secured Parties, the Borrowers or any other Grantor thereunder (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Collateral Documents without the consent of any Junior Representative or any Junior Secured Party and without any action by any Junior Representative, the Borrowers or any other Grantor; provided, however, (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Junior Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.01 of this Agreement and provided that there is a corresponding release of the Lien securing the Senior Obligations, (ii) imposing duties that are adverse on any Junior Representative without its consent or (iii) altering the terms of the Junior Debt Documents to permit other Liens on the Collateral not permitted under the terms of the Junior Debt Documents as in effect on the date hereof or Article VI hereof and (B) that written notice of such amendment, waiver or consent shall have been given to each Junior Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

(c)       The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Junior Secured Party; provided, however, that, without the consent of the Junior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement. The Junior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms without the consent of any Senior Secured Party; provided, however, that, without the consent of the Senior Representatives, no such amendment, restatement, supplement, modification or refinancing (or successive amendments, restatements, supplements, modifications or refinancings) shall contravene any provision of this Agreement.

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SECTION 5.04. Rights as Unsecured Creditors. The Junior Representatives and the Junior Secured Parties may exercise rights and remedies as unsecured creditors against the Borrowers and any other Grantor in accordance with the terms of the Junior Debt Documents and applicable law so long as such rights and remedies do not violate, or are not otherwise inconsistent with, any other provision of this Agreement~~.~~ (including any provision prohibiting or restricting the Junior Representatives or the Junior Secured Parties from taking various actions or making various objections). Nothing in this Agreement shall prohibit the receipt by any Junior Representative or any Junior Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Junior Representative or any Junior Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Junior Representative or any Junior Secured Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection.

(a)       Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Senior Representative (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, such Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)       In the event that the Senior Collateral Agent (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, the Senior Collateral Agent agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Junior Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)       Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, each Senior Representative shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Collateral Documents did not exist. The rights of the Junior Representatives and the Junior Secured Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)       No Senior Representative shall have any obligation whatsoever to the Junior Representatives or any Junior Secured Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or

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responsibilities of each Senior Representative under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Representative for purposes of perfecting the Lien held by such Junior Representative.

(e)       No Senior Representative shall have by reason of the Junior Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Representative or any Junior Secured Party, and each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby waives and releases each Senior Representative from all claims and liabilities arising pursuant to such Senior Representative’s role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f)       Upon the Discharge of Senior Obligations, each Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Junior Representative is entitled to approve any awards granted in such proceeding. The Borrowers and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by such Senior Representative as a result of its own willful misconduct, gross negligence or bad faith. No Senior Representative has any obligation to follow instructions from the Designated Junior Representative in contravention of this Agreement.

(g)       Neither the Designated Senior Representative nor any of the other Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Borrowers or any other Grantor to the Designated Senior Representative, any other Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Borrowers or any other Grantor incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then the Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Designated Senior Representative of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be a Senior Representative for all

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purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Designated Senior Representative), each Junior Representatives (including the Designated Junior Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Borrower), including amendments or supplements to this Agreement, as the Borrowers or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to the Designated Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral and (c) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Designated Senior Representative is entitled to approve any awards granted in such proceeding

5.07. Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties’ remedies in accordance with the Senior Debt Documents and this Agreement, the Senior Secured Parties agree that following (a) the acceleration of the Senior Obligations in accordance with the terms of the Senior Debt Documents or (b) the commencement of an Insolvency or Liquidation Proceeding by any Grantor (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Junior Secured Parties may request, and the Senior Secured Parties hereby offer the Junior Secured Parties, the option to purchase all, but not less than all, of the aggregate amount of Senior Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Obligations and accrued and unpaid interest, fees, and expenses without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Acceptance (as such term is defined in the Senior Credit Agreement)). If such purchase right is timely exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Junior Secured Parties timely exercises such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Senior Representatives and the Junior Representatives. If none of the Junior Secured Parties timely exercises such purchase right, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing and Sale Issues. Until the Discharge of Senior Obligations has occurred, if the Borrowers or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Designated Senior Representative or any other Senior Representative shall desire to consent (or not object) to, as applicable, the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law to be secured by the Senior Collateral (“DIP Financing”), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it will (as applicable) raise no objection to and will not otherwise contest such use of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations under the Senior Credit Agreement or, if no Senior Credit Agreement then exists,

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under the other Senior Debt Documents are subordinated to or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Designated Senior Representative, and the Designated Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing shall be adequate notice. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, further agrees that, until the Discharge of Senior Obligations has occurred, it will (as applicable) raise no objection to and will not otherwise contest, (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations with respect to the Senior Collateral made by the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party, (b) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral (including, without limitation, pursuant to Section 363(k) of the Bankruptcy Code or any similar provision under any other applicable Bankruptcy Law) or to exercise any rights under Section 1111(b) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law) with respect to the Senior Collateral, (c) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (d) any order relating to a sale or other disposition of any or all of the Senior Collateral for which the Designated Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Obligations pursuant to this Agreement, without limiting the foregoing, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that it may not raise any objections based on rights afforded by Sections 363(e) or Section 363(f) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. In addition, the Junior Secured Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

SECTION 6.03. Adequate Protection. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties for adequate protection in any form, (b) any objection by the Designated Senior Representative, the other Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Designated Senior Representative’s or any other Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of interest, fees, expenses or other amounts of the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party as adequate protection or otherwise under Section 506(b) or 506(c) of the Bankruptcy Code or any similar

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provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority administrative expense claim in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, may seek or request adequate protection in the form of (as applicable) a Lien on such additional or replacement collateral and/or a superpriority administrative expense claim, which Lien and/or superpriority administrative expense claim (as applicable) is subordinated to the Liens securing or providing adequate protection for, and claims with respect to, the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to the Liens securing and claims with respect to the Senior Obligations under this Agreement and (ii) in the event any Junior Representatives, for themselves and on behalf of the Junior Secured Parties under their Junior Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of (as applicable) a Lien on additional or replacement collateral and/or a superpriority administrative expense claim, then such Junior Representatives, for themselves and on behalf of each Junior Secured Party under their Junior Debt Facilities, agree that the Senior Representatives shall also be granted (as applicable) a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and/or a senior superpriority administrative expense claim, and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Junior Obligations and/or superpriority administrative expense claim shall be subordinated to the Liens on such collateral securing and claims with respect to the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens and claims granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing and claims with respect to the Junior Obligations are so subordinated to such Liens securing and claims with respect to Senior Obligations under this Agreement; provided, however, that each Junior Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Junior Secured Parties it represents, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any Plan of Reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amounts of such claims. Without limiting the generality of the foregoing, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then the Junior Representatives, for themselves and on behalf of the Junior Secured Parties under their Junior Debt Facilities, shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Junior Secured Parties.

SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrowers or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall still be entitled to a future Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby

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agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Collateral Documents constitute separate and distinct grants of Liens, (b) the Junior Secured Parties’ claims against the Grantors in respect of their Liens on the Shared Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the Senior Secured Parties against the Grantors in respect of the Shared Collateral, and (c) because of, among other things, their differing rights in the Shared Collateral, the Junior Obligations are fundamentally different from the Senior Obligations and must be separately classified in any Plan of Reorganization proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Junior Secured Parties in respect of the Shared Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution is made from the Shared Collateral in respect of the Junior Obligations, with each Junior Representative, for itself and on behalf of each Junior Secured Party under its Junior Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them from the Shared Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties. This Section 6.05 is intended to govern the relationship between the classes of claims held by the Junior Secured Parties, on the one hand, and a collective class of claims comprised of the Senior Credit Agreement Secured Parties and any Additional Senior Secured Parties (as opposed to separate classes of each such series of claims), on the other hand, and, for the avoidance of doubt, nothing set forth herein shall in any way alter or modify the relationship of each series of such separate claims held by the Senior Secured Parties, including as set forth in the First Lien Intercreditor Agreement, or otherwise cause such different claims to be combined into one or more classes or otherwise classified in a manner that violates the First Lien Intercreditor Agreement.

SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Designated Senior Representative, any other Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Secured Party, including the seeking by any Junior Secured Party of adequate protection or the asserting by any Junior Secured Party of any of its rights and remedies under the Junior Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of

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any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Junior Representative or any Junior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees not to assert any such rights without the prior written consent of the Designated Senior Representative, provided that if requested by the Designated Senior Representative, such Junior Representative shall timely exercise such rights in the manner requested by the Designated Senior Representative, including any rights to payments in respect of such rights.

SECTION 6.09 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a Plan of Reorganization on account of both the Senior Obligations and the Junior Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 6.11 Post-Petition Interest

(a)	None of the Junior Representatives or any other Junior Secured Party shall oppose or seek to challenge any claim by any Senior Representative or any Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise (for this purpose ignoring all claims and Liens held by the Junior Secured Parties on the Shared Collateral).

(b)	None of the Senior Representatives or any Senior Secured Party shall oppose or seek to challenge any claim by any Junior Representative or any other Junior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Junior Obligations consisting of claims for post-petition interest, fees, costs, expenses, and/or other charges, under Section 506(b) of the Bankruptcy Code or otherwise, to the extent of the value of the Lien of the Junior Representatives on behalf of the Junior Secured Parties on the Shared Collateral (after taking into account the Senior Obligations and the Senior Liens).

SECTION 6.12. Voting. No Junior Representative or any other Junior Secured Party may (in its capacity as a secured or an unsecured creditor), directly or indirectly, propose, support, or vote in favor of any Plan of Reorganization (and each shall be deemed to have voted to reject any Plan of

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Reorganization) that is inconsistent with the terms of this Agreement. Without limiting the generality of the foregoing, no Junior Representative or any other Junior Secured Party may (in its capacity as a secured or an unsecured creditor), directly or indirectly, propose, support, or vote in favor of any Plan of Reorganization unless such plan (a) pays off, in cash in full, all Senior Obligations or (b) is accepted by the class of holders of Senior Obligations voting thereon in accordance with Section 1126(c) of the Bankruptcy Code.

ARTICLE VII

Reliance; etc.

SECTION 7.01. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrowers or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges that it and such Junior Secured Parties have, independently and without reliance on the Designated Senior Representative or any other Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Junior Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, acknowledges and agrees that neither the Designated Senior Representative nor any other Senior Representative or other Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Representatives and the Junior Secured Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Designated Senior Representative nor any other Senior Representative or other Senior Secured Party shall have any duty to any Junior Representative or Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrowers or any Subsidiary (including the Junior Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Designated Senior Representative, the other Senior Representatives, the Senior Secured

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Parties, the Junior Representatives and the Junior Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)       any lack of validity or enforceability of any Senior Debt Document or any Junior Debt Document;

(b)       any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Debt Document or of the terms of any Junior Debt Document;

(c)       any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)       the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrowers or any other Grantor; or

(e)       any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Borrowers or any other Grantor in respect of the Senior Obligations or (ii) any Junior Representative or Junior Secured Party in respect of this Agreement.

ARTICLE VII

Miscellaneous

SECTION 8.01. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Debt Document, the provisions of this Agreement shall govern.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Representatives or any Junior Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrowers or any other Grantor constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

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(a)       No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)       Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrowers or any other Grantor, with the consent of the Borrower).

(c)       Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

(d)       Notwithstanding the foregoing, without the consent of any other Representative or Secured Party, the Designated Senior Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Junior Debt Obligations or Additional Senior Debt Obligations in compliance with the Senior Credit Agreement, the Initial Junior Debt Documents, any Additional Senior Debt Documents and any Additional Junior Debt Documents.

SECTION 8.04. Information Concerning Financial Condition of the Borrowers and the other Grantors. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrowers and the other Grantors and all endorsers or guarantors of the Senior Obligations or the Junior Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Obligations. The Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Designated Senior Representative, any other Senior Representative, any Senior Secured Party, any Junior Representative or any Junior Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

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SECTION 8.05. Subrogation. Each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Borrowers agree that, if any Subsidiary of Holdings shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Borrowers or any Grantor to the Designated Senior Representative or the Designated Junior Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Borrowers or such Grantor, as appropriate, shall furnish to the Designated Junior Representative or the Designated Senior Representative a certificate of an appropriate officer ( an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and the Junior Debt Documents, the Borrowers may incur or issue and sell one or more series or classes of Additional Junior Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Additional Junior Debt (the “Junior Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the Junior Collateral Documents for such Junior Class Debt, if and subject to the condition that the Representative of any such Junior Class Debt (each, a “Junior Class Debt Representative”), acting on behalf of the holders of such Junior Class Debt (such Representative and holders in respect of any such Junior Class Debt being referred to as the “Junior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Additional Senior Debt (the “Senior Class Debt”; and the Senior Class Debt and Junior Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Junior Class Debt Representatives, collectively, the “Class Debt

28

Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Junior Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i)       such Class Debt Representative shall have executed and delivered a Joinder Agreement to the Designated Senior Representative and the Designated Junior Representative substantially in the form of Annex III (if such Representative is a Junior Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii)       the Borrowers shall have delivered to the Designated Senior Representative and the Designated Junior Representative true and complete copies of each of the Junior Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by a Responsible Officer of the Borrower;

(iii)       in the case of any Junior Class Debt, all filings, recordations and/or amendments or supplements to the Junior Collateral Documents necessary to confirm and perfect the junior priority Liens securing the relevant Junior Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Junior Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Designated Senior Representative);

(iv)       the Borrowers shall have delivered to the Designated Senior Representative and the Designated Junior Representative an Officer’s Certificate stating that such Additional Senior Debt Obligations or Additional Junior Debt Obligations are permitted by each applicable Senior Debt Document and Junior Debt Document to be incurred, or to the extent a consent is otherwise required to permit the incurrence of such Additional Senior Debt Obligations or Additional Junior Debt Obligations under any applicable Senior Debt Document and Junior Debt Document, each Grantor has obtained the requisite consent; and

(v)       the Junior Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide, in a manner reasonably satisfactory to the Designated Senior Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Consent to Jurisdiction; Waivers. The Designated Senior Representative and each other Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, the

29

courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)       consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d)       agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)       if to Holdings, the Parent Borrower, Co-Borrower or any Grantor, to [___________________________], Attention: [_____________], Email: [________________],

with a copy to (which will not constitute notice):

Silver Lake Partners

2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025

Attention: Lee E. Wittlinger

Tel: (650)-233-4459

Fascimile: (650)-234-2501

Email lee.wittlinger@silverlake.com

with a copy to (which will not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Ashley Gregory

Tel: (212)-446-4697

Email: Ashley.Gregory@kirkland.com;

(ii)       If to the Senior Collateral Agent, to it at Barclays Bank PLC, [______________], Attention: [_______________], Fax: [_____________];

30

(iii)       if to the Junior Collateral Agent, to it at [INSERTS NAME], [______________], Attention: [_______________], Fax: [_____________];

(iv)       if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Any party hereto may change its address, fax number or email address for notices and other communications hereunder by notice to the other parties hereto. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Designated Senior Representative and each other Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12. Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under its Senior Debt Facility, and each Junior Representative, on behalf of itself and each Junior Secured Party under its Junior Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)       THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B)       EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 8.15. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.16. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

31

SECTION 8.17. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Collateral Agent represents and warrants that this Agreement is binding upon the Senior Credit Agreement Secured Parties. The Junior Collateral Agent represents and warrants that this Agreement is binding upon the Initial Junior Debt Secured Parties.

SECTION 8.18. Provisions Solely to Define Relative Rights. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Designated Senior Representative, the other Senior Representatives, the Senior Secured Parties, the Junior Representatives and the Junior Secured Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20. Senior Collateral Agent and Junior Collateral Agent. It is understood and agreed that (a) the Senior Collateral Agent is entering into this Agreement in (i) its capacities as administrative agent and collateral agent under the Senior Credit Agreement and the provisions of Article VIII of the Senior Credit Agreement applicable to it as administrative agent or collateral agent thereunder shall also apply to it as Designated Senior Representative and Senior Collateral Agent hereunder and (ii) its capacity as Collateral Agent under the First Lien Intercreditor Agreement (if applicable), and the provisions of Article IV of the First Lien Intercreditor Agreement applicable to it as collateral agent thereunder shall also apply to it as Designated Senior Representative hereunder and (b) the Junior Collateral Agent is entering in this Agreement in its capacities as administrative agent and collateral agent under the Initial Junior Debt Documents and the provisions of [ ] of the [insert description of junior [credit agreement][indenture]] applicable to the administrative agent or collateral agent thereunder shall also apply to it as Junior Collateral Agent and Designated Junior Agent hereunder.

For the avoidance of doubt, the parties hereto acknowledge that in no event shall the Senior Collateral Agent or the Junior Collateral Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether any such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent expressly contemplated herein), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Senior Debt Documents or any Junior Debt Documents, or permit the Borrowers or any other Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, any Senior Debt Documents or any Junior Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Borrowers or any other Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, any Senior Debt Document or any Junior Debt Document.

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SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 8.23. Integration. This Agreement together with the other Senior Debt Documents and Junior Debt Documents represents the entire agreement of each of the Grantors and the Senior Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Representative or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Senior Debt Documents or Junior Debt Documents.

[signature pages follow]

33

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BARCLAYS BANK PLC,
as Senior Collateral Agent and Designated Senior Representative

By:
Name:
Title:

[INSERT NAME],
as Junior Collateral Agent

By:
Name:
Title:

SMART WORLDWIDE HOLDINGS, INC.

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

By:
Name:
Title:

2

ANNEX I

Grantors

1.      SMART Modular Technologies (DE), Inc. (“Holdings”)

2.      SMART High Reliability Solutions LLC

3.      SMART Modular Technologies, Inc. (“Borrower”)

4.      SMART Modular Technologies (CI), Inc.

5.      SMART Modular Technologies (DH), Inc.

6.      SMART Modular Technologies (Global), Inc. (“Parent Borrower”)

7.      SMART Worldwide Holdings, Inc.

8.      SMART Modular Technologies (Latin America), Inc.

9.      SMART Modular Technologies do Brasil – Indústria e Comércio de Componentes Ltda.

10.  SMART Modular Technologies Indústria de Componentes Electrônicos Ltda.

11.  SMART MODULAR TECHNOLOGIES (EUROPE) LIMITED

12.  Smart Modular Technologies (LX) S.à r.l.

ANNEX II

SUPPLEMENT NO. dated as of , to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of ________ __, 20[__] (the “Second Lien Intercreditor Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company ( “Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the other Grantors (as defined below) party hereto, Barclays Bank PLC, as collateral agent for the Senior Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Senior Collateral Agent”), [INSERT NAME], as collateral agent for the Initial Junior Debt Secured Parties (in such capacity, the “Junior Collateral Agent”), and each Additional Senior Agent and each Additional Junior Agent that from time to time becomes a party thereto.

A.       Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B.       The Grantors have entered into the Second Lien Intercreditor Agreement. Pursuant to certain Senior Debt Documents and certain Junior Debt Documents, certain newly acquired or organized Subsidiaries of Holdings are required to enter into the Second Lien Intercreditor Agreement. Section 8.07 of the Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Senior Credit Agreement, the Junior Debt Documents, the Additional Junior Debt Documents and the Additional Senior Debt Documents.

Accordingly, the Designated Senior Representative and the New Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrowers as specified in the Second Lien Intercreditor Agreement.

SECTION 8. The Borrowers agree to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],
By:
Name:
Title:

Acknowledged by:

[_________________], as Designated Senior Representative,

By:
Name:
Title:

ANNEX III

[FORM OF] JOINDER NO. [ ] dated as of [     ], 20[ ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of _______ __, 20[__] (the “Second Lien Intercreditor Agreement) among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company ( “Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the other Grantors (as defined below) party hereto, Barclays Bank PLC, as collateral agent for the Senior Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Senior Collateral Agent”), [INSERT NAME], as collateral agent for the Initial Junior Debt Secured Parties (in such capacity, the “Junior Collateral Agent”), and each Additional Senior Agent and each Additional Junior Agent that from time to time becomes a party that from time to time becomes a party thereto.

A.       Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B.        As a condition to the ability of the Borrowers to incur Junior Class Debt and to secure such Junior Class Debt with a Lien pari passu with the Lien securing the existing Junior Obligations and to have such Junior Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Collateral Documents, the Junior Class Representative in respect of such Junior Class Debt is required to become a Representative under, and such Junior Class Debt and the Junior Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Junior Class Debt Representative may become a Representative under, and such Junior Class Debt and such Junior Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Junior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Junior Class Debt Representative (the “New Representative”) is executing this Joinder in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Class Debt and Junior Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Junior Representative and to the Junior Class Debt Parties that it represents as Junior Secured Parties. Each reference to a “Representative,” “Junior Representative” or “Additional Junior Agent” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] under [describe new Junior Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior

Debt Documents relating to such Junior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Class Debt Parties in respect of such Junior Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Junior Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Designated Senior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrowers agree to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Joinder to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of
[ ],

By:
Name:
Title:
Address for notices:

attention of:

Telecopy:

[ ],
as Designated Senior Representative,
[ ],

By:
Name:
Title:

Acknowledged by:

SMART WORLDWIDE HOLDINGS, INC.

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

By:
Name:
Title:

Schedule I to the

Joinder to the

 Second Lien Intercreditor Agreement

Grantors

[             ]

ANNEX IV

[FORM OF] JOINDER NO. [ ] dated as of [     ], 20[ ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of ________ __, 20[__] (the “Second Lien Intercreditor Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company ( “Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the other Grantors (as defined below) party hereto, Barclays Bank PLC, as collateral agent for the Senior Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Senior Collateral Agent”), [INSERT NAME], as collateral agent for the Initial Junior Debt Secured Parties (in such capacity, the “Junior Collateral Agent”), and each Additional Senior Agent and each Additional Junior Agent that from time to time becomes a party that from time to time becomes a party thereto.

A.       Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B.       As a condition to the ability of the Borrowers to incur Senior Class Debt after the date of the Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative,” “Senior Representative” or “Additional Senior Agent” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee] under [describe new Senior Debt Facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior

Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when the Designated Senior Representative shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrowers agree to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Joinder to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of
[ ],

By:
Name:
Title:
Address for notices:

attention of:

Telecopy:

[ ],
as Designated Senior Representative,
[ ],

By:
Name:
Title:

Acknowledged by:

SMART WORLDWIDE HOLDINGS, INC.

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES, INC.

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

By:
Name:
Title:

Schedule I to the

Joinder to the

Second Lien Intercreditor Agreement

Grantors

[              ]

EXHIBIT I

[Reserved]

EXHIBIT J

Form of Intercompany Note

New York, New York

Date: _______, 20[   ]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other entity listed below or its registered assigns (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is an intercompany note referred to in that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent, and is subject to the terms thereof, and shall be pledged by each Payee that is a Loan Party pursuant to the Collateral Agreement, to the extent required pursuant to the terms thereof. Each Payee hereby acknowledges and agrees that after the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent to such Payee (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), the Administrative Agent may exercise any and all rights of any Loan Party with respect to this Note. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee that is not a Loan Party shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Secured Obligations of such Payor until the payment in full in cash of all Secured Obligations of such Payor; provided, that each Payor may make payments to the applicable Payee unless an Event of Default shall have occurred and be continuing and such Payor shall have received notice from the Administrative Agent (provided, that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement) (such Secured Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) if an Event of Default pursuant to Section 7.01(h) or (i) of the Credit Agreement relating to any Payor or to its property (except as expressly permitted by the Credit Agreements) has occurred and is continuing, (x) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash in respect of all amounts constituting Senior Indebtedness in accordance with the terms of the Loan Documents (excluding (a) contingent obligations as to which no claim has been made, (b) Secured Cash Management Obligations, (c) Secured Swap Obligations and (d) Letters of Credit that have been cash collateralized, or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank have been made (collectively, the “Excluded Amounts”)) before any Payee that is not a Loan Party is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (excluding the Excluded Amounts), any payment or distribution to which such Payee would otherwise be entitled (other than (A) equity securities or (B) debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) in respect of this Note shall be made to the holders of Senior Indebtedness;

(ii) if any Event of Default has occurred and is continuing and after prior written notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of any Payor that is a Loan Party or any other Person on its behalf with respect to this Note owed to any Payee that is not a Loan Party unless and until (x) the Senior Indebtedness (other than the Excluded Amounts) shall have been paid in full or (y) such Event of Default shall have been cured or waived and no other Event of Default is then continuing; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness (excluding the Excluded Amounts) shall have been paid in full in cash, such payment or distribution shall be held for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

Upon the cure of items (i), (ii) and (iii) above and no other Event of Default has occurred, all such payments or distributions that are prohibited or modified by such items shall be automatically permitted to be made as if such items had no effect.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination provisions set forth in this Note are for the benefit of the Administrative Agents, the Swingline Lender, the Issuing Bank and the Lenders and the Administrative Agents, the Swingline Lender, the Issuing Bank and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and each Administrative Agent may, on behalf of itself, the Swingline Lender, the Issuing Bank and the Lenders, proceed to enforce the subordination provisions herein to the extent applicable. Notwithstanding anything to the contrary contained herein, the right to enforce the subordination of this Note may only be enforced by the Administrative Agent, as applicable, on behalf of the holder of any Senior Indebtedness.

The indebtedness evidenced by this Note owed by any Payor that is not a Loan Party or any Payor that is a Loan Party, in each case, to any Payee that is a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness. For the avoidance of doubt, this Note as between each Payor and each Payee contains additional terms to any intercompany loan agreement between them and this Note does not in any way replace such intercompany loans between them nor does this Note in any way change the principal amount of any intercompany loans between them.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives (to the extent permitted by applicable law) presentment, demand, protest or notice of any kind in connection with this Note. Except to the extent of any taxes required by law to be withheld, all payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof.

From time to time after the date hereof, additional Subsidiaries of Holdings may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.

Indebtedness governed by this Note shall be maintained in “registered form” within the meaning of Section 163(f) of the Internal Revenue Code of 1986, as amended. The Payor or its designee (which shall, at the Administrative Agent’s request be the Administrative Agent, acting solely for these purposes as agent of the Payor) shall record the transfer of the right to payments of principal and interest on the indebtedness governed by this Note to holders of the Senior Indebtedness in a register (the “Register”), and no such transfer shall be effective until entered in the Register.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

SMART WORLDWIDE HOLDINGS, INC.
as Payee and Payor

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.
as Payee and Payor

By:
Name:
Title:

SMART MODULAR TECHNOLOGIES, INC.
as Payee and Payor

By:
Name:
Title:

[SUBSIDIARIES OF THE PARENT BORROWER],
as Payee and Payor

By:
Name:
Title:

EXHIBIT K

[Reserved]

EXHIBIT L

Form of Specified Discount Prepayment Notice

Date: ______, 20__

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

This Specified Discount Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(B) of that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(B) of the Agreement, the Parent Borrower hereby offers to make a Discounted Term Loan Prepayment to each Term Lender [and to each Additional Term Lender of the [●, 20●]6 tranche[s] of Term Loans] on the following terms:

1.       This Borrower Offer of Specified Discount Prepayment is available only to each Term Lender [and to each Additional Term Lender of the [●, 20●]7 tranche[s] of Term Loans].

2.       The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this offer shall not exceed $[●] of Term Loans [and $[●] of the [●, 20●]8 tranche[(s)] of Term Loans] (the “Specified Discount Prepayment Amount”).9

3.       The percentage discount to par value at which such Discounted Term Loan Prepayment will be made is [●]% in respect of the Term Loans [and [●]% in respect of the [●, 20●]10 tranche[(s)] of Term Loans] (the “Specified Discount”).

To accept this offer, you are required to submit to the Administrative Agent a Specified Discount Prepayment Response on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the date of delivery of this notice pursuant to Section 2.11(a)(ii)(B) of the Agreement.

The Parent Borrower hereby represents and warrants to the Administrative Agent [and the Term Lenders][, the Term Lenders and each Additional Term Lender of the [●, 20●]11 tranche[s] of Term Loans] as follows:

[6]	List multiple tranches if applicable.
[7]	List multiple tranches if applicable.
[8]	List multiple tranches if applicable.
[9]	Minimum of $1.0 million and whole increments of $500,000.
[10]	List multiple tranches if applicable.

1.       The Parent Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment.

2.       [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Parent Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Parent Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Parent Borrower Solicitation of Discounted Prepayment Offers, the date of the Parent Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]12

The Parent Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with their decision whether or not to accept the offer set forth in this Specified Discount Prepayment Notice and the acceptance of any prepayment made in connection with this Specified Discount Prepayment Notice.

The Parent Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Specified Discount Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[11]	List multiple tranches if applicable.
[12]	Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Notice as of the date first above written.

[SMART Modular Technologies (Global), Inc.] [SMART Modular Technologies, Inc.]

By:
Name:
Title:

Enclosure: Form of Specified Discount Prepayment Response

EXHIBIT M

Form of Specified Discount Prepayment Response

Date: ______, 20__

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent and as Collateral Agent, and (b) that certain Specified Discount Prepayment Notice, dated ______, 20__, from the Parent Borrower (the “Specified Discount Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Specified Discount Prepayment Notice or, to the extent not defined therein, in the Agreement.

The undersigned [Term Lender] [Additional Term Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(B) of the Agreement, that it is willing to accept a prepayment of the following [tranches of] Term Loans held by such [Term Lender] [Additional Term Lender] at the Specified Discount in an aggregate outstanding amount as follows:

[Term Loans - $[●]]

[[●, 20●]13 tranche[s] of Term Loans - $[●]]

The undersigned [Term Lender] [Additional Term Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans][[●, 20●]14 tranche[s]] pursuant to Section 2.11(a)(ii)(B) of the Agreement at a price equal to the [applicable] Specified Discount in the aggregate outstanding amount not to exceed the amount set forth above, as such amount may be reduced in accordance with the Specified Discount Proration, and as otherwise determined in accordance with and subject to the requirements of the Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[13]	List multiple tranches if applicable.
[14]	List multiple tranches if applicable.

IN WITNESS WHEREOF, the undersigned has executed this Specified Discount Prepayment Response as of the date first above written.

[                               ]

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT N

Form of Discount Range Prepayment Notice

Date: ______, 20__

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

This Discount Range Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(C) of that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(C) of the Agreement, the Borrower hereby requests that each Term Lender [and each Additional Term Lender of the [●, 20●]15 tranche[s] of Term Loans] submit a Discount Range Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.       This Borrower Solicitation of Discount Range Prepayment Offers is extended at the sole discretion of the Parent Borrower to each Term Lender [and to each Additional Term Lender of the [●, 20●]16 tranche[s] of Term Loans].

2.       The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is $[●] of Term Loans [and $[●] of the [●, 20●]17 tranche[(s)] of Term Loans] (the “Discount Range Prepayment Amount”).18

3.       The Parent Borrower is willing to make Discount Term Loan Prepayments at a percentage discount to par value greater than or equal to [●]% but less than or equal to [●]% in respect of the Term Loans [and greater than or equal to [●]% but less than or equal to [●]% in respect of the [●, 20●]19 tranche[(s)] of Term Loans] (the “Discount Range”).

To make an offer in connection with this solicitation, you are required to deliver to the Administrative Agent a Discount Range Prepayment Offer on or before 5:00 p.m. New York time on the date that is three (3) Business Days following the dated delivery of the notice pursuant to Section 2.11(a)(ii)(C) of the Agreement.

[15]	List multiple tranches if applicable.
[16]	List multiple tranches if applicable.
[17]	List multiple tranches if applicable.
[18]	Minimum of $1.0 million and whole increments of $500,000.
[19]	List multiple tranches if applicable.

The Parent Borrower hereby represents and warrants to the Auction Agent [and the Term Lenders][, the Term Lenders and each Additional Term Lender of the [●, 20●]20 tranche[s] of Term Loans] as follows:

1.       The Parent Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment.

2.       [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Parent Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Parent Borrower Solicitation of Discounted Prepayment Offers, the date of the Parent Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]21

The Parent Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with any Discount Range Prepayment Offer made in response to this Discount Range Prepayment Notice and the acceptance of any prepayment made in connection with this Discount Range Prepayment Notice.

The Parent Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Discount Range Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[20]	List multiple tranches if applicable.
[21]	Insert applicable representation.

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Notice as of the date first above written.

[SMART Modular Technologies (Global), Inc.] [SMART Modular Technologies, Inc.]

By:
Name:
Title:

Enclosure: Form of Discount Range Prepayment Offer

EXHIBIT O

Form of Discount Range Prepayment Offer

Date: ______, 20__

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent and as Collateral Agent, and (b) that certain Discount Range Prepayment Notice, dated ______, 20__, from the Parent Borrower (the “Discount Range Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Discount Range Prepayment Notice or, to the extent not defined therein, in the Agreement.

The undersigned [Term Lender] [Additional Term Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(C) of the Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1.       This Discount Range Prepayment Offer is available only for prepayment on the [Term Loans][and the [●, 20●]22 tranche[s] of Term Loans] held by the undersigned.

2.       The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Submitted Amount”):

[Term Loans - $[●]]

[[●, 20●]23 tranche[s] of Term Loans - $[●]]

3.       The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [●]% in respect of the Term Loans [and [●]% in respect of the [●, 20●]24 tranche[(s)] of Term Loans] (the “Submitted Discount”).

The undersigned [Term Lender] [Additional Term Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans] [[●, 20●]25 tranche[s] of Term Loans] indicated above pursuant to Section 2.11(a)(ii)(C) of the Agreement at a price equal to the Applicable Discount and in an aggregate outstanding amount not to exceed the Submitted Amount, as such amount may be reduced in

[22]	List multiple tranches if applicable.
[23]	List multiple tranches if applicable.
[24]	List multiple tranches if applicable.
[25]	List multiple tranches if applicable.

accordance with the Discount Range Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Agreement.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Discount Range Prepayment Offer as of the date first above written.

[                                ]

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT P

Form of Solicited Discounted Prepayment Notice

Date: ______, 20__

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

This Solicited Discounted Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(D) of that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(D) of the Agreement, the Parent Borrower hereby requests that each Term Lender [and each Additional Term Lender of the [●, 20●]26 tranche[s] of Term Loans] submit a Solicited Discounted Prepayment Offer. Any Discounted Term Loan Prepayment made in connection with this solicitation shall be subject to the following terms:

1.       This Parent Borrower Solicitation of Discounted Prepayment Offers is extended at the sole discretion of the Parent Borrower to each Term Lender [and to each Additional Term Lender of the [●, 20●]27 tranche[s] of Term Loans].

2.       The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that will be made in connection with this solicitation is (the “Solicited Discounted Prepayment Amount”):28

[Term Loans - $[●]]

[[●, 20●]29 tranche[s] of Term Loans - $[●]]

To make an offer in connection with this solicitation, you are required to deliver to the Administrative Agent a Solicited Discounted Prepayment Offer on or before 5:00 p.m. New York time on the date that is three (3) Business Days following delivery of this notice pursuant to Section 2.11(a)(ii)(D) of the Agreement.

The Parent Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Solicited Discounted Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

[26]	List multiple tranches if applicable.
[27]	List multiple tranches if applicable.
[28]	Minimum of $1.0 million and whole increments of $500,000.
[29]	List multiple tranches if applicable.

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Notice as of the date first above written.

[SMART Modular Technologies (Global), Inc.] [SMART Modular Technologies, Inc.]

By:
Name:
Title:

Enclosure: Form of Solicited Discounted Prepayment Offer

EXHIBIT Q

Form of Solicited Discounted Prepayment Offer

Date: ______, 20__

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent and as Collateral Agent, and (b) that certain Solicited Discounted Prepayment Notice, dated ______, 20__, from the Parent Borrower (the “Solicited Discounted Prepayment Notice”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Solicited Discounted Prepayment Notice or, to the extent not defined therein, in the Agreement.

To accept the offer set forth herein, you must submit an Acceptance and Prepayment Notice on or before the third Business Day following your receipt of this notice.

The undersigned [Term Lender] [Additional Term Lender] hereby gives you irrevocable notice, pursuant to Section 2.11(a)(ii)(D) of the Agreement, that it is hereby offering to accept a Discounted Term Loan Prepayment on the following terms:

1.       This Solicited Discounted Prepayment Offer is available only for prepayment on the [Term Loans][[●, 20●]30 tranche[s] of Term Loans] held by the undersigned.

2.       The maximum aggregate outstanding amount of the Discounted Term Loan Prepayment that may be made in connection with this offer shall not exceed (the “Offered Amount”):

[Term Loans - $[●]]

[[●, 20●]31 tranche[s] of Term Loans - $[●]]

3.       The percentage discount to par value at which such Discounted Term Loan Prepayment may be made is [●]% in respect of the Term Loans [and [●]% in respect of the [●, 20●]32 tranche[(s)] of Term Loans] (the “Offered Discount”).

The undersigned [Term Lender] [Additional Term Lender] hereby expressly consents and agrees to a prepayment of its [Term Loans] [[●, 20●]33 tranche[s] of Term Loans] pursuant to Section

[30]	List multiple tranches if applicable.
[31]	List multiple tranches if applicable.
[32]	List multiple tranches if applicable.
[33]	List multiple tranches if applicable.

2.11(a)(ii)(D) of the Agreement at a price equal to the Acceptable Discount and in an aggregate outstanding amount not to exceed such Lender’s Offered Amount as such amount may be reduced in accordance with the Solicited Discount Proration, if any, and as otherwise determined in accordance with and subject to the requirements of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Solicited Discounted Prepayment Offer as of the date first above written.

[                            ]

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT R

Form of Acceptance and Prepayment Notice

Date: ______, 20__

To: [Barclays Bank PLC], as Auction Agent

Ladies and Gentlemen:

This Acceptance and Prepayment Notice is delivered to you pursuant to Section 2.11(a)(ii)(D) of that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent and as Collateral Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Pursuant to Section 2.11(a)(ii)(D) of the Agreement, the Parent Borrower hereby irrevocably notifies you that it accepts offers delivered in response to the Solicited Discounted Prepayment Notice having an Offered Discount equal to or greater than [●]% in respect of the Term Loans [and [●]% in respect of the [●, 20●]34 tranche[(s)] of Term Loans] (the “Acceptable Discount”) in an aggregate amount not to exceed the Solicited Discounted Prepayment Amount.

The Parent Borrower expressly agrees that this Acceptance and Prepayment Notice shall be irrevocable and is subject to the provisions of Section 2.11(a)(ii)(D) of the Agreement.

The Parent Borrower hereby represents and warrants to the Auction Agent [and the Term Lenders][and the Term Lenders and each Additional Term Lender of the [●, 20●]35 tranche[s] of Term Loans] as follows:

1.       The Parent Borrower will not make a Borrowing of Revolving Loans to fund this Discounted Term Loan Prepayment.

2.       [At least ten (10) Business Days have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Parent Borrower on the applicable Discounted Prepayment Effective Date.][At least three (3) Business Days have passed since the date the Parent Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Parent Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Term Lender.]36

[34]	List multiple tranches if applicable.
[35]	List multiple tranches if applicable.
[36]	Insert applicable representation.

The Parent Borrower acknowledges that the Auction Agent and the relevant Term Lenders are relying on the truth and accuracy of the foregoing representations and warranties in connection with the acceptance of any prepayment made in connection with a Solicited Discounted Prepayment Offer.

The Parent Borrower requests that Auction Agent promptly notify each of the relevant Term Lenders party to the Agreement of this Acceptance and Prepayment Notice.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Acceptance and Prepayment Notice as of the date first above written.

[SMART Modular Technologies (Global), Inc.] [SMART Modular Technologies, Inc.]

By:
Name:
Title:

EXHIBIT S-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent and as Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a “10 percent shareholder” of the Parent Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a United States trade or business.

The undersigned has furnished the Administrative Agent and the Parent Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Parent Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

[Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

EXHIBIT S-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent and as Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its applicable direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its applicable direct or indirect partners/members is a “10 percent shareholder” of the Parent Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its applicable direct or indirect partners/members is a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its applicable direct or indirect partners/members’ conduct of a United States trade or business.

The undersigned has furnished the Administrative Agent and the Parent Borrower with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or Form W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Parent Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Parent Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Lender]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

EXHIBIT S-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent and as Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 9.04(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a “10 percent shareholder” of the Parent Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a United States trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

EXHIBIT S-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August [__], 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among SMART Worldwide Holdings, Inc., a Cayman Islands exempted company (“Holdings”), SMART Modular Technologies (Global), Inc., a Cayman Islands exempted company (the “Parent Borrower”), SMART Modular Technologies, Inc., a California corporation (the “Co-Borrower” and together with the Parent Borrower, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto and Barclays Bank PLC, as Administrative Agent and as Collateral Agent. Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 2.17(e) and Section 9.04(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its applicable direct or indirect partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its applicable direct or indirect partners/members is a “10 percent shareholder” of the Parent Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its applicable direct or indirect partners/members is a “controlled foreign corporation” related to the Parent Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its applicable direct or indirect partners/members conduct of a United States trade or business.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or Form W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[Participant]

By:
Name:
Title:

[Address]

Dated: ______________________, 20[ ]

4